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Filed pursuant to Rule 424(b)(3)
Registration No.: 333-204634

          Prospectus

Dynegy Inc.

Offer to Exchange
Up to $2,100,000,000 6.75% Senior Notes due 2019 and the related subsidiary guarantees, which have been registered under the Securities Act of 1933, as amended, for
any and all of its outstanding unregistered
6.75% Senior Notes due 2019 and the related subsidiary guarantees

and

Offer to Exchange
Up to $1,750,000,000 7.375% Senior Notes due 2022 and the related subsidiary guarantees, which have been registered under the Securities Act of 1933, as amended, for
any and all of its outstanding unregistered
7.375% Senior Notes due 2022 and the related subsidiary guarantees

and

Offer to Exchange
Up to $1,250,000,000 7.625% Senior Notes due 2024 and the related subsidiary guarantees, which have been registered under the Securities Act of 1933, as amended, for
any and all of its outstanding unregistered
7.625% Senior Notes due 2024 and the related subsidiary guarantees

          We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal: (i) up to $2,100,000,000 in aggregate principal amount of our new 6.75% Senior Notes due 2019 (the "2019 Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of our outstanding unregistered 6.75% Senior Notes due 2019 (the "2019 Old Notes"), (ii) up to $1,750,000,000 in aggregate principal amount of our new 7.375% Senior Notes due 2022 (the "2022 Exchange Notes"), which have been registered under the Securities Act, for any and all of our outstanding unregistered 7.375% Senior Notes due 2022 (the "2022 Old Notes") and (iii) up to $1,250,000,000 in aggregate principal amount of our new 7.625% Senior Notes due 2024 (the "2024 Exchange Notes" and, together with the 2019 Exchange Notes and the 2022 Exchange Notes, the "Exchange Notes"), which have been registered under the Securities Act, for any and all of our outstanding unregistered 7.625% Senior Notes due 2024 (the "2024 Old Notes" and, together with the 2019 Old Notes and the 2022 Old Notes, the "Old Notes"). The 2019 Old Notes and the 2019 Exchange Notes are collectively referred to herein as the "2019 Notes." The 2022 Old Notes and the 2022 Exchange Notes are collectively referred to herein as the "2022 Notes." The 2024 Old Notes and the 2024 Exchange Notes are collectively referred to herein as the "2024 Notes." The Old Notes and the Exchange Notes are collectively referred to herein as the "Notes").

The Exchange Offers

  •
  We hereby offer to exchange all Old Notes that are validly tendered and not validly withdrawn for an equal principal amount of applicable Exchange Notes which we have registered under the Securities Act.

  •
  The Exchange Offers will expire at 5:00 p.m., New York City time, on August 17, 2015 (the "Expiration Date"), unless extended by us.

  •
  You may withdraw tenders of Old Notes at any time prior to the Expiration Date or the termination of the applicable Exchange Offer.

  •
  The terms of each series of Exchange Notes are identical in all material respects to the terms of the applicable series of Old Notes, except that the Exchange Notes have been registered under the Securities Act and the transfer restrictions and registration rights relating to each series of the Old Notes do not apply to the applicable Exchange Notes.

  •
  The exchange of Old Notes for Exchange Notes will not be a taxable transaction for U.S. federal income tax purposes. You should see the discussion in the section entitled "Material Federal Income Tax Considerations" for more information.

  •
  Old Notes that are not exchanged will remain outstanding, but will not have further registration rights.

  •
  We will not receive any proceeds from the Exchange Offers.

          Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

          See "Risk Factors" beginning on page 15 of this prospectus for a discussion of risks you should consider before participating in the Exchange Offers.

          Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 17, 2015.

i

ABOUT THIS PROSPECTUS

        In this prospectus, unless the context requires otherwise, references to "Dynegy," the "Company," the "Issuer," "we," "our" and "us" and similar terms refer to Dynegy Inc. and its consolidated subsidiaries, and references to the "Subsidiary Guarantors" refer to each of our current and future wholly-owned domestic subsidiaries that from time to time is a borrower or guarantor under the Credit Agreement (as defined herein).

        We have not authorized anyone to provide you with information other than that contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are making the Exchange Offers only in jurisdictions where such offers are permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of such information as specified in this prospectus, if different.

        This prospectus incorporates by reference important business and financial information about us from documents filed with the SEC that have not been included herein or delivered herewith. This information is available without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, D.C. 20549, and copies of all or any part of the registration statement, of which this prospectus forms a part, may be obtained from the SEC on the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. This information is also available without charge at the website that the SEC maintains at www.sec.gov. In addition, you may request copies of the documents incorporated by reference in this prospectus from us, without charge, by written or oral request directed to Dynegy Inc., Attention: Investor Relations Department, 601 Travis, Suite 1400, Houston, Texas 77002, telephone (713) 507-6400, or on the "Investor Relations" section of our website at www.dynegy.com. The information contained on or that can be accessed through our website (other than the specified SEC filings incorporated by reference in this prospectus) is not incorporated in, and is not a part of, this prospectus, and you should not rely on any such information in connection with your decision to exchange your Old Notes for the applicable Exchange Notes. To obtain timely delivery of documents or information, we must receive your request no later than five business days before the Expiration Date of the applicable Exchange Offer.

        Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement (as defined herein)) is declared effective and (ii) the date on which broker-dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        We have not provided guaranteed delivery provisions in connection with the Exchange Offers. You must tender your Old Notes in accordance with the procedures set forth herein.

 CERTAIN DEFINED TERMS

        Unless otherwise specified or the context requires otherwise, in this prospectus:

  •
  "Brayton" refers to Brayton Point Holdings, LLC.

  •
  "Acquired Entities" refers to the Duke Midwest Assets and the EquiPower Assets.

  •
  "Acquisitions" refers to the EquiPower Acquisition and the Duke Midwest Acquisition, as each such term is defined herein.

  •
  "Credit Agreement" refers to the Credit Agreement, dated as of April 23, 2013, among Dynegy, various lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

  •
  "Duke" refers to Duke Energy Corporation.

  •
  "Duke Midwest Assets" refers to Dynegy Commercial's interests in 11 generation facilities and Duke Energy Retail Sales, LLC, which we acquired in the Duke Midwest Acquisition.

  •
  "Dynegy Commercial" refers to Dynegy Commercial Asset Management, LLC, formerly known as Duke Energy Commercial Asset Management, LLC prior to the closing of the Duke Midwest Acquisition.

  •
  "Dynegy Energy Services (East)" refers to Dynegy Energy Services (East), LLC, formerly known as Duke Energy Retail Sales, LLC, which consisted of Duke's retail energy business, prior to the closing of the Duke Midwest Acquisition.

  •
  "EquiPower Assets" refers to 10 generation facilities which we acquired in the EquiPower Acquisition.

  •
  "ERC" refers to EquiPower Resources Corp.

  •
  "Indentures" refers, collectively, to (i) the Indenture, dated as of October 27, 2014, among Dynegy, as successor in interest to Dynegy Finance II, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee (the "Trustee"), related to the 2019 Notes (as amended, supplemented or modified from time to time, the "2019 Notes Indenture"), (ii) the Indenture, dated as of October 27, 2014, among Dynegy, as successor in interest to Dynegy Finance II, Inc., the guarantors party thereto and the Trustee, related to the 2022 Notes (as amended, supplemented or modified from time to time, the "2022 Notes Indenture") and (iii) the Indenture, dated as of October 27, 2014, among Dynegy, as successor in interest to Dynegy Finance II, Inc., the guarantors party thereto and the Trustee, related to the 2024 Notes (as amended, supplemented or modified from time to time, the "2024 Notes Indenture").

  •
  "Legacy Dynegy" refers to Dynegy (as defined herein) for the periods prior to the Merger (as defined herein).

  •
  "Trust Indenture Act" refers to the Trust Indenture Act of 1939, as amended.

  •
  Further, as used in this prospectus, the abbreviations contained herein have the meanings set forth below.

AER	New Ameren Energy Resources, LLC
CAISO	The California Independent System Operator
IPH	IPH, LLC
ISO	Independent System Operator
ISO-NE	Independent System Operator New England
MISO	Midcontinent Independent System Operator, Inc.
MW	Megawatts
NYISO	New York Independent System Operator
PJM	PJM Interconnection, LLC
PRIDE	Producing Results through Innovation by Dynegy Employees
RMR	Reliability Must Run
RTO	Regional Transmission Organization
SEC	U.S. Securities and Exchange Commission
TWh	Terawatt Hour

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements contained or incorporated by reference in this prospectus which are not statements of historical fact constitute "forward looking statements," which involve risks and uncertainties. All statements included or incorporated by reference in this prospectus, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment of the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "project," "forecast," "plan," "may," "will," "should," "expect" and other words of similar meaning. In particular, these include, but are not limited to, statements relating to the following:

  •
  beliefs and assumptions about weather and general economic conditions;

  •
  beliefs, assumptions and projections regarding the demand for power, generation volumes and commodity pricing, including natural gas prices and the timing of a recovery in natural gas prices, if any;

  •
  beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale and retail power markets, including the anticipation of plant retirements and higher market pricing over the longer term;

  •
  sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof;

  •
  the effects of, or changes to, MISO, PJM, CAISO, NYISO or ISO-NE power and capacity procurement processes;

  •
  expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts and other laws and regulations to which we are, or could become, subject;

  •
  beliefs about the outcome of legal, administrative, legislative and regulatory matters;

  •
  projected operating or financial results, including anticipated cash flows from operations, revenues and profitability;

  •
  our focus on safety and our ability to efficiently operate our assets so as to capture revenue generating opportunities and operating margins;

  •
  our ability to mitigate forced outage risk as we become subject to proposed capacity performance in PJM and new performance incentives in ISO-NE;

  •
  our ability to optimize our assets through targeted investment in cost effective technology enhancements;

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  the effectiveness of our strategies to capture opportunities presented by changes in commodity prices and to manage our exposure to energy price volatility;

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  efforts to secure retail sales and the ability to grow the retail business;

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  efforts to identify opportunities to reduce congestion and improve busbar power prices;

  •
  ability to mitigate impacts associated with expiring RMR and/or capacity contracts;

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  expectations regarding our compliance with the Credit Agreement, including collateral demands, interest expense, any applicable financial ratios and other payments;

  •
  expectations regarding performance standards and capital and maintenance expenditures;

  •
  the timing and anticipated benefits to be achieved through our company-wide improvement programs, including our PRIDE initiative;

  •
  expectations regarding the synergies and anticipated benefits of the Acquisitions;

  •
  beliefs about the costs and scope of the ongoing demolition and site remediation efforts at the South Bay and Vermilion facilities; and

  •
  beliefs regarding redevelopment efforts for the Morro Bay facility.

        Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. Many of these factors are beyond our ability to control or predict. Other than as required by law, we undertake no obligation to update any forward-looking statements included or incorporated by reference in this prospectus in order to reflect any event or circumstance occurring after the date of this prospectus, currently unknown facts or conditions or the occurrence of unanticipated events. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Certain factors that could cause or contribute to such differences are discussed in the section entitled "Risk Factors" in this prospectus.

 INCORPORATION BY REFERENCE

        We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the Expiration Date,

v

other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

  •
  the information responsive to Part III of Form 10-K for the year ended December 31, 2014 provided in our Definitive Proxy Statement on Schedule 14A;

  •
  "Annex A: Financial Statements Relating to AER" included in our registration statement on Form S-3ASR, dated October 2, 2013;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015; and

  •
  our Current Reports on Form 8-K and Form 8-K/A filed on April 1, 2015, April 7, 2015, April 8, 2015, April 9, 2015, May 6, 2015, May 18, 2015, June 3, 2015, June 15, 2015, and June 15, 2015, (to the extent such reports are filed).

        Furthermore, all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K) shall be deemed to be incorporated by reference into this prospectus.

        Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference in this prospectus, without charge, by written or oral request directed to Dynegy Inc., Attention: Investor Relations Department, 601 Travis, Suite 1400, Houston, Texas 77002, telephone (713) 507-6400, on the "Investor Relations" section of our website at www.dynegy.com or from the SEC through the SEC's website at the web address provided in the section entitled "Where You Can Find More Information." Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

 SUMMARY

        The following summary highlights information about Dynegy and the Exchange Offers. Because it is a summary, it does not contain all the information that you should consider before tendering Old Notes for exchange. You should read this entire prospectus carefully, including the documents incorporated by reference herein, which are described in the section entitled "Incorporation by Reference." You should also carefully consider, among other things, the matters discussed in the section entitled "Risk Factors."

Our Business

        Our primary business is the production and sale of electric energy, capacity and ancillary services from our fleet of 35 power plants in eight states totaling approximately 26,000 MW of generating capacity.

        We operate a portfolio of generation assets that is diversified in terms of dispatch profile, fuel type and geography. Our Coal and IPH segments are fleets of baseload coal facilities in Illinois, which dispatch around the clock throughout the year. Our Gas segment operates both intermediate and peaking natural gas plants, located in the Midwest, Northeast and California. The inherent cycling and dispatch characteristics of our intermediate combined cycle units allow us to take advantage of the volatility in market pricing in the day-ahead and hourly markets. This flexibility allows us to optimize our assets and provide incremental value. Peaking facilities are generally dispatched to serve load only during the highest periods of power demand, such as hot summer and cold winter days, or for local reliability needs. Currently our peaking facilities are contracted through either tolling or reliability must run agreements. In addition to generating power, our generating facilities also receive capacity revenues through structured markets or bilateral tolling agreements, as local utilities and ISOs seek to ensure sufficient generation capacity is available to meet future market demands.

        We sell electric energy, capacity and ancillary services primarily on a wholesale basis from our power generation facilities. We also serve residential, municipal, commercial and industrial customers primarily in Illinois, Ohio and Pennsylvania through our Homefield Energy and Dynegy Energy Services retail businesses. Wholesale electricity customers will, for reliability reasons and to meet regulatory requirements, contract for rights to capacity from generating units. Ancillary services are the products of a power generation facility that support the transmission grid operation, follow real-time changes in load and provide emergency reserves for major changes to the balance of generation and load. Retail electricity customers purchase energy and these related services in the deregulated retail energy market. We sell these products individually or in combination to our customers for various lengths of time from hourly to multi-year transactions.

        We do business with a wide range of customers, including RTOs and ISOs, integrated utilities, municipalities, electric cooperatives, transmission and distribution utilities, power marketers, financial participants such as banks and hedge funds and residential, commercial and industrial end-users. Some of our customers, such as municipalities or integrated utilities, purchase our products for resale in order to serve their retail, commercial and industrial customers. Other customers, such as some power marketers, may buy from us to serve their own wholesale or retail customers or as a hedge against power sales they have made.

Recent Developments

EquiPower Acquisition

        On April 1, 2015, we completed the acquisition of the EquiPower Assets, thereby acquiring (i) five combined cycle natural gas-fired facilities in Connecticut, Massachusetts and Pennsylvania, (ii) a partial interest in one natural gas-fired peaking facility in Illinois, (iii) two gas and oil-fired peaking facilities in Ohio, (iv) one coal-fired facility in Illinois and (v) the Brayton Point coal facility in Somerset, MA, which is scheduled to be retired in June 2017, for a base purchase price of $3.35 billion in cash plus $100 million in our common stock, subject to certain adjustments (collectively, the "EquiPower Acquisition"). The acquired assets consist primarily of highly efficient and clean-burning natural gas-fired facilities, and the EquiPower Acquisition added approximately 6,300 MW of net generating capacity in Connecticut, Illinois, Massachusetts, Ohio and Pennsylvania.

Duke Midwest Acquisition

        On April 2, 2015, we completed the acquisition of the Duke Midwest Assets, thereby acquiring approximately 6,200 MW in (i) five natural gas-fired power facilities located in Ohio, Pennsylvania and Illinois, (ii) one oil-fired power facility located in Ohio, (iii) partial interests in five coal-fired power facilities located in Ohio and (iv) a retail energy business for a base purchase price of $2.8 billion in cash, subject to certain adjustments (collectively, the "Duke Midwest Acquisition"). The facilities operate in the PJM wholesale market, have a diversified fuel mix with baseload coal-fired units, as well as combined cycle and peaking natural gas-fired units, and have an aggregate net generating capacity of approximately 6,200 MW. We operate two of the five coal-fired facilities, the Miami Fort and Zimmer facilities, and other owners will operate the three remaining facilities.

        Dynegy Energy Services (East) serves retail electric and gas customers in Ohio with energy and energy services at competitive rates. Dynegy Energy Services (East) serves approximately 25% of switched load within Duke Energy Ohio, Inc.'s service territory, which is the largest share of opt-in mass market customers in that territory, and provides approximately 7 TWh of customer load primarily in Ohio.

MISO 2015-2016 Planning Resource Auction Complaint

        As of June 1, 2015, three complaints have been filed at FERC regarding the Zone 4 results for the 2015-2016 Planning Resource Auction ("PRA") conducted by MISO. Complainants are Public Citizen, Inc., the Illinois Attorney General, and Southwestern Electric Cooperative, Inc. Specifically, complainants have challenged the results of the PRA as unjust and unreasonable, requested rate relief/refunds and requested changes to the MISO PRA structure going forward. Complainants have also alleged that Dynegy is a pivotal supplier in Zone 4 that may have engaged in economic or physical withholding constituting market manipulation in the 2015-2016 PRA. Dynegy disputes the allegations and will defend the actions vigorously. We have submitted our responses by the comment deadline as requested by FERC. In addition, the Illinois Industrial Energy Consumers filed a complaint with FERC against MISO on June 30, 2015 requesting prospective changes to the MISO tariff. Dynegy will also respond to this complaint.

Our Corporate Information

        Our principal executive offices are located at 601 Travis, Suite 1400, Houston, Texas 77002. Our telephone number is (713) 507-6400 and we have a website accessible at www.dynegy.com. The information posted on our website is not incorporated into this prospectus and is not part of this prospectus.

 SUMMARY DESCRIPTION OF THE EXCHANGE OFFERS

        This summary highlights information contained elsewhere in this prospectus and summarizes the material terms of the Exchange Offers. We refer you to the section entitled "The Exchange Offers" in this prospectus for a more detailed description of the terms of the Exchange Offers. You should read the entire prospectus carefully before deciding to exchange your Old Notes for Exchange Notes.

Old Notes	6.75% Senior Notes due 2019, 7.375% Senior Notes due 2022 and 7.625% Senior Notes due 2024, each issued on October 27, 2014.
Exchange Notes

6.75% Senior Notes due 2019, 7.375% Senior Notes due 2022 and 7.625% Senior Notes due 2024, the issuance of which has been registered under the Securities Act. The form and terms of the Exchange Notes are identical in all material respects to those of the applicable Old Notes, except that the transfer restrictions and registration rights relating to the Old Notes do not apply to the applicable Exchange Notes.

Exchange Offers	We are offering to issue:

•

up to $2,100 million aggregate principal amount of the 2019 Exchange Notes in exchange for a like principal amount of the 2019 Old Notes to satisfy our obligations under the registration rights agreement, dated as of October 27, 2014, among Dynegy (as successor in interest to each of Dynegy Finance I, Inc. and Dynegy Finance II Inc.) and Morgan Stanley & Co. LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC and UBS Securities LLC, as representatives of certain initial purchasers (the "Registration Rights Agreement"), that was executed when the 2019 Old Notes were issued in a transaction conducted in reliance upon the exemptions from registration provided by Rule 144A and Regulation S promulgated under the Securities Act;

•

up to $1,750 million aggregate principal amount of the 2022 Exchange Notes in exchange for a like principal amount of the 2022 Old Notes to satisfy our obligations under the Registration Rights Agreement that was executed when the 2022 Old Notes were issued in a transaction conducted in reliance upon the exemptions from registration provided by Rule 144A and Regulation S promulgated under the Securities Act; and

•

up to $1,250 million aggregate principal amount of the 2024 Exchange Notes in exchange for a like principal amount of the 2024 Old Notes to satisfy our obligations under the Registration Rights Agreement that was executed when the 2024 Old Notes were issued in a transaction conducted in reliance upon the exemptions from registration provided by Rule 144A and Regulation S promulgated under the Securities Act.

Expiration Date

The Exchange Offers will expire on the Expiration Date, unless extended in our sole and absolute discretion. We may extend one or more of the Exchange Offers without extending the other Exchange Offer(s).

Tenders	By tendering your Old Notes, you represent to us that, at the time of the consummation of the Exchange Offers:
• any Exchange Notes you receive in the applicable Exchange Offer are being acquired by you in the ordinary course of your business;

•

neither you nor anyone receiving Exchange Notes from you, has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Exchange Notes in violation of the Securities Act;

•

you are not an "affiliate," as defined in Rule 405 under the Securities Act, of ours or any Subsidiary Guarantor, or if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

• if you are not a participating broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the Exchange Notes, as defined in the Securities Act;

•

if you are a broker-dealer, you will receive the Exchange Notes for your own account in exchange for the applicable Old Notes that were acquired by you as a result of your market-making or other trading activities and that you will deliver a prospectus in connection with any resale of the Exchange Notes you receive; and

•

you have the full power and authority to transfer the Old Notes in exchange for the applicable Exchange Notes and we will acquire good and unencumbered title thereto free and clear of any liens, restrictions, charges or encumbrances and not subject to any adverse claims.

Withdrawal; Non-Acceptance

You may withdraw any Old Notes tendered in the Exchange Offers at any time prior to the applicable Expiration Date. If we decide for any reason not to accept any Old Notes tendered for exchange, the Old Notes will be returned to the registered holder at our expense promptly after the applicable Expiration Date or termination of the applicable Exchange Offer, as applicable. In the case of Old Notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company ("DTC"), any withdrawn or unaccepted Old Notes will be credited to the tendering holder's account at DTC promptly after the Expiration Date or termination of the Exchange Offers, as applicable. For further information regarding the withdrawal of tendered Old Notes, see the sections entitled "The Exchange Offers—Terms of the Exchange Offers; Period for Tendering Old Notes" and the "The Exchange Offers—Withdrawal Rights."

Conditions to the Exchange Offers	Each of the Exchange Offers is subject to customary conditions, including the following:
• the applicable Exchange Offer does not violate applicable law or any applicable interpretations of the staff of the SEC;
• the Old Notes are validly tendered in accordance with the applicable Exchange Offer;
• no action or proceeding would impair our ability to proceed with the applicable Exchange Offer; and
• any governmental approval has been obtained that we believe, in our sole discretion, is necessary for the completion of the applicable Exchange Offer as outlined in this prospectus.
Procedures for Tendering the Old Notes	You must do one of the following on or prior to the applicable Expiration Date to participate in the Exchange Offers:

•

tender your Old Notes by sending the certificates for your Old Notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to Wilmington Trust, National Association, as exchange agent, at one of the addresses listed below in the section entitled "The Exchange Offers—Exchange Agent;" or

•

tender your Old Notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your Old Notes in the applicable Exchange Offer, Wilmington Trust, National Association, as exchange agent, must receive a confirmation of book-entry transfer of your Old Notes into the exchange agent's account at DTC prior to the Expiration Date for the applicable Exchange Offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent's message, see the discussion below in the section entitled "The Exchange Offers—Book-Entry Transfers."

We have not provided guaranteed delivery provisions in connection with the Exchange Offers. You must tender your Old Notes in accordance with the procedures set forth in the section entitled "The Exchange Offers—Procedures for Tendering Old Notes."

Special Procedures for Beneficial Owners

If you are a beneficial owner whose Old Notes are registered in the name of the broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Old Notes in the Exchange Offers, you should promptly contact the person in whose name the Old Notes are registered and instruct that person to tender on your behalf. If you wish to tender in the Exchange Offers on your own behalf, prior to completing and executing the letter of transmittal and delivering your Old Notes, you must either make appropriate arrangements to register ownership of the Old Notes in your name or obtain a properly completed bond power from the person in whose name the Old Notes are registered.

Material Federal Income Tax Considerations

The exchange of Old Notes for the applicable Exchange Notes in the Exchange Offers will not be a taxable transaction for United States federal income tax purposes. See the discussion in the section entitled "Material Federal Income Tax Considerations" for more information regarding the tax consequences to you of the Exchange Offers.

Regulatory Requirements

Following the effectiveness of the registration statement covering the Exchange Offers by the SEC, no material federal or state regulatory requirement must be complied with in connection with the Exchange Offers.

Use of Proceeds	We will not receive any proceeds from the Exchange Offers.

Exchange Agent

Wilmington Trust, National Association is the exchange agent for each of the Exchange Offers. You can find the address and telephone number of the exchange agent below in the section entitled "The Exchange Offers—Exchange Agent."

Resales

Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the Exchange Notes you receive in the Exchange Offers may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the Exchange Notes if:

• you are our "affiliate," as defined in Rule 405 under the Securities Act;
• you are not acquiring the Exchange Notes in the Exchange Offers in the ordinary course of your business; or

•

you are engaged in or intend to engage in, or have an arrangement or understanding with any person to participate in, the distribution, as defined in the Securities Act, of the Exchange Notes you will receive in the Exchange Offers.

If any of the statements above are not true, you cannot rely on the position of the SEC staff described above and you must, therefore, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes, unless an exemption from these requirements is available to you. If you transfer any Exchange Notes without delivering a prospectus that meets the requirements of the Securities Act or without an exemption from registration of your Exchange Notes from those requirements, you may incur liability under the Securities Act. We will not assume or indemnify you against that liability. In addition, the SEC has not considered the Exchange Offers in the context of its interpretive letters and we cannot be sure that the staff of the SEC would make a similar determination with respect to the Exchange Offers as in such other circumstances.

Broker-Dealer

Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

Consequences of Not Exchanging Old Notes	If you do not exchange your Old Notes in the applicable Exchange Offer, your Old Notes will continue to be subject to restrictions on transfer. In general, you may offer or sell your Old Notes only:
• if they are registered under the Securities Act and applicable state securities laws;
• if they are offered and sold under an exemption from registration under the Securities Act and applicable state securities laws; or
• if they are offered and sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not intend to register the Old Notes under the Securities Act, and holders of Old Notes that do not exchange Old Notes for the applicable Exchange Notes in the Exchange Offers will no longer have registration rights with respect to such Old Notes, except in the limited circumstances provided in the Registration Rights Agreement. Under some circumstances, however, holders of Old Notes, including holders who are not permitted to participate in the Exchange Offers or who may not freely resell Exchange Notes received in the applicable Exchange Offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of Old Notes by these holders. For more information regarding the consequences of not tendering your Old Notes and our obligation to file a shelf registration statement, see the sections entitled "The Exchange Offers—Consequences of Exchanging or Failing to Exchange Old Notes" and "Description of the 2019 Exchange Notes—Principal, Maturity and Interest," "Description of the 2022 Exchange Notes—Principal, Maturity and Interest" and "Description of the 2024 Exchange Notes—Principal, Maturity and Interest."

 SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

        The terms of the Exchange Notes and those of the outstanding applicable Old Notes are substantially identical, except that the transfer restrictions and registration rights relating to the Old Notes do not apply to the applicable Exchange Notes. For a more detailed description of the Exchange Notes, see the sections entitled "Description of the 2019 Exchange Notes," "Description of the 2022 Exchange Notes" and "Description of the 2024 Exchange Notes."

Issuer	Dynegy Inc.
Securities Offered	2019 Exchange Notes: up to $2,100 million aggregate principal amount of 6.75% Senior Notes due 2019.
2022 Exchange Notes: up to $1,750 million aggregate principal amount of 7.375% Senior Notes due 2022.
2024 Exchange Notes: up to $1,250 million aggregate principal amount of 7.625% Senior Notes due 2024.
Maturity Date	2019 Exchange Notes: November 1, 2019.
2022 Exchange Notes: November 1, 2022.
2024 Exchange Notes: November 1, 2024.
Interest Payment Dates	2019 Exchange Notes: May 1 and November 1 of each year.
2022 Exchange Notes: May 1 and November 1 of each year.
2024 Exchange Notes: May 1 and November 1 of each year.

The Exchange Notes will accrue interest from and including the last interest payment date on which interest has been paid on the applicable Old Notes and, if no interest has been paid, the Exchange Notes will accrue interest since the issue date of the applicable Old Notes.
Guarantees
The Exchange Notes will be jointly and severally guaranteed by each of our current and future wholly-owned domestic subsidiaries that from time to time is a borrower or guarantor under our Credit Agreement. See "Description of the 2019 Exchange Notes—2019 Notes Subsidiary Guarantees," "Description of the 2022 Exchange Notes—2022 Notes Subsidiary Guarantees" and "Description of the 2024 Exchange Notes—2024 Notes Subsidiary Guarantees."
Ranking	The Exchange Notes and the related guarantees will be:
• our and the Subsidiary Guarantors' general unsecured senior obligations;
• pari passu in right of payment with all of our and the Subsidiary Guarantors' existing and future senior indebtedness;
• senior in right of payment to any of our and the Subsidiary Guarantors' subordinated indebtedness;

•

effectively subordinated to our and the Subsidiary Guarantors' secured indebtedness (including indebtedness under our Credit Agreement), in each case, to the extent of the value of the collateral securing such indebtedness; and

• structurally subordinated to all indebtedness of our non-guarantor subsidiaries to third parties.

As of March 31, 2015, we had total indebtedness of $7,211 million, consisting of (i) $6,425 million of unsecured indebtedness, $825 million of which resides within our Genco subsidiary and (ii) $786 million of secured indebtedness. In addition, as of March 31, 2015, there were approximately $183 million in letters of credit issued under our revolving credit facility, which excludes the revolving facility at Illinois Power Marketing Company ("IPM").
Form and Denomination	The Exchange Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Optional Redemption
2019 Exchange Notes: We may redeem any of the 2019 Exchange Notes beginning on May 1, 2017, at the redemption prices set forth in this prospectus. We may also redeem any of the 2019 Exchange Notes at any time prior to May 1, 2017, at a price equal to 100% of the aggregate principal amount thereof plus a "make-whole" premium and accrued and unpaid interest, if any, to but excluding the redemption date. Prior to May 1, 2017, we may redeem up to 35% of the aggregate principal amount of the 2019 Exchange Notes with the net cash proceeds of certain equity offerings, at a price equal to 106.75% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the redemption date. See "Description of the 2019 Exchange Notes—Optional Redemption."

2022 Exchange Notes: We may redeem any of the 2022 Exchange Notes beginning on November 1, 2018, at the redemption prices set forth in this prospectus. We may also redeem any of the 2022 Exchange Notes at any time prior to November 1, 2018, at a price equal to 100% of the aggregate principal amount thereof plus a "make-whole" premium and accrued and unpaid interest, if any, to but excluding the redemption date. Prior to November 1, 2017, we may redeem up to 35% of the aggregate principal amount of the 2022 Exchange Notes with the net cash proceeds of certain equity offerings, at a price equal to 107.375% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the redemption date. See "Description of the 2022 Exchange Notes—Optional Redemption."

2024 Exchange Notes: We may redeem any of the 2024 Exchange Notes beginning on November 1, 2019, at the redemption prices set forth in this prospectus. We may also redeem any of the 2024 Exchange Notes at any time prior to November 1, 2019, at a price equal to 100% of the aggregate principal amount thereof plus a "make-whole" premium and accrued and unpaid interest, if any, to but excluding the redemption date. Prior to November 1, 2017, we may redeem up to 35% of the aggregate principal amount of the 2024 Exchange Notes with the net cash proceeds of certain equity offerings, at a price equal to 107.625% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the redemption date. See "Description of the 2024 Exchange Notes—Optional Redemption."
Change of Control
Upon the occurrence of a change of control, we will be required to offer to purchase each holder's Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the date of purchase. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a change of control. To the extent that the provisions of any securities laws or regulations conflict with the change of control provisions of the Indentures, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control provisions of the Indentures by virtue of such compliance. For more details, see the sections entitled "Description of the 2019 Exchange Notes—Change of Control," "Description of the 2022 Exchange Notes—Change of Control" and "Description of the 2024 Exchange Notes—Change of Control."
Certain Covenants	The Indentures will, among other things, limit our ability and the ability of the Subsidiary Guarantors to:
• create liens upon any principal property to secure debt for borrowed money; and
• consolidate, merge or sell all or substantially all of our assets.
These covenants are subject to a number of exceptions. See "Description of the 2019 Exchange Notes," "Description of the 2022 Exchange Notes" and "Description of the 2024 Exchange Notes."
No Public Trading Market
The Exchange Notes are a new issue of securities, and there is currently no established trading market for the Exchange Notes. We do not intend to list the Exchange Notes offered hereby on any national securities exchange or to arrange for quotation on any automated dealer quotation systems. We cannot assure you that an active trading market for the Exchange Notes will develop.
Risk Factors	Tendering your Old Notes in the Exchange Offers involves risks. You should carefully consider the information in the section entitled "Risk Factors" in this prospectus.

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The selected financial information presented below was derived from, and is qualified by reference to, our audited consolidated financial statements, including the notes thereto, incorporated by reference in this prospectus.

        This information is only a summary. You should read the data set forth in the table below in conjunction with our audited consolidated financial statements, including the notes thereto, and the sections entitled "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, which are incorporated by reference in this prospectus.

        As described in Note 3—Merger and Acquisitions to our consolidated financial statements incorporated by reference in this prospectus, Legacy Dynegy merged with Dynegy Holdings, LLC (formerly known as Dynegy Holdings Inc.) ("DH") on September 30, 2012 (the "Merger"). The accounting treatment of the Merger is reflected as a "reverse recapitalization," whereby DH is the surviving accounting entity for financial reporting purposes. Therefore, our historical results for periods prior to the Merger are the same as DH's historical results.

        As a result of the application of fresh-start accounting as of October 1, 2012, following our reorganization, the financial statements on or prior to October 1, 2012 are not comparable with the financial statements after October 1, 2012. References to "Successor" refer to Dynegy after October 1, 2012, after giving effect to the application of fresh-start accounting. References to "Predecessor" refer to Dynegy on or prior to October 1, 2012. Additionally, on October 1, 2012, Dynegy Northeast Generation, Inc., Hudson Power, L.L.C., Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C. (the "DNE Debtor Entities") did not emerge from bankruptcy; therefore, we deconsolidated our investment in these entities as of October 1, 2012. Accordingly, the results of operations of the DNE Debtor Entities are presented in discontinued operations for all periods presented.

	Predecessor			Successor

							Three Months Ended March 31,
	Year Ended December 31,				Year Ended December 31,
			January 1 Through October 1, 2012(2)(3)	October 2 Through December 31, 2012

	2010	2011(1)			2013(4)	2014	2014	2015

							(unaudited)

	(amounts in millions)			(amounts in millions)
Statement of Operations Data:
Revenues	$2,059	$1,333	$981	$312	$1,466	$2,497	$762	$632
Depreciation expense	(397)	(295)	(110)	(45)	(216)	(247)	(67)	(64)
Impairment and other charges	(146)	(5)	—	—	—	—	—	—
General and administrative expense	(158)	(102)	(56)	(22)	(97)	(114)	(26)	(30)
Operating income (loss)	(32)	(189)	5	(104)	(318)	(19)	1	(40)
Bankruptcy reorganization items, net	—	(52)	1,037	(3)	(1)	3	—	—
Interest expense and debt extinguishment costs(5)	(363)	(369)	(120)	(16)	(108)	(223)	(30)	(136)
Income tax benefit	194	144	9	—	58	1	(2)	—
Income (loss) from continuing operations	(259)	(431)	130	(113)	(359)	(267)	(37)	(181)
Income (loss) from discontinued operations, net of taxes(6)	17	(509)	(162)	6	3	—	—	—
Net loss	(242)	(940)	(32)	(107)	(356)	(267)	(37)	(181)
Net loss attributable to Dynegy Inc.	(242)	(940)	(32)	(107)	(356)	(273)	(41)	(180)
Basic loss per share from continuing operations attributable to Dynegy Inc. common stockholders(7)	N/A	N/A	N/A	(1.13)	(3.59)	(2.65)	(0.41)	(1.49)
Basic income per share from discontinued operations attributable to Dynegy Inc. common stockholders(7)	N/A	N/A	N/A	0.06	0.03	—	—	—
Basic loss per share attributable to Dynegy Inc. common stockholders(7)	N/A	N/A	N/A	(1.07)	(3.56)	(2.65)	(0.41)	(1.49)
Cash Flow Data:
Net cash provided by (used in) operating activities	$423	$(1)	$(37)	$(44)	$175	$163	$166	$(55)
Net cash provided by (used in) investing activities	(520)	(229)	278	265	474	(5,262)	(17)	(40)
Net cash provided by (used in) financing activities	(69)	375	(184)	(328)	(154)	6,126	4	(41)
Capital expenditures, acquisitions and investments	(517)	(21)	193	(46)	136	(132)	(17)	(40)

	Predecessor		Successor

	Year Ended December 31,					Three Months Ended March 31,
			Year Ended December 31,

	2010	2011	2012	2013	2014	2014	2015

						(unaudited)

	(amounts in millions)		(amounts in millions)
Balance Sheet Data:
Current assets	$2,180	$3,569	$1,043	$1,685	$2,674	$1,837	$2,657
Current liabilities	1,562	3,051	347	721	681	827	820
Property, plant and equipment, net	6,273	2,821	3,022	3,315	3,255	3,262	3,227
Total assets	9,949	8,311	4,535	5,291	11,232	5,352	11,215
Notes payable and current portion of long-term debt	148	7	29	13	31	36	8
Long-term debt (excluding current portion)(8)(9)	4,626	1,069	1,386	1,979	7,075	1,970	7,077
Total equity	2,719	32	2,503	2,207	3,023	2,170	2,835

(1)
We completed the transfer by Dynegy Gas Investments, LLC of 100 percent of its outstanding membership interests in Coal Holdco to Legacy Dynegy effective September 1, 2011; therefore, the results of our Coal segment are only included prior to September 1, 2011. Please read "Note 22—Dispositions and Discontinued Operations" to our audited consolidated financial statements incorporated by reference in this prospectus for further discussion.

(2)
We completed the acquisition of Coal Holdco from Legacy Dynegy effective June 5, 2012; therefore, the results of our Coal segment are only included subsequent to June 5, 2012. Please read "Note 3—Merger and Acquisitions—DMG Transfer and

  DMG Acquisition" to our audited consolidated financial statements incorporated by reference in this prospectus for further discussion.

(3)
The results of operations for the Predecessor period January 1, 2012 through October 1, 2012 include the effects of the Joint Chapter 11 Plan of Reorganization, which became effective on October 1, 2012.

(4)
We completed the acquisition of AER and its subsidiaries, Ameren Energy Generating Company, Ameren Energy Fuels and Services Company, New AERG, LLC (successor to Ameren Energy Resources Generating Company) and Ameren Energy Marketing Company from Ameren Corporation effective December 2, 2013; therefore, the results of our IPH segment are only included subsequent to December 2, 2013. Please read "Note 3—Merger and Acquisitions—AER Transaction Agreement" to our audited consolidated financial statements incorporated by reference in this prospectus for further discussion.

(5)
The year ended December 31, 2014 includes $66 million of interest related to the Old Notes issued on October 27, 2014. The years ended December 31, 2013 and 2011 include $11 million and $21 million of debt extinguishment costs, respectively.

(6)
Discontinued operations include the results of operations from the DNE Debtor Entities. Please read "Note 22—Dispositions and Discontinued Operations" to our audited consolidated financial statements incorporated by reference in this prospectus for further discussion of the sale of the Dynegy Northeast Generation, Inc. facilities.

(7)
Although Legacy Dynegy's shares were publicly traded, DH did not have any publicly traded shares prior to the Merger; therefore, no earnings (loss) per share is presented for the Predecessor.

(8)
The year ended December 31, 2014 includes $5.1 billion related to the Old Notes issued on October 27, 2014.

(9)
As a result of the voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code filed by DH and the DNE Debtor Entities on November 7, 2011, we reclassified approximately $3.6 billion in long-term debt to liabilities subject to compromise as of December 31, 2011. These liabilities were settled upon our emergence from bankruptcy on October 1, 2012. Please read "Note 20—Emergence from Bankruptcy and Fresh-Start Accounting" to our audited consolidated financial statements incorporated by reference in this prospectus for further discussion.

RISK FACTORS

        An investment in the Notes involves risk. You should carefully consider the following factors, together with the risks and uncertainties discussed in the section entitled "Cautionary Note Regarding Forward-Looking Statements" and the other information incorporated by reference in this prospectus, including the information included in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and in our Quarterly Report on Form 10-Q for the period ended March 31, 2015. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. We cannot assure you that any of the events discussed in this prospectus will not occur. If they do, our business, financial condition or results of operations could be materially and adversely affected. In such case, the trading price of our securities, including the Notes, could decline, and you might lose all or part of your investment.

Risks Related to the Acquisitions

The Duke Midwest Assets and the EquiPower Assets have no operating history as stand-alone providers of electric energy, capacity and ancillary services. Therefore, each of the Acquired Entities' historical financial information incorporated by reference into this prospectus do not reflect the results they would have achieved during the periods presented as a stand-alone company and may not be a reliable indicator of their future results.

        The historical financial information incorporated by reference in this prospectus does not reflect the financial condition, results of operations or cash flows the Acquired Entities would have achieved during the periods presented or those results they will achieve in the future as stand-alone providers of electric energy, capacity and ancillary services.

        The audited combined financial statements incorporated by reference in this prospectus have been derived from the books and records of Duke and Duke Energy Ohio, Inc. ("Duke Ohio") on the one hand and ERC and Brayton on the other hand. Preparing these audited combined financial statements required management of Duke and Duke Ohio and ERC and Brayton, as applicable, to assign certain assets, liabilities, revenues and expenses using the historical results of operations and cost basis of the Duke Midwest Assets and EquiPower Assets, respectively, during the periods presented. The financial statements of the Duke Midwest Assets also include income and expense allocations from Duke and its subsidiaries, including Duke Ohio. These assignments are based on certain assumptions, and, as a result, the audited combined financial statements may not reflect what the Acquired Entities' results of operations, financial position or cash flow would have been if they had operated as a stand-alone provider of electric energy, capacity and ancillary services.

The unaudited pro forma condensed combined financial information included and incorporated by reference into this prospectus is presented for illustrative purposes only and does not represent what the financial position or results of operations of Dynegy would have been had the Acquisitions been consummated on the dates assumed for purposes of that pro forma information or the actual financial position or results of operations of Dynegy following the Acquisitions.

        The unaudited pro forma condensed combined financial information included and incorporated by reference into this prospectus is presented for illustrative purposes only, contains a variety of adjustments, assumptions and preliminary estimates, is subject to numerous other uncertainties and does not reflect what Dynegy's financial position or results of operations would have been had the Acquisitions been consummated as of the dates assumed for purposes of that pro forma financial information or the financial position or results of operations of Dynegy following the Acquisitions. The pro forma adjustments are based on the preliminary information available at the time they were prepared. For purposes of the unaudited pro forma condensed combined financial information, the estimated Acquisitions consideration has been allocated to the assets acquired and liabilities assumed based on information available to us to estimate fair values. The Acquisitions consideration is allocated among the relative fair values of the assets acquired and liabilities assumed based on their estimated fair values as of the closing date of each Acquisition. Dynegy has not yet completed its analysis of the fair value of these assets and liabilities, as a result the actual amounts recorded may differ materially from the information presented in the unaudited pro forma condensed combined financial information. Additionally, the unaudited pro forma condensed combined financial information does not reflect future costs of any integration activities or benefits from synergies that may be derived from any integration activities nor does it include any other items not expected to have a continuing impact on the consolidated results of operations.

Risks Related to the Exchange Offers and Holding the Exchange Notes

Holders who fail to exchange their Old Notes will continue to be subject to restrictions on transfer and may have reduced liquidity after the Exchange Offers.

        If you do not exchange your Old Notes for Exchange Notes in the applicable Exchange Offer, you will continue to be subject to the restrictions on transfer applicable to the Old Notes. The restrictions on transfer of your Old Notes arise because we issued the Old Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the Old Notes under the Securities Act. In addition, we have not conditioned the Exchange Offers on receipt of any minimum or maximum principal amount of outstanding Old Notes. As Old Notes are tendered and accepted in the Exchange Offers, the principal amount of remaining Old Notes will decrease. This decrease could reduce the liquidity of the trading market for the Old Notes. We cannot assure you of the liquidity, or even the continuation, of the trading market for the Old Notes following the Exchange Offers.

You must comply with the Exchange Offer procedures in order to receive new, freely tradable Exchange Notes.

        Delivery of Exchange Notes in exchange for applicable Old Notes tendered and accepted for exchange pursuant to the Exchange Offers will be made only after timely receipt by the exchange agent of the following:

  •
  certificates for Old Notes or a book-entry confirmation of a book-entry transfer of Old Notes into the exchange agent's account at DTC, New York, New York as depository, including an agent's message (as defined herein) if the tendering holder does not deliver a letter of transmittal;

  •
  a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or an agent's message in lieu of the letter of transmittal; and

  •
  any other documents required by the letter of transmittal.

        Therefore, holders of Old Notes who would like to tender Old Notes in exchange for applicable Exchange Notes should be sure to allow enough time for the Old Notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of Old Notes for exchange. Old Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the applicable Exchange Offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the Exchange Offers, certain registration and other rights under the Registration Rights Agreement will terminate. See "The Exchange Offers—Procedures for Tendering Old Notes" and "The Exchange Offers—Consequences of Exchanging or Failing to Exchange Old Notes."

If you are a broker-dealer, your ability to transfer the Exchange Notes may be restricted.

        A broker-dealer that purchased the Old Notes for its own account as part of market-making or trading activities must comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. Our obligation to make this prospectus available to broker-dealers is limited, and, as a result, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their Exchange Notes. See "Plan of Distribution."

The Exchange Notes and the guarantees will be unsecured and effectively subordinated to our existing secured indebtedness and any future secured indebtedness.

        The Exchange Notes and the guarantees will be general unsecured senior obligations and will be effectively subordinated to all of our existing and future secured debt and that of each Subsidiary Guarantor, including obligations under the Credit Agreement, to the extent of the value of the collateral securing such debt. If we or a Subsidiary Guarantor are declared bankrupt, become insolvent or are liquidated or reorganized, any of our secured debt or that of a Subsidiary Guarantor will be entitled to be paid in full from our assets or the assets of the Subsidiary Guarantor, as applicable, securing that debt before any payment may be made with respect to the Exchange Notes or the affected guarantees. Holders of the Exchange Notes will participate ratably in our remaining assets with all holders of our unsecured indebtedness that does not rank junior to the Exchange Notes, including holders of our 5.875% Senior Notes due 2023 (the "2023 Notes"), and all of our other general creditors, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, there may not be sufficient assets to pay amounts due on the Exchange Notes. As a result, holders of the Exchange Notes may receive less, on a ratable basis, than holders of secured indebtedness. See "Summary Description of the Exchange Notes—Ranking."

We may be unable to purchase the Exchange Notes upon a change of control.

        Upon the occurrence of a change of control, you will have the right to require us to repurchase your Exchange Notes at a purchase price in cash equal to 101% of the principal amount of your Exchange Notes plus accrued and unpaid interest, if any, to but excluding the date of purchase. The Credit Agreement contains, and any future credit agreement or other agreements relating to indebtedness to which we become a party may contain, prohibitions of certain events, including events that would constitute a change of control. The exercise by the holders of Exchange Notes of their right to require us to repurchase the Exchange Notes upon a change of control could cause a default under these other agreements, even if the change of control itself is not due to the financial effect of such repurchases on us or otherwise. In the event a change of control occurs at a time when we are prohibited from purchasing Exchange Notes, we could seek the consent of the applicable lenders to the purchase of Exchange Notes or could attempt to refinance the indebtedness that contains such prohibitions. If we do not obtain a consent or repay that indebtedness, we will remain prohibited from purchasing Exchange Notes. Our failure to make the change of control offer or to pay the change of control purchase price when due would result in a default under the Indentures which, in turn, would constitute a default under the Credit Agreement and the documents governing our other indebtedness. In addition, a change of control may result in an event of default under, or require us to purchase, our other existing or future indebtedness. Finally, the change of control feature of the Exchange Notes does not cover all corporate reorganizations, mergers or similar transactions and may not provide you with protection in a highly leveraged transaction. See "Description of the 2019 Exchange Notes—Change of Control," "Description of the 2022 Exchange Notes—Change of Control" and "Description of the 2024 Exchange Notes—Change of Control."

If an active trading market does not develop for the Exchange Notes you may not be able to resell them.

        The Exchange Notes are a new issue of securities and there is no established trading market for the Exchange Notes. We cannot assure you that an active trading market will develop for the Exchange Notes. If no active trading market develops, you may not be able to resell your Exchange Notes at their fair market value or at all. Future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. We do not intend to apply for listing the Exchange Notes on any securities exchange or for inclusion of the Exchange Notes in any automated quotation system. Historically, the market for non-investment grade debt has been subjected to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes offered hereby. The market for the Exchange Notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of your Exchange Notes.

Risks Related to the Exchange Notes

Our indebtedness could adversely affect our ability to raise additional capital to fund our operations. It could also expose us to the risk of increased interest rates and limit our ability to react to changes in the economy or our industry as well as impact our cash available for distribution.

        As of March 31, 2015, we had approximately $7,211 million of total indebtedness and approximately $5,477 million of indebtedness, net of cash. We also have approximately $347 million available, net of letters of credit outstanding, for future borrowings under our current revolving credit facility, which excludes the revolving credit facility at IPM. Our indebtedness could have important negative consequences for our financial condition, including:

  •
  increasing our vulnerability to general economic and industry conditions;

  •
  requiring a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

  •
  limiting our ability to enter into long-term power sales or fuel purchases which require credit support;

  •
  limiting our ability to fund operations or future acquisitions;

  •
  restricting our ability to make certain distributions with respect to our capital stock and the ability of our subsidiaries to make certain distributions to us, in light of restricted payment and other financial covenants in our credit facilities and other financing agreements;

  •
  exposing us to the risk of increased interest rates because certain of our borrowings, including borrowings under our revolving credit facility, are at variable rates of interest;

  •
  limiting our ability to obtain additional financing for working capital including collateral postings, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes; and

  •
  limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who may have less debt.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the Indentures and the agreements governing our other indebtedness, including the Credit Agreement, do not fully prohibit us or our subsidiaries from doing so. Additionally, in certain cases, we are permitted to incur other indebtedness which would be effectively senior to the Notes. If new debt is added to current debt levels, the related risks could intensify. See "Description of the 2019 Exchange Notes," "Description of the 2022 Exchange Notes" and "Description of the 2024 Exchange Notes."

The Credit Agreement contains, and agreements we enter into in the future may contain, covenants that significantly restrict our operations.

        The Credit Agreement contains covenants imposing financial and operating restrictions on our business. These restrictions may affect our ability to operate our business, may limit our ability to take advantage of potential business opportunities as they arise and may adversely affect the conduct of our current business, including restricting our ability to finance future operations and capital needs and limiting our ability to engage in other business activities. These covenants will place restrictions on our ability and the ability of our operating subsidiaries to, among other things:

  •
  declare or pay dividends, repurchase or redeem stock or make other distributions to stockholders;

  •
  incur additional debt or issue some types of preferred shares;

  •
  create liens;

  •
  make certain restricted investments;

  •
  enter into transactions with affiliates;

  •
  enter into any agreements which limit the ability of certain subsidiaries to make dividends or otherwise transfer cash or assets to us or certain other subsidiaries;

  •
  sell or transfer assets; and

  •
  consolidate or merge.

        In addition, the Credit Agreement contains a financial covenant, if we have utilized 25% or more of our revolving credit facility under the Credit Agreement, that specifies maximum thresholds for our senior secured leverage ratio (as defined in the Credit Agreement). These restrictions may also limit our ability to obtain future financings, withstand a future downturn in our business or the economy in general, or otherwise conduct necessary corporate activities. We may also be prevented from taking advantage of business opportunities that arise because of the limitations that the restrictive covenants under the Credit Agreement impose on us. Agreements we enter into in the future may also have covenants that restrict our operations.

        A breach of any covenant in the Indentures, the indenture governing the 2023 Notes, the Credit Agreement or the agreements governing our other indebtedness would result in a default under that agreement after any applicable grace periods. A default, if not waived, could result in acceleration of the debt outstanding under such agreement and in a default with respect to, and acceleration of, the debt outstanding under any other debt agreements. The accelerated debt would become immediately due and payable. If that should occur, we may not be able to make all of the required payments or borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to us. See "Description of the 2019 Exchange Notes—Events of Default and Remedies," "Description of the 2022 Exchange Notes—Events of Default and Remedies" and "Description of the 2024 Exchange Notes—Events of Default and Remedies."

The Indentures do not contain financial covenants or meaningful restrictions on us or our subsidiaries.

        Neither we nor any of our subsidiaries are restricted from incurring additional debt or other liabilities under the Indentures. We may from time to time incur additional debt and other liabilities. The Indentures do not require us to achieve or maintain any minimum financial results relating to our financial condition or results of operations. In addition, we are not restricted from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock under the Indentures.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

        Our ability to make payments on and to refinance our indebtedness, including the Notes, the 2023 Notes and the Credit Agreement, and to fund planned capital expenditures and other strategic investments will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We may not generate sufficient cash flow from operations and we cannot assure you that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. If we cannot make scheduled payments on our indebtedness, we will be in default and the holders of each series of the Notes and the 2023 Notes could declare all applicable outstanding principal and interest to be due and payable, the lenders under the Credit Agreement could terminate their commitments to loan money, the lenders could foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. All of these events could result in your losing your investment in the Exchange Notes.

Our ability to refinance the Credit Agreement, the Notes, the 2023 Notes and any other future indebtedness depends on many factors beyond our control.

        We will likely need to refinance all or a portion of our indebtedness on or before maturity. Our ability to refinance the Credit Agreement, the Notes, the 2023 Notes and any other future indebtedness will depend on the condition of the capital markets and our financial condition at such time and could be limited by restrictive covenants in our existing and future debt agreements. We cannot provide assurances that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. If refinancing is not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the Exchange Notes and our other indebtedness.

Your right to receive payments on the Exchange Notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.

        A number of our subsidiaries will not guarantee the Exchange Notes. See "Description of the 2019 Exchange Notes—2019 Notes Subsidiary Guarantees," "Description of the 2022 Exchange Notes—2022 Notes Subsidiary Guarantees" and "Description of the 2024 Exchange Notes—2024 Notes Subsidiary Guarantees." Accordingly, claims of holders of the Exchange Notes will be structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon liquidation or otherwise, to us or a guarantor of the Exchange Notes. The Indentures will not limit the ability of these subsidiaries to incur certain additional debt or other liabilities. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

A court could cancel the guarantees of the Exchange Notes by our subsidiaries under fraudulent transfer law.

        Each of our current and future wholly-owned domestic restricted subsidiaries that from time to time is a borrower or guarantor under the Credit Agreement will guarantee the Exchange Notes. Although the guarantees provide you with a direct claim against the assets of the Subsidiary Guarantors, under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, in certain circumstances a court could cancel a guarantee and order the return of any payments made thereunder to the Subsidiary Guarantor or to a fund for the benefit of its creditors.

        A court might take these actions if it found, among other things, that when the Subsidiary Guarantor incurred the debt evidenced by its guarantee of the Exchange Notes (i) it received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and (ii) any one of the following conditions was satisfied:

  •
  the Subsidiary Guarantor was insolvent or was rendered insolvent by reason of the incurrence;

  •
  the Subsidiary Guarantor was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

  •
  the Subsidiary Guarantor intended to incur, or believed (or reasonably should have believed) that it would incur, debts beyond its ability to pay as those debts matured.

        In applying the above factors, a court would likely find that a Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for its guarantee, except to the extent that it benefited directly or indirectly from the issuance of the Exchange Notes or the 2023 Notes or borrowing under the Credit Agreement. The determination of whether a Subsidiary Guarantor was or was rendered "insolvent" when it entered into its guarantee will vary depending on the law of the jurisdiction being applied. Generally, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than the fair market value of its assets, if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts, including contingent or unliquidated debts, as they become absolute and matured or if it is unable to pay its debts.

        If a court cancelled a Subsidiary Guarantor's guarantee, you would no longer have a claim against that Subsidiary Guarantor or its assets. Our assets and the assets of the remaining Subsidiary Guarantors may not be sufficient to pay amounts then due under the Exchange Notes.

The Exchange Notes will be guaranteed by each of our current and future wholly-owned domestic subsidiaries that is a borrower or guarantor under the Credit Agreement or any indebtedness that refinances the Credit Agreement. If such a subsidiary is released from its guarantee of the Credit Agreement or such other indebtedness, it will automatically be released from its guarantee of the Exchange Notes.

        The Exchange Notes will be guaranteed by each of our current and future wholly-owned domestic subsidiaries that is a borrower or guarantor under the Credit Agreement or any indebtedness that refinances the Credit Agreement. If such a subsidiary is released from its guarantee of the Credit Agreement or such other indebtedness, it will automatically be released from its guarantee of the Exchange Notes without the consent of the holders of the applicable series of Notes. The Credit Agreement provides that a subsidiary guarantee may be released under certain circumstances. For example, the Credit Agreement: (i) permits our Subsidiary Guarantors to enter into certain permitted transactions as a result of which such Subsidiary Guarantor ceases to be a subsidiary and (ii) allows us to designate any of our subsidiaries as an unrestricted subsidiary or excluded project subsidiary, so long as certain conditions are satisfied, the effect of which, in each case, would be to release such subsidiary from its guarantee obligations or to not require a guarantee from such subsidiary. See "Description of the 2019 Exchange Notes—2019 Notes Subsidiary Guarantees," "Description of the 2022 Exchange Notes—2022 Notes Subsidiary Guarantees" and "Description of the 2024 Exchange Notes—2024 Notes Subsidiary Guarantees."

Changes in the public debt ratings of the Exchange Notes may materially and adversely alter the cost and the terms and conditions of our future financings and the value and liquidity of the Exchange Notes.

        The Exchange Notes will be, and any of our future debt instruments may be, publicly rated by Standard & Poor's Ratings Services and Moody's Investors Service, Inc., which are independent rating agencies. These public debt ratings may affect our ability to incur debt in the future. Any future downgrading of ratings assigned to the Notes, the 2023 Notes our other debt instruments or Dynegy by either rating agency may affect the cost and terms and conditions of our future financings and could adversely affect the value and liquidity of the Exchange Notes.

USE OF PROCEEDS

        We will not receive any proceeds from the Exchange Offers. Any Old Notes that are validly tendered and exchanged pursuant to the applicable Exchange Offer will be retired and cancelled. Accordingly, issuance of the Exchange Notes will not result in any change in our capitalization.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table presents our ratio of earnings to fixed charges for the historical periods indicated.

	Successor				Predecessor

		Year Ended December 31,				Year Ended December 31,

	Three Months Ended March 31, 2015			October 2 Through December 31, 2012	January 1 Through October 1, 2012
		2014	2013			2011	2010
Ratio of earnings to fixed charges(1)	(2)	(2)	(2)	(2)	2.13	(2)	(2)

(1)
For purposes of computing the ratio of earnings to fixed charges, "earnings" are defined as pre-tax income from continuing operations before adjustment for earnings from equity investments plus fixed charges. "Fixed charges" consist of interest, whether capitalized or expensed, amortization of debt expense and the estimated interest component of rent expense.

(2)
For the three months ended March 31, 2015, the years ended December 31, 2014 and 2013, the period from October 2 through December 31, 2012 and the years ended December 31, 2011 and 2010 earnings were insufficient to cover fixed charges by $183 million, $283 million, $419 million, $113 million, $587 million and $406 million, respectively.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined financial information (the "Pro Forma Financial Information") sets forth selected historical consolidated financial information for Dynegy. The historical data provided for the year ended December 31, 2014 and as of and for the three months ended March 31, 2015 are derived from our audited annual consolidated financial statements and unaudited interim consolidated financial statements.

        The unaudited pro forma condensed combined statements of operations are presented for the fiscal year ended December 31, 2014 and for the three months ended March 31, 2015. The unaudited pro forma condensed combined balance sheet is presented as of March 31, 2015. The Pro Forma Financial Information is provided for informational and illustrative purposes only and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes in Dynegy's Annual Report on Form 10-K for the year ended December 31, 2014, Dynegy's Quarterly Report on Form 10-Q for the three months ended March 31, 2015, in addition to the financial statements of the Duke Midwest Generation Business, and the combined financial statements of EquiPower and its subsidiaries and Brayton and its subsidiary for the same periods, as included in Dynegy's Current Reports on Form 8-K filed on April 9, 2015 and May 18, 2015.

        The pro forma adjustments, as described in the notes to the unaudited pro forma condensed combined financial statements, are based on currently available information. Management believes such adjustments are reasonable, factually supportable and directly attributable to the events and transactions described below. Dynegy's consolidated financial statements as of and for the three months ended March 31, 2015, and for the year ended December 31, 2014, reflect the Equity Offerings and the Debt Issuance as described below. The unaudited pro forma condensed combined balance sheet reflects the impact of the Acquisitions (described below) as if they had been completed on March 31, 2015. The unaudited pro forma condensed combined statements of operations give effect to the events and transactions below as if they had been completed on January 1, 2014, and only include adjustments which have an ongoing impact. The Pro Forma Financial Information does not purport to represent what our actual consolidated results of operations or financial position would have been had the events and transactions occurred on the dates assumed, nor is it necessarily indicative of our future financial condition or consolidated results of operations.

  •
  Common Stock Offering.  We conducted a $698 million public offering of our common stock on October 14, 2014. In addition, $47 million of common stock was purchased by the underwriters upon exercise of the Underwriters' Option in November 2014 (together, the "Common Stock Offering").

  •
  Mandatory Convertible Preferred Stock Offering.  We conducted a $400 million public offering of our Series A Mandatory Convertible Preferred Stock on October 14, 2014 (the "Mandatory Convertible Preferred Stock" and combined with the Common Stock Offering, the "Equity Offerings"). The proceeds of the Equity Offerings were used to fund a portion of the Duke Midwest Acquisition and a portion of the EquiPower Acquisition (as described below).

  •
  Debt Financing.  On October 27, 2014, we issued $5.1 billion in aggregate principal amount of unsecured debt at a weighted average interest rate of 7.18% (the "Debt Issuance" or the "Debt" and, together with the Bridge Financing Agreement, the "Debt Financing"). Approximately $2 billion of the Debt was issued by Dynegy Finance I, Inc. (the "Duke Escrow Issuer"), the proceeds of which were deposited into an escrow account used to finance a portion of the Duke Midwest Acquisition (as described below). Approximately $3.1 billion of the Debt was issued by Dynegy Finance II, Inc. (the "EquiPower Escrow Issuer"), the proceeds of which were deposited into an escrow account used to finance a portion of the EquiPower Acquisition. Concurrent with the closing of each of the Acquisitions (as described below), the Escrow Issuers merged with and into Dynegy, and Dynegy became the obligor on the Debt issued by the each Escrow Issuer.

  •
  EquiPower Acquisition.  As previously disclosed in our Current Reports on Form 8-K, filed on August 26, 2014 and April 7, 2015, our wholly-owned subsidiaries, Dynegy Resource II, LLC and Dynegy Resource III, LLC each entered into an agreement, dated as of August 21, 2014, as amended (collectively, the "EquiPower Purchase Agreement"), with Energy Capital Partners, LP and certain of its subsidiaries and related entities. On April 1, 2015, pursuant to the EquiPower Purchase Agreement, we acquired all of the outstanding membership interests of EquiPower Resources Corp. ("ERC") and Brayton Point Holdings, LLC ("Brayton") for a purchase price of $3.35 billion in cash and $100 million of our common stock, subject to certain adjustments (the "EquiPower Acquisition"). The EquiPower Acquisition is treated as a purchase of stock for tax purposes.

  •
  Duke Midwest Acquisition.  As previously disclosed in our Current Reports on Form 8-K, filed on August 26, 2014 and April 8, 2015, our wholly-owned subsidiary, Dynegy Resource I, LLC, entered into a Purchase and Sale Agreement, dated as of August 21, 2014, as amended (the "Duke Midwest Purchase Agreement"), with Duke Energy Corporation ("Duke") and certain of Duke's subsidiaries. On April 2, 2015, pursuant to the Duke Midwest Purchase Agreement, we acquired certain of Duke's facilities located in the Midwest and its related retail business for a purchase price of $2.8 billion in cash, subject to certain adjustments (the "Duke Midwest Acquisition" and, together with the EquiPower Acquisition, the "Acquisitions"). The Duke Midwest Acquisition is treated as an asset acquisition for tax purposes.

        In addition, Dynegy executed revolvers with a consortium of banks (the "Revolver") upon the closings of the Acquisitions, which expanded the credit available to us by $950 million ($600 million for the Duke Midwest Acquisition and $350 million for the EquiPower Acquisition).

        The unaudited pro forma condensed combined financial data has been prepared using the acquisition method of accounting for business combinations under U.S. GAAP, whereby we are required to record the assets acquired and liabilities assumed in the Acquisitions at their estimated fair values as of the closing date of each Acquisition. We have not yet completed our analysis of the fair value of these assets and liabilities given the complexities inherent in the valuation; therefore, the purchase price allocation used in the preparation of the unaudited pro forma combined financial statements included herein should be considered preliminary. Actual results could vary materially from the Pro Forma Financial Information. In addition, the adjustments related to the Acquisitions do not reflect any of the synergies and cost reductions that may result.

 DYNEGY INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	As of March 31, 2015 ($ in millions)
	Dynegy As Reported	Debt Financing and Revolver		Duke Midwest Acquisition		EquiPower Acquisition		Dynegy Pro Forma As Adjusted
ASSETS
Current Assets
Cash and cash equivalents	$1,734	$5,288	(a)	$(2,792	)(d)	$(3,297	)(q)	$933
Restricted cash	205	(205	)(b)	—	(e)	—	(r)	—
Accounts receivable, net	268	—		142	(e)	55	(e)	465
Inventory	224	—		137	(f)	147	(s)	508
Assets from risk management activities	80	—		14	(e)	7	(e)	101
Intangible assets	25	—		10	(g)	67	(t)	102
Prepayments and other current assets	121	—		89	(h)	32	(u)	242

Total Current Assets	2,657	5,083		(2,400)		(2,989)		2,351
Property, plant, and equipment, net	3,227	—		2,780	(i)	2,750	(v)	8,757
Restricted cash	5,100	(5,100	)(b)	—	(e)	—	(e)	—
Unconsolidated investment	—	—		—	(e)	206	(w)	206
Assets from risk management activities	4	—		14	(e)	—	(e)	18
Intangible assets	33	—		3	(j)	43	(x)	79
Goodwill	—	—		—	(e)	872	(y)	872
Deferred income taxes	32	—		—	(k)	58	(k)	90
Other long-term assets	162	17	(c)	27	(l)	45	(z)	251

Total Assets	$11,215	$—		$424		$985		$12,624

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$248	$—		$99	(e)	$56	(e)	$403
Accrued interest	184	—		—	(e)	—	(e)	184
Deferred income taxes	32	—		—	(k)	58	(k)	90
Intangible liabilities	39	—		53	(m)	24	(aa)	116
Accrued liabilities and other current liabilities	198	—		51	(n)	41	(bb)	290
Liabilities from risk management activities	111	—		9	(e)	48	(e)	168
Debt, current portion	8	—		—	(e)	—	(cc)	8

Total Current Liabilities	820	—		212		227		1,259
Debt, long-term portion	7,077	—		—	(e)	—	(dd)	7,077
Other Liabilities
Liabilities from risk management activities	36	—		13	(e)	26	(e)	75
Asset retirement obligations	211	—		10	(o)	60	(ee)	281
Other long-term liabilities	236	—		189	(p)	50	(ff)	475

Total Liabilities	8,380	—		424		363		9,167

Commitments and contingencies
Total Equity	2,835	—		—		622	(gg)	3,457

Total Liabilities and Equity	$11,215	$—		$424		$985		$12,624

DYNEGY INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Three Months Ended March 31, 2015 ($ in millions, except per share amounts)
	Dynegy As Reported	Debt Financing and Revolver		Duke Midwest Acquisition		EquiPower Acquisition		Dynegy Pro Forma As Adjusted
Revenues	$632	$—		$540	(jj)	$456	(rr)	$1,628
Cost of sales, excluding depreciation expense	(377)	—		(273	)(kk)	(291	)(ss)	(941)

Gross margin	255	—		267		165		687
Operating and maintenance expense	(111)	—		(67	)(ll)	(51	)(tt)	(229)
Depreciation and amortization expense	(64)	—		(28	)(mm)	(28	)(uu)	(120)
Gain on sale of assets, net	—	—		4	(nn)	—	(nn)	4
General and administrative expense	(30)	—		(9	)(oo)	—	(nn)	(39)
Acquisition and integration costs	(90)	—		41	(pp)	41	(pp)	(8)

Operating income (loss)	(40)	—		208		127		295
Earnings from unconsolidated investments	—	—		—		2	(nn)	2
Interest expense	(136)	(5	)(hh)	—		(1	)(vv)	(142)
Other income and expense, net	(5)	—		1	(nn)	—	(nn)	(4)

Income (loss) before income taxes	(181)	(5)		209		128		151
Income tax benefit (expense)	—	—	(ii)	—	(qq)	—	(ww)	—

Net income (loss)	(181)	(5)		209		128		151
Less: Net loss attributable to noncontrolling interest	(1)	—		—	(nn)	—	(nn)	(1)

Net income (loss) attributable to Dynegy Inc.	(180)	(5)		209		128		152
Less: Dividends on preferred stock	5	—		—		—		5

Net income (loss) attributable to Dynegy Inc. common stockholders	$(185)	$(5)		$209		$128		$147

Basic income (loss) per share attributable to Dynegy Inc. common stockholders	$(1.49)							$1.16
Basic shares outstanding	124							127 (xx)
Diluted income (loss) per share attributable to Dynegy Inc. common stockholders	$(1.49)							$1.04
Diluted shares outstanding	124							141 (xx)

DYNEGY INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Year Ended December 31, 2014
	($ in millions, except per share amounts)
	Dynegy As Reported	Debt Financing, Revolver, and Equity Offerings		Duke Midwest Acquisition		EquiPower Acquisition		Dynegy Pro Forma As Adjusted
Revenues	$2,497	$—		$1,705	(bbb)	$1,398	(jjj)	$5,600
Cost of sales, excluding depreciation expense	(1,661)	—		(1,256)	(ccc)	(824)	(kkk)	(3,741)

Gross margin	836	—		449		574		1,859
Operating and maintenance expense	(477)	—		(298)	(ddd)	(206)	(lll)	(981)
Depreciation and amortization expense	(247)	—		(111)	(eee)	(110)	(mmm)	(468)
Gain on sale of assets, net	18	—		2	(nn)	—	(nn)	20
General and administrative expense	(114)	—		(65)	(fff)	—	(nn)	(179)
Acquisition and integration costs	(35)	—		6	(ggg)	5	(ggg)	(24)

Operating income (loss)	(19)	—		(17)		263		227
Bankruptcy reorganization items, net	3	—		—		—		3
Earnings from unconsolidated investments	10	—		—		13	(nn)	23
Interest expense	(223)	(325)	(yy)	—	(hhh)	(3)	(nnn)	(551)
Other income and expense, net	(39)	—		1	(nn)	—	(nn)	(38)

Income (loss) from continuing operations before income taxes	(268)	(325)		(16)		273		(336)
Income tax benefit (expense)	1	—	(zz)	—	(iii)	—	(ooo)	1

Net income (loss)	(267)	(325)		(16)		273		(335)
Less: Net income attributable to noncontrolling interest	6	—		—	(nn)	—	(nn)	6

Net income (loss) attributable to Dynegy Inc.	(273)	(325)		(16)		273		(341)
Less: Preferred stock dividends	5	17	(aaa)	—		—		22

Net income (loss) attributable to Dynegy Inc. common stockholders	$(278)	$(342)		$(16)		$273		$(363)

Basic and diluted loss per share attributable to Dynegy Inc. common stockholders	$(2.65)							$(2.86)
Basic and diluted shares outstanding	105							127	(ppp)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

a)
Includes the following:

•
Long-term Restricted cash of $5.1 billion and current Restricted cash of $205 million reclassified to Cash and cash equivalents to fund a portion of the Acquisitions per the terms of the Debt Issuance;

•
Less a $17 million fee for executing the Revolver.

b)
Reflects the release of long-term and current Restricted cash, as discussed in (a) above.

c)
Includes $17 million fee for executing the Revolver, as discussed in (a) above, which is capitalized within Other long-term assets.

d)
Includes the following:

•
The preliminary cash consideration of $2.8 billion paid for the Duke Midwest Acquisition;

•
Plus a preliminary working capital adjustment of $7 million, which will be subject to final working capital and other adjustments;

•
Less a preliminary capital expenditures difference of $15 million which will be subject to final capital expenditure adjustments.

e)
Reflects certain historical balances of the applicable Acquisitions, which approximate fair value as of March 31, 2015.

f)
Includes historical Inventory of $116 million plus a reclassification of $21 million of emission allowances and renewable energy credits to Inventory to conform to Dynegy's accounting policies. Both amounts approximate fair value.

g)
Reflects the historical current Intangible assets of $21 million, consisting of emissions allowances and renewable energy credits reclassified to Inventory, as discussed in (f) above, plus $10 million for short-term identifiable intangible assets recorded upon the Duke Midwest Acquisition consisting of in-the-money capacity contracts and coal contracts.

h)
Includes historical Collateral assets of $69 million and Other current assets of $20 million, which approximate fair value, plus historical current Deferred tax assets of $10 million less a removal of $10 million of current Deferred tax assets that were eliminated as the Duke Midwest Acquisition.

i)
Includes historical Property, plant and equipment, net of approximately $3.33 billion less an adjustment to decrease Property, plant and equipment, net by $551 million to reflect the estimated fair value.

j)
Represents $3 million for long-term identifiable intangible assets recorded upon the Duke Midwest Acquisition consisting of an in-the-money capacity contract.

k)
Reflects the removal of Duke Midwest's and EquiPower's historical deferred tax positions, and the recalculation of Dynegy's tax position post-acquisition, resulting in a $58 million increase to noncurrent deferred tax assets and current deferred tax liabilities for the EquiPower Acquisition.

l)
Includes historical Other long-term assets of $16 million plus an adjustment of $11 million of non-current assets associated with pension benefits recorded upon the Duke Midwest Acquisition.

m)
Represents $53 million for short-term identifiable intangible liabilities recorded upon the Duke Midwest Acquisition consisting of out-of-the-money capacity contracts, coal contracts and coal and gas transportation contracts.

n)
Includes historical non-income Taxes accrued of $42 million and Other current liabilities of $9 million which approximate fair value.

o)
Includes historical Asset retirement obligations of $4 million plus an adjustment of $6 million to reflect the estimated fair value.

p)
Includes historical noncurrent Deferred tax liabilities of $763 million and Other long-term liabilities of $15 million, which approximate fair value, less a removal of $763 million of noncurrent Deferred tax liabilities that were eliminated as the Duke Midwest Acquisition is an asset acquisition for tax purposes, plus $24 million of non-current liabilities associated with pension and post-retirement benefits recorded upon the Duke Midwest Acquisition, plus $150 million for long-term identifiable intangible liabilities recorded upon the Duke Midwest Acquisition consisting of out-the-money capacity contracts, coal contracts and coal and gas transportation contracts.

q)
Includes the following:

•
The preliminary cash consideration of $3.35 billion paid for the EquiPower Acquisition;

•
Plus a preliminary working capital adjustment of $217 million, which will be subject to final working capital and other adjustments;

•
Less an increase to Cash and cash equivalents due to restricted balances of $77 million becoming unrestricted as a result of the EquiPower Acquisition;

•
Less historical Cash and cash equivalents of $193 million.

r)
Includes historical Restricted cash of $77 million adjusted to reclassify the balance to Cash and cash equivalents as a result of the restricted balance becoming unrestricted due to the EquiPower Acquisition, as discussed in (q) above.

s)
Includes historical Inventory of $97 million plus a reclassification of $50 million of historical emission allowances and renewable energy credits to Inventory to conform to Dynegy's accounting policies. Both approximate fair value.

t)
Reflects the historical current Intangible assets of $50 million, consisting of emissions allowances and renewable energy credits reclassified to Inventory, as discussed in (s) above, plus $67 million for short-term identifiable intangible assets recorded upon the EquiPower Acquisition consisting of in-the-money capacity contracts.

u)
Includes historical Special deposits of $19 million and Prepayments of $13 million, which approximate fair value.

v)
Includes historical Property, plant and equipment, net of $1.68 billion plus an adjustment to increase Property, plant and equipment, net by $1.07 billion to reflect the estimated fair value.

w)
Includes historical Unconsolidated investment in Elwood Energy, LLC of $154 million plus an adjustment of $52 million to reflect the estimated fair value.

x)
Represents $43 million for long-term identifiable intangible assets recorded upon the EquiPower Acquisition consisting of in-the-money capacity contracts.

y)
Includes historical Goodwill of $102 million adjusted to zero, plus the recording of approximately $872 million of Goodwill to reflect the impact of the purchase price allocation.

z)
Includes historical Prepaid major maintenance of $34 million and Other assets of $11 million, which approximate fair value, and historical Deferred financing costs of $28 million adjusted to zero to reflect the impact of the purchase price allocation.

aa)
Includes a reclassification of $11 million of historical short-term identifiable intangible liabilities, consisting of out-of-the-money coal and gas contracts and coal and gas transportation contracts to current Intangible liabilities, plus an adjustment of $13 million to reflect the estimated fair value of short-term identifiable intangible liabilities upon the EquiPower Acquisition.

bb)
Includes historical Inventory financing facility of $39 million, which approximates fair value, historical Other current liabilities of $13 million less a reclassification of $11 million of historical short-term identifiable intangible liabilities to current Intangible liabilities, as discussed in (aa) above, and historical current deferred tax liabilities of $25 million less an adjustment to remove EquiPower's historical deferred income tax liabilities of $25 million.

cc)
Includes the historical current portion of Debt of $254 million adjusted to zero as it was excluded from the EquiPower Acquisition.

dd)
Includes historical long-term portion of Debt of $1.2 billion adjusted to zero as it was excluded from the EquiPower Acquisition.

ee)
Includes historical Asset retirement obligations of $55 million plus an adjustment of $5 million to reflect the estimated fair value.

ff)
Includes the following:

•
EquiPower's historical noncurrent deferred tax liabilities of $116 million less an adjustment to remove EquiPower's historical noncurrent deferred tax liabilities of $116 million;

•
EquiPower's historical Other long-term liabilities of $28 million, consisting primarily of $27 million of historical long-term identifiable intangible liabilities consisting of out-the-money coal contracts and coal and gas transportation contracts, plus an adjustment of $22 million to reflect the estimated fair value of long-term identifiable intangible liabilities recorded upon the EquiPower Acquisition;

•
Plus an increase to noncurrent deferred tax liabilities of $517 million as part of the purchase price allocation;

•
Less a release of $517 million of the deferred tax valuation allowance at Dynegy Inc., which is recorded as a non-recurring increase to income.

gg)
Includes the following:

•
A release of $517 million of the deferred tax valuation allowance discussed in (ff), above;

•
Plus an issuance of $105 million of stock, the fair value equity component of the consideration paid for the EquiPower Acquisition;

hh)
Includes the following:

•
An adjustment to reflect $3 million of the annual fee related to the letters of credit outstanding;

•
Plus an adjustment to reflect a $2 million increase in amortization expense related to the deferred financing costs.

ii)
Represents the income tax benefit related to the Debt Financing and the elimination of the income tax benefit related to the Debt Financing. We maintain a valuation allowance against our deferred tax assets as there is not sufficient evidence to overcome our historical cumulative losses to conclude that it is more-likely-than-not our net deferred tax assets can be realized in the future. Therefore we do not estimate that we will be able to realize the tax benefit.

jj)
Includes historical Revenues of $543 million less an adjustment of $3 million to reflect amortization of identifiable intangible assets consisting of in-the-money capacity contracts and coal contracts.

kk)
Includes historical Cost of sales of $286 million less an adjustment of $13 million to reflect amortization of identifiable intangible liabilities consisting of out-the-money capacity contracts, coal contracts and coal and gas transportation contracts.

ll)
Includes the following:

•
Historical Operating and maintenance expense of $69 million and Property and other taxes of $7 million;

•
Less an adjustment to reflect a $9 million reclassification to General and administrative expense to conform to Dynegy's accounting policies.

mm)
Includes historical Depreciation and amortization expense of $40 million less an adjustment to reflect a $12 million decrease in depreciation expense as a result of the fair value adjustment to net property, plant and equipment, using the straight-line method of depreciation and estimated remaining useful lives of 25 years.

nn)
Reflects the historical amount of the applicable acquisition.

oo)
Reflects an adjustment to reclassify $9 million from Operating and maintenance expense to conform to Dynegy's accounting policies.

pp)
Reflects an adjustment to remove one-time costs related to the applicable acquisition.

qq)
Includes historical Income tax benefit of $48 million adjusted to zero. We maintain a valuation allowance against our deferred tax assets as there is not sufficient evidence to overcome our historical cumulative losses to conclude that it is more-likely-than-not our net deferred tax assets can be realized in the future. Therefore we do not estimate that we will be able to realize the tax benefit.

rr)
Includes historical Revenues of $464 million less an adjustment of $8 million to reflect amortization of identifiable intangible assets consisting of in-the-money capacity contracts.

ss)
Includes historical Cost of sales of $298 million less an adjustment of $7 million to reflect amortization of identifiable intangible liabilities consisting of out-the-money coal and gas contracts and coal and gas transportation contracts.

tt)
Includes historical Operating and maintenance expense of $46 million and Taxes other than income taxes of $5 million.

uu)
Includes historical Depreciation and amortization expense of $26 million plus an adjustment to reflect a $2 million increase in depreciation expense as a result of the fair value adjustment to net property, plant and equipment, using the straight-line method of depreciation and estimated remaining useful lives of 25 years.

vv)
Includes historical Interest expense of $21 million and mark-to-market on interest rate derivative contracts of $7 million less an adjustment to remove $27 million of interest expense related to historical debt and mark-to-market interest rate swaps, which were not assumed in the EquiPower Acquisition. Remaining amount represents interest expense related to an inventory financing agreement.

ww)
Includes historical Income tax expense of $26 million adjusted to zero as Dynegy expects to utilize its historical net operating losses, and therefore no future tax expense is expected.

xx)
Basic loss per share includes 124 million fully weighted common shares issued and outstanding as of March 31, 2015 (including 22.5 million and 1.5 million common shares issued for the Common Stock Offering and the exercise of the Underwriters' Option as of January 1, 2014), and approximately 3.5 million common shares issued for the EquiPower Acquisition. The shares issued for the EquiPower Acquisition are based on the settlement price on April 1, 2015 of $30.30. The conversion of 4 million preferred shares issued as part of the Mandatory Convertible Stock Offering would result in an additional 12.7 million common shares outstanding, which is reflected in the Pro Forma Financial Information diluted earnings per share calculation, as well as 1 million of shares attributable to other potentially dilutive securities, calculated using the treasury stock method.

yy)
Includes the following:

•
An adjustment to reflect an additional $300 million in interest expense related to the $5.1 billion Debt Issuance at a weighted average interest rate of 7.18% for an entire year. The historical Dynegy statement of operations includes $66 million of expense related to the Debt Issuance;

•
Plus an adjustment to reflect $2 million of the annual fee related to the unused portion of the Revolver;

•
Plus an adjustment to reflect $11 million of the annual fee related to the letters of credit outstanding;

•
Plus an adjustment to reflect a $12 million increase in amortization expense related to the deferred financing costs.

zz)
Represents the income tax benefit related to the Debt Financing and the elimination of the income tax benefit related to the Debt Financing. We maintain a valuation allowance against our deferred tax assets as there is not sufficient evidence to overcome our historical cumulative losses to conclude that it is more-likely-than-not our net deferred tax assets can be realized in the future. Therefore we do not estimate that we will be able to realize the tax benefit.

aaa)
An adjustment to reflect dividends related to the $400 million Mandatory Convertible Preferred Stock, at a coupon rate of 5.38%; dividends are paid quarterly.

bbb)
Includes historical Revenues of approximately $1.77 billion and an adjustment to remove $54 million of revenue related to the Beckjord facility (disposed of during the fourth quarter 2014), which was excluded from the Duke Midwest Acquisition, less an adjustment of $10 million to reflect amortization of identifiable intangible assets consisting of in-the-money capacity contracts and coal contracts.

ccc)
Includes historical Cost of sales of approximately $1.33 billion and an adjustment to remove $24 million of cost of sales related to the Beckjord facility (disposed of during the fourth quarter 2014), which was excluded from the Duke Midwest Acquisition, less an adjustment of $53 million to reflect amortization of identifiable intangible liabilities consisting of out-the-money capacity contracts, coal contracts and coal and gas transportation contracts.

ddd)
Includes the following:

•
Historical Operating and maintenance expense of $348 million and Property and other taxes of $34 million;

  •
  Less an adjustment to reflect a $65 million reclassification to General and administrative expense to conform to Dynegy's accounting policies;

  •
  Less an adjustment to remove $19 million of operating and maintenance expense related to the Beckjord facility (disposed of during the fourth quarter 2014), which was excluded from the Duke Midwest Acquisition.

eee)
Includes historical Depreciation and amortization expense of $151 million less an adjustment to reflect a $40 million decrease in depreciation expense as a result of the fair value adjustment to net property, plant and equipment, using the straight-line method of depreciation and estimated remaining useful lives of 25 years.

fff)
Reflects an adjustment to reclassify $65 million from Operating and maintenance expense to conform to Dynegy's accounting policies.

ggg)
Reflects an adjustment to remove one-time costs related to the applicable acquisition.

hhh)
Includes historical Interest expense of $4 million adjusted to zero as the historical debt was settled prior to the Duke Midwest Acquisition.

iii)
Includes historical Income tax benefit of $35 million adjusted to zero. We maintain a valuation allowance against our deferred tax assets as there is not sufficient evidence to overcome our historical cumulative losses to conclude that it is more-likely-than-not our net deferred tax assets can be realized in the future. Therefore we do not estimate that we will be able to realize the tax benefit.

jjj)
Includes historical Revenues of approximately $1.47 billion less an adjustment of $67 million to reflect amortization of identifiable intangible assets consisting of in-the-money capacity contracts.

kkk)
Includes historical Cost of sales of $848 million less an adjustment of $24 million to reflect amortization of identifiable intangible liabilities consisting of out-the-money coal and gas contracts and coal and gas transportation contracts.

lll)
Includes historical Operating and maintenance expense of $195 million and Taxes other than income taxes of $11 million.

mmm)
Includes historical Depreciation and amortization expense of $89 million plus an adjustment to reflect a $21 million increase in depreciation expense as a result of the fair value adjustment to net property, plant and equipment, using the straight-line method of depreciation and estimated remaining useful lives of 25 years.

nnn)
Includes historical Interest expense of $86 million and mark-to-market on interest rate derivative contracts of $7 million less an adjustment to remove $90 million of interest expense related to historical debt and mark-to-market interest rate swaps, which were not assumed in the EquiPower Acquisition. Remaining amount represents interest expense related to an inventory financing agreement.

ooo)
Includes historical $91 million Income tax expense adjusted to zero as Dynegy expects to utilize its historical net operating losses, and therefore no future tax expense is expected.

ppp)
Basic and diluted loss per share includes 124 million common shares issued and outstanding as of December 31, 2014 (including 22.5 million and 1.5 million common shares issued for the Common Stock Offering and the exercise of the Underwriters' Option as of January 1, 2014), and approximately 3.5 million common shares issued for the EquiPower Acquisition. The shares issued for the EquiPower Acquisition are based on the settlement price on April 1, 2015 of $30.30. The conversion of 4 million preferred shares issued as part of the Mandatory Convertible Stock Offering would result in an additional 12.9 million common shares outstanding; however, no adjustment for these shares is reflected in the Pro Forma Financial Information diluted earnings per share calculations as it is antidilutive.

THE EXCHANGE OFFERS

Terms of the Exchange Offers; Period for Tendering Old Notes

        Subject to terms and conditions detailed in this prospectus, we will accept for exchange Old Notes which are validly tendered on or prior to the Expiration Date and not validly withdrawn as permitted below. We may, however, in our sole discretion, extend the period of time during which one or more of the Exchange Offers are open. The term "Expiration Date" means the latest time and date to which the applicable Exchange Offer is extended.

        As of the date of this prospectus, (i) $2,100 million in aggregate principal amount of 2019 Old Notes, (ii) $1,750 million in aggregate principal amount of 2022 Old Notes and (iii) $1,250 million in aggregate principal amount of 2024 Old Notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date hereof, to all holders of Old Notes known to us.

        We expressly reserve the right, at any time, to extend the period of time during which the Exchange Offers are open, and delay acceptance for exchange of the applicable Old Notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all applicable Old Notes previously tendered will remain subject to the Exchange Offers and may be accepted for exchange by us. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the Expiration Date or termination of the Exchange Offers, as applicable.

        Old Notes tendered in the Exchange Offers must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof; provided that the untendered portion of an Old Note or the portion thereof not accepted for exchange must be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

        We expressly reserve the right to amend or terminate the Exchange Offers, and not to accept for exchange any Old Notes, upon the occurrence of any of the conditions of the Exchange Offers specified in the section entitled "Summary—Conditions to the Exchange Offers;" provided, however, that if we amend any of the Exchange Offers to make a material change, including the waiver of a material condition, we will extend such Exchange Offer, if necessary, to keep the applicable Exchange Offer open for at least five business days after such amendment or waiver is published, sent or given to the holders of the applicable Old Notes. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the applicable Old Notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date for such Exchange Offer.

Procedures for Tendering Old Notes

        The tender to us of Old Notes by you as set forth below and our acceptance of the Old Notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender Old Notes for exchange pursuant to the applicable Exchange Offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent's message in lieu of such letter of transmittal, to Wilmington Trust, National Association, as exchange agent, at the address set forth in the section entitled "—Exchange Agent" on or prior to the Expiration Date. In addition, either:

  •
  certificates for such Old Notes must be received by the exchange agent along with the letter of transmittal; or

  •
  a timely confirmation of a book-entry transfer (a "book-entry confirmation") of such Old Notes, if such procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer must be received by the exchange agent, prior to the Expiration Date, with the letter of transmittal or an agent's message in lieu of such letter of transmittal.

        The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

        The method of delivery of Old Notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or Old Notes should be sent to us.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange are tendered:

  •
  by a holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible institution (as defined below).

        In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an "eligible institution"). If Old Notes are registered in the name of a person other than the signer of the letter of transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied, by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

        We, or the exchange agent, in our sole discretion, will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular Old Note not validly tendered or to not accept any particular Old Note which acceptance might, in our judgment or our counsel's, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offers as to any particular Old Note either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offers). Our or the exchange agent's interpretation of the term and conditions of the Exchange Offers as to any particular Old Note either before or after the Expiration Date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of Old Notes for exchange, and no one will be liable for failing to provide such notification.

        If the letter of transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, such Old Notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the Old Notes.

        If the letter of transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

        By tendering Old Notes, you represent to us that, among other things, the Exchange Notes acquired pursuant to the Exchange Offers are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder and that neither the holder nor such other person has any arrangement or understanding with any person, to participate in the distribution of the Exchange Notes. In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes.

        However, any purchaser of Old Notes who is our affiliate, who intends to participate in the Exchange Offers for the purpose of distributing the Exchange Notes or a broker-dealer that acquired Old Notes in a transaction other than as part of its trading or market-making activities and who has arranged or has an understanding with any person to participate in the distribution of the Old Notes:

  •
  cannot rely on the applicable interpretations of the staff of the SEC; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Acceptance of Old Notes for Exchange; Delivery of Exchange Notes

        Upon satisfaction or waiver of all of the conditions to the Exchange Offers, we will accept, promptly after the Expiration Date, all Old Notes validly tendered and will issue the Exchange Notes promptly after the Expiration Date. See "Summary—Conditions to the Exchange Offers." For purposes of the Exchange Offers, we will be deemed to have accepted validly tendered Old Notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

        The holder of each Old Note accepted for exchange will receive an Exchange Note in the amount equal to the surrendered Old Note. Holders of Exchange Notes will receive interest accruing from the most recent date to which interest has been paid on the Old Notes, unless the record date for the first interest payment date after the consummation of the Exchange Offers preceded such date of consummation, in which case the interest payable on such interest payment date will be paid to the holders of the Old Notes.

        In all cases, issuance of Exchange Notes for Old Notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

  •
  certificates for Old Notes or a timely book-entry confirmation of such Old Notes into the exchange agent's account at DTC;

  •
  a properly completed and duly executed letter of transmittal or an agent's message in lieu thereof; and

  •
  all other required documents.

        If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offers or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder (or, in the case of Old Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described below, such non-exchanged Old Notes will be credited to an account maintained with DTC promptly after the Expiration Date or termination of the Exchange Offers) promptly after the Expiration Date, as applicable.

Book-Entry Transfers

        For purposes of the Exchange Offers, the exchange agent will request that an account be established with respect to the Old Notes at DTC within two business days after the date of this prospectus, unless the exchange agent has already established an account with DTC suitable for the Exchange Offers. Any financial institution that is a participant in DTC may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of Old Notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent's message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth in the section entitled "—Exchange Agent" on or prior to the Expiration Date.

Withdrawal Rights

        You may validly withdraw your tender of Old Notes at any time prior to the Expiration Date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth in the section entitled "—Exchange Agent." This notice must specify:

  •
  the name of the person having tendered the Old Notes to be withdrawn;

  •
  the Old Notes to be withdrawn (including the principal amount of such Old Notes); and

  •
  where certificates for Old Notes have been transmitted, the name in which such Old Notes are registered, if different from that of the withdrawing holder.

        If certificates for Old Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of DTC.

        We, or the exchange agent, in our sole discretion, will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offers. Any Old Notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder promptly after the Expiration Date (or, in the case of Old Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with DTC for the Old Notes as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offers). Properly withdrawn Old Notes may be retendered by following one of the procedures described in the section entitled "—Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

Exchange Agent

        Wilmington Trust, National Association, will be appointed exchange agent for each of the Exchange Offers. Questions and requests for assistance and requests for additional copies of this prospectus or the letter of transmittal should be addressed to the exchange agent as follows:

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
Wilmington Trust, National Association	Wilmington Trust, National Association	Wilmington Trust, National Association
Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attn: Workflow Management—5th Floor	Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attn: Workflow Management—5th Floor	Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attn: Workflow Management—5th Floor
By Telephone: (302) 636-6470
By Facsimile (for Eligible Institutions only): (302) 636-4139
For information: DTC2@wilmingtontrust.com

        DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

        We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the Indentures relating to the Exchange Notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offers.

        Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees.

Accounting Treatment

        We will record the Exchange Notes at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the Exchange Offers will be amortized over the term of the Exchange Notes.

Consequences of Exchanging or Failing to Exchange Old Notes

        If you do not exchange your Old Notes for Exchange Notes in the applicable Exchange Offers, your Old Notes will continue to be subject to the provisions of the Indentures relating to the Exchange Notes regarding transfer and exchange of the Old Notes and the restrictions on transfer applicable to the Old Notes. These transfer restrictions are required because the Old Notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the Old Notes under the Securities Act. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the Exchange Notes you receive in the Exchange Offers may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the Exchange Notes if:

  •
  you are our "affiliate," as defined in Rule 405 under the Securities Act;

  •
  you are not acquiring the Exchange Notes in the Exchange Offers in the ordinary course of your business; or

  •
  you are engaged in or intend to engage in, or have an arrangement or understanding with any person to participate in, the distribution, as defined in the Securities Act, of the Exchange Notes you will receive in the Exchange Offers.

        We do not intend to request the SEC to consider, and the SEC has not considered, the Exchange Offers in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the Exchange Offers as in the circumstances described in the no-action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and has no arrangement or understanding to participate in a distribution of Exchange Notes. If you are our affiliate, are engaged in or intend to engage in a distribution of the Exchange Notes or have any arrangement or understanding with respect to the distribution of the Exchange Notes you will receive in the Exchange Offers, you may not rely on the applicable interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the Exchange Notes. If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the Exchange Notes. In addition, to comply with state securities laws, you may not offer or sell the Exchange Notes in any state, unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the Exchange Notes to "qualified institutional buyers" (as defined in Rule 144A of the Securities Act) is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the Exchange Notes in any state where an exemption from registration or qualification is required and not available.

DESCRIPTION OF THE 2019 EXCHANGE NOTES

        We issued the 2019 Old Notes and will issue the 2019 Exchange Notes (collectively, the "2019 Notes") under an Indenture, dated as of October 27, 2014 (as amended, supplemented or modified from time to time, the "2019 Notes Indenture"), among Dynegy, as successor in interest to Dynegy Finance II, Inc., the Subsidiary Guarantors (as defined herein) and Wilmington Trust, National Association, as trustee (the "Trustee"), in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the 2019 Old Notes include those expressly set forth in the 2019 Notes Indenture and those made part of the 2019 Notes Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following description is a summary of the material provisions of the 2019 Notes Indenture. This summary does not restate the 2019 Notes Indenture in its entirety and is subject to and is qualified by reference to all of the provisions of the 2019 Notes Indenture, including the definitions of certain terms used therein. We urge you to read the 2019 Notes Indenture because it, and not this description, defines your rights as a holder of the 2019 Notes.

        Certain terms used in this description are defined in the section entitled "—Certain Definitions." Defined terms used in this description but not defined under "—Certain Definitions" have the meanings assigned to them in the 2019 Notes Indenture. In this description, the words "Dynegy," "the Company," "we" and "our" refer only to Dynegy and not to any of its subsidiaries.

        The registered holder of a 2019 Note will be treated as the owner of it for all purposes. Only registered holders of 2019 Notes will have rights under the 2019 Notes Indenture. In exchange for the 2019 Old Notes, we will issue the 2019 Exchange Notes under the 2019 Notes Indenture pursuant to this prospectus.

        All references to the 2019 Notes below refer to the 2019 Old Notes and the 2019 Exchange Notes, unless the context otherwise requires.

The 2019 Exchange Notes

        The 2019 Exchange Notes will:

  •
  be general unsecured obligations of Dynegy;

  •
  rank pari passu in right of payment with all of Dynegy's existing and future senior indebtedness;

  •
  be effectively subordinated to Dynegy's secured indebtedness, including indebtedness incurred under the Credit Agreement, to the extent of the value of the collateral securing such indebtedness;

  •
  be senior in right of payment to any of Dynegy's subordinated indebtedness; and

  •
  be unconditionally guaranteed on a joint and several basis by the Subsidiary Guarantors.

        In the exchange offer for the 2019 Notes, Dynegy will issue up to $2,100,000,000 in aggregate principal amount of 6.75% Senior Notes due 2019. The 2019 Exchange Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Additional 2019 Notes may be issued under the 2019 Notes Indenture from time to time without the consent of the existing holders of the 2019 Notes. Any additional 2019 Notes issued will have the same terms as the 2019 Notes, except for the issue date, issue price and initial interest payment date. The 2019 Notes and any additional 2019 Notes subsequently issued under the 2019 Notes Indenture will be treated as a single class for all purposes under the 2019 Notes Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of this description, references to "2019 Notes" include any additional 2019 Notes issued.

Maturity and Interest

        The 2019 Notes will mature on November 1, 2019. Interest on the 2019 Notes will accrue at the rate of 6.75% per annum and will be payable semiannually in arrears on May 1 and November 1 of each year, to the holders of record of 2019 Notes at the close of business on April 15 and October 15, respectively, immediately preceding such interest payment date.

        Interest on the 2019 Notes will accrue from the applicable date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. All references to "interest" in this description will be deemed to include any Special Interest payable pursuant to the Registration Rights Agreement.

The 2019 Notes Subsidiary Guarantees

        The 2019 Notes will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of Dynegy's current and future Wholly-Owned Domestic Subsidiaries that from time to time is a borrower or guarantor under the Credit Agreement. The obligations of each Subsidiary Guarantor under its 2019 Notes Subsidiary Guarantee will be limited as necessary to prevent such 2019 Notes Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Risks Related to the Notes—A court could cancel the guarantees of the Notes by our subsidiaries under fraudulent transfer law."

        Each Subsidiary Guarantor's guarantee of the 2019 Exchange Notes will:

  •
  be a general unsecured obligation of such Subsidiary Guarantor;

  •
  rank pari passu in right of payment with all of such Subsidiary Guarantor's existing and future senior indebtedness;

  •
  be effectively subordinated to such Subsidiary Guarantor's secured indebtedness, including such Subsidiary Guarantor's guarantee of Dynegy's obligations under the Credit Agreement, to the extent of the value of the collateral securing such indebtedness; and

  •
  be senior in right of payment to any of such Subsidiary Guarantor's subordinated indebtedness.

        A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than Dynegy or another Subsidiary Guarantor, unless immediately after giving effect to that transaction, no Default or Event of Default exists.

        The 2019 Notes Subsidiary Guarantee of a Subsidiary Guarantor will be released automatically:

  (1)
  upon the release, discharge or termination of such Subsidiary Guarantor's obligations as a borrower under the Credit Agreement or such Subsidiary Guarantor's guarantee of the Credit Agreement; or

  (2)
  upon defeasance or satisfaction and discharge of the 2019 Notes as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge."

        As of March 31, 2015, Dynegy and the Subsidiary Guarantors had an aggregate of approximately $7,211 million of indebtedness, of which $786 million was secured. Additionally, Dynegy has approximately $347 million available, net of letters of credit outstanding, for future borrowings under its revolving credit facility.

        Not all of Dynegy's subsidiaries will guarantee the 2019 Exchange Notes. The 2019 Exchange Notes will be effectively subordinated in right of payment to all liabilities of any of Dynegy's subsidiaries that does not guarantee the 2019 Exchange Notes, except to the extent that Dynegy is itself recognized as a creditor of the subsidiary, in which case its claims would still be effectively subordinated to the extent of any collateral securing such liabilities and would still be subordinated in right of payment to any indebtedness of the subsidiary senior to that held by Dynegy. As of March 31, 2015, the Subsidiary Guarantors held 34% of Dynegy's consolidated total assets. In addition, as of March 31, 2015, total operating revenues of the Subsidiary Guarantors were approximately 66% and 65% of Dynegy's consolidated operating revenues for the year ended December 31, 2014 and the three months ended March 31, 2015. See "Risk Factors—Risks Related to the Notes—Your right to receive payments on the Exchange Notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize."

Methods of Receiving Payments on the 2019 Exchange Notes

        If a holder of 2019 Exchange Notes has given wire transfer instructions to the Company, the Company will pay or cause to be paid all principal, interest and premium on that holder's 2019 Exchange Notes in accordance with those instructions. All other payments on 2019 Exchange Notes will be made at the office or agency of the paying agent and registrar unless the Company elects to make interest payments by check mailed to the Noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the 2019 Exchange Notes

        The Trustee will initially act as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the holders of the 2019 Exchange Notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange 2019 Exchange Notes in accordance with the provisions of the 2019 Notes Indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of 2019 Exchange Notes. Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any 2019 Exchange Note selected for redemption. Also, the Company is not required to transfer or exchange any 2019 Exchange Note for a period of 15 days before a selection of 2019 Exchange Notes to be redeemed.

Optional Redemption

        At any time prior to May 1, 2017, Dynegy may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2019 Notes, upon not less than 30 nor more than 60 days' notice, at a redemption price of 106.75% of the principal amount of the 2019 Notes redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the rights of holders of 2019 Notes on the relevant record date to receive interest due on the relevant interest payment date), with the proceeds of one or more Equity Offerings; provided that:

  (1)
  at least 65% of the aggregate principal amount of the 2019 Notes issued on the Issue Date (excluding 2019 Notes held by Dynegy and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

  (2)
  the redemption occurs within 90 days of the date of the closing of such Equity Offering.

        At any time prior to May 1, 2017, Dynegy may on any one or more occasions redeem all or a part of the 2019 Notes, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount of 2019 Notes redeemed, plus the Applicable 2019 Notes Premium as of, and accrued and unpaid interest, if any, to but excluding the redemption date, subject to the rights of holders of 2019 Notes on the relevant record date to receive interest due on the relevant interest payment date.

        Except pursuant to the preceding two paragraphs, the 2019 Notes will not be redeemable at Dynegy's option prior to May 1, 2017. Dynegy is not prohibited, however, from acquiring the 2019 Notes in market transactions by means other than a redemption, whether pursuant to a tender offer or otherwise.

        On or after May 1, 2017, Dynegy may on any one or more occasions redeem all or a part of the 2019 Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2019 Notes redeemed, to but excluding the applicable redemption date, if redeemed during the 12-month period beginning on May 1 of the years indicated below (subject to the rights of noteholders on the relevant record date to receive interest on the relevant interest payment date):

Year	Percentage
2017	103.375%
2018	101.688%
2019 and thereafter	100.000%

Mandatory Redemption

        The Company is not required to make mandatory redemption or sinking fund payments with respect to the 2019 Notes.

Selection and Notice

        If less than all of the 2019 Exchange Notes are to be redeemed at any time, the Trustee (or registrar if other than the Trustee) will select the 2019 Exchange Notes for redemption on a pro rata basis to the extent practicable or by lot or such other similar method in accordance with the procedures of DTC, unless otherwise required by law or applicable stock exchange requirements.

        No 2019 Exchange Notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail or delivered electronically at least 30 but not more than 60 days before the redemption date to each holder of 2019 Exchange Notes to be redeemed at its registered address, except that redemption notices may be mailed or delivered electronically more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the 2019 Notes or a satisfaction and discharge of the 2019 Notes Indenture. Any redemption notice may, in the Company's discretion, be subject to the satisfaction of one or more conditions precedent. If such redemption is subject to the satisfaction of one of more conditions precedent, such notice shall state that, in the Company's discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), such redemption may not occur and such notice may be rescinded in the event that any or all of such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed.

        If any 2019 Exchange Note is to be redeemed in part only, the notice of redemption that relates to that 2019 Exchange Note will state the portion of the principal amount of that 2019 Exchange Note that is to be redeemed. A new 2019 Exchange Note in principal amount equal to the unredeemed portion of the original 2019 Exchange Note will be issued in the name of the holder of 2019 Exchange Notes upon cancellation of the original 2019 Exchange Note. 2019 Exchange Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on 2019 Exchange Notes or portions of them called for redemption.

Change of Control

        If a Change of Control occurs, each holder of 2019 Exchange Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's 2019 Exchange Notes pursuant to a change of control offer (the "Change of Control Offer") on the terms set forth in the 2019 Notes Indenture. In the Change of Control Offer, the Company will offer a payment (the "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of the 2019 Notes repurchased, plus accrued and unpaid interest, if any, on the 2019 Notes to but excluding the date of purchase, subject to the rights of Noteholders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will mail (or deliver electronically) a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase 2019 Exchange Notes on the date for payment specified in the notice (the "Change of Control Payment Date"), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered, pursuant to the procedures required by the 2019 Notes Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2019 Exchange Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the 2019 Notes Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the 2019 Notes Indenture by virtue of such compliance.

        On the Change of Control Payment Date, the Company will, to the extent lawful:

  (1)
  accept for payment all 2019 Exchange Notes or portions of 2019 Exchange Notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 2019 Exchange Notes or portions of 2019 Exchange Notes properly tendered; and

  (3)
  deliver or cause to be delivered to the Trustee the 2019 Exchange Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of 2019 Exchange Notes or portions of 2019 Exchange Notes being purchased by the Company.

        The paying agent will promptly mail to each holder of 2019 Exchange Notes properly tendered the Change of Control Payment for such 2019 Exchange Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new 2019 Exchange Note equal in principal amount to any unpurchased portion of the 2019 Exchange Notes surrendered, if any; provided that each new 2019 Exchange Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the 2019 Notes Indenture are applicable. Except as described above with respect to a Change of Control, the 2019 Notes Indenture does not contain provisions that permit the holders of the 2019 Exchange Notes to require that the Company repurchase or redeem the 2019 Exchange Notes in the event of a takeover, recapitalization or similar transaction.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the 2019 Notes Indenture applicable to a Change of Control Offer made by the Company and purchases all 2019 Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the 2019 Notes Indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price. A Change in Control Offer may be made in advance of a Change of Control, with the obligation to pay and the timing of payment conditioned upon the occurrence of a Change of Control, if a definitive agreement to effect a Change of Control is in place at the time the Change of Control Offer is made.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Subsidiaries taken as a whole. There is a limited body of case law interpreting the phrase "substantially all," and there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of 2019 Exchange Notes to require the Company to repurchase its 2019 Exchange Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Certain Covenants

Liens

        The Company will not and will not permit any Subsidiary Guarantor to, create, incur, assume or suffer to exist or become effective any mortgage, pledge or other lien (other than Permitted Liens) upon any Principal Property to secure indebtedness for borrowed money represented by notes, bonds, debentures or other evidences of indebtedness, unless all payments due under the 2019 Notes Indenture and the 2019 Notes issued thereunder are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a lien.

Merger, Consolidation or Sale of Assets

        The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

  (1)
  either (a) the Company is the surviving corporation or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if the Person is a partnership or limited liability company, then a corporation wholly-owned by such Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia that does not and will not have any material assets or operations shall become a co-issuer of the 2019 Notes pursuant to supplemental indentures duly executed by the Trustee;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the 2019 Notes Indenture, the 2019 Notes and the Registration Rights Agreement pursuant to documents in such form as are reasonably satisfactory to the Trustee; and

  (3)
  immediately after such transaction, no Default or Event of Default exists.

        In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to:

  (1)
  a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or forming a direct holding company of the Company; and

  (2)
  any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries, including by way of merger or consolidation.

Additional 2019 Notes Subsidiary Guarantees

        After the consummation of the Duke Midwest Assets Acquisition (as defined in the 2019 Notes Indenture) or the EquiPower Acquisition (as defined in the 2019 Notes Indenture), as applicable, if any Wholly-Owned Domestic Subsidiary of Dynegy other than a Subsidiary Guarantor becomes a borrower under the Credit Agreement or guarantees any indebtedness under the Credit Agreement, within 30 days thereof Dynegy shall cause such Wholly-Owned Domestic Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the 2019 Notes on the same terms and conditions as those applicable to the Subsidiary Guarantors under the 2019 Notes Indenture and will deliver to the trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered and constitute a legally valid and enforceable obligation (subject to customary qualifications and exceptions). Thereafter, such Wholly-Owned Domestic Subsidiary will be a Subsidiary Guarantor with respect to the 2019 Notes until such Wholly-Owned Domestic Subsidiary's 2019 Notes Subsidiary Guarantee with respect to the 2019 Notes is released in accordance with the 2019 Notes Indenture.

Reports

        Whether or not required by the SEC's rules and regulations, so long as any 2019 Notes are outstanding, the Company will furnish to the Trustee, within the time periods (including any extensions thereof) specified in the SEC's rules and regulations:

  (1)
  all quarterly and annual reports of Dynegy that would be required to be filed with the SEC on Forms 10-Q and 10-K if Dynegy were required to file such reports; and

  (2)
  all current reports of Dynegy that would be required to be filed with the SEC on Form 8-K if Dynegy were required to file such reports.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Dynegy's consolidated financial statements by Dynegy's independent registered public accounting firm. In addition, after the consummation of the Duke Midwest Assets Acquisition or the EquiPower Acquisition, as applicable, the Company will file (or will cause to be filed) a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing). To the extent such filings are made with the SEC, the reports will be deemed to have been furnished to the Trustee and holders of 2019 Notes. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings.

        If, notwithstanding the foregoing, the SEC will not accept Dynegy's filings for any reason, the Company will (i) post (or cause to be posted) the reports referred to in the first paragraph of this covenant on Dynegy's website with no password protection within the time periods that would apply if Dynegy were required to file those reports with the SEC, (ii) not later than ten business days after the time Dynegy posts its quarterly and annual reports on its website, hold (or cause to be held) a quarterly conference call to discuss the information contained in such reports and (iii) no fewer than two business days prior to the date of the conference call required to be held in accordance with clause (ii) above, issue (or cause to be issued) a press release to appropriate U.S. wire services announcing the time and date of such conference call and either including all information necessary to access the call or directing the holders or beneficial owners of, and prospective investors in, the 2019 Notes and securities analysts and market makers to contact an individual at Dynegy (for whom contact information shall be provided in such press release) to obtain the information on how to access such conference call.

        In addition, the Company agrees that, for so long as any 2019 Notes remain outstanding, at any time it is not required to file the reports required by the preceding paragraphs with the SEC, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

        Each of the following is an "Event of Default":

  (1)
  default for 30 days in the payment when due of interest on the 2019 Notes;

  (2)
  default in payment when due of the principal of, or premium, if any, on the 2019 Notes;

  (3)
  failure by the Company or a Subsidiary Guarantor to comply with any covenant in the 2019 Notes Indenture (other than a default specified in clause (1) or (2) above) for 60 days after written notice by the Trustee or holders of at least 25% in principal amount of the 2019 Notes;

  (4)
  default under any document evidencing any indebtedness for borrowed money by the Company (or Dynegy prior to the consummation of the Duke Midwest Assets Acquisition or the EquiPower Acquisition, as applicable) or any Subsidiary Guarantor, whether such indebtedness now exists or is created after the Issue Date, if that default:

  (a)
  is caused by a failure to pay principal when due at final (and not any interim) maturity on or prior to the expiration of any grace period provided in such indebtedness (a "Payment Default"); or

  (b)
  results in the acceleration of such indebtedness prior to its express maturity (without such acceleration having been rescinded, annulled or otherwise cured),

    and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (without such acceleration having been rescinded, annulled or otherwise cured), aggregates $100.0 million or more; provided that this clause (4) shall not apply to (i) secured indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such indebtedness and (ii) any indebtedness that is required to be converted into Qualifying Equity Interests upon the occurrence of certain designated events so long as no payments in cash or otherwise are required to be made in accordance with such conversion);

  (5)
  except as permitted by the 2019 Notes Indenture, any 2019 Notes Subsidiary Guarantees of any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary shall be held in any final and non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with its terms) to be in full force and effect or any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary, or any Person acting on behalf of any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary, shall deny or disaffirm in writing its or their obligations under its or their 2019 Notes Subsidiary Guarantees; and

  (6)
  (a) a court of competent jurisdiction (i) enters an order or decree under any Bankruptcy Law that is for relief against the Company (or Dynegy prior to the consummation of the Duke Midwest Assets Acquisition or the EquiPower Acquisition, as applicable), any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary in an involuntary case; (ii) appoints a custodian for all or substantially all of the property of the Company (or Dynegy prior to the consummation of the Duke Midwest Assets Acquisition or the EquiPower Acquisition, as applicable), any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary; or (iii) orders the liquidation of the Company (or Dynegy prior to the consummation of the Duke Midwest Assets Acquisition or the EquiPower Acquisition, as applicable), any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary and, in each of clauses (i), (ii) or (iii), the order, appointment or decree remains unstayed and in effect for at least 60 consecutive days; or (b) the Company (or Dynegy prior to the consummation of the Duke Midwest Assets Acquisition or the EquiPower Acquisition, as applicable), any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors.

        In the case of an Event of Default pursuant to clause (6) of the previous paragraph, the 2019 Notes that are outstanding will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the 2019 Notes that are outstanding may declare all the 2019 Notes to be due and payable immediately.

        Subject to certain limitations, holders of a majority in principal amount of the 2019 Notes that are then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the 2019 Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

        In case an Event of Default occurs and is continuing under the 2019 Notes Indenture, the Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any holders of the 2019 Notes unless such holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a 2019 Note may pursue any remedy with respect to the 2019 Notes Indenture unless:

  (1)
  such holder has previously given the Trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in aggregate principal amount of the 2019 Notes that are then outstanding have requested the Trustee to pursue the remedy;

  (3)
  such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

  (5)
  holders of a majority in aggregate principal amount of the 2019 Notes that are then outstanding have not given the Trustee a direction inconsistent with such request within such 60-day period.

        The holders of a majority in aggregate principal amount of the 2019 Notes then outstanding by notice to the Trustee may, on behalf of the holders of the 2019 Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the 2019 Notes Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the 2019 Notes.

        The Company is required to deliver to the Trustee annually a statement regarding compliance with the 2019 Notes Indenture. Upon becoming aware of any Default or Event of Default, Dynegy is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the 2019 Notes, the 2019 Notes Indenture or the 2019 Notes Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of 2019 Notes by accepting a 2019 Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2019 Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the 2019 Notes that are outstanding and all obligations of the Subsidiary Guarantors of such 2019 Notes discharged with respect to their 2019 Notes Subsidiary Guarantees ("Legal Defeasance") except for:

  (1)
  the rights of holders of the 2019 Notes that are then outstanding to receive payments in respect of the principal of, or interest or premium on such 2019 Notes when such payments are due from the trust referred to below;

  (2)
  the Company's obligations with respect to the 2019 Notes concerning issuing temporary 2019 Notes, registration of 2019 Notes, mutilated, destroyed, lost or stolen 2019 Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the Trustee, and the Company's and the Subsidiary Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the 2019 Notes Indenture.

        In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Subsidiary Guarantors released with respect to certain covenants (including the Company's obligation to make Change of Control Offers) that are described in the 2019 Notes Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the 2019 Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described in the section entitled "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the 2019 Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the 2019 Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium on the 2019 Notes that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether such 2019 Notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Company has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the 2019 Notes that are then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Company has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the 2019 Notes that are then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default with respect to the 2019 Notes has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the 2019 Notes Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

  (6)
  the Company must deliver to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the 2019 Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

  (7)
  the Company must deliver to the Trustee an Officer's Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the 2019 Notes Indenture, the 2019 Notes and the 2019 Notes Subsidiary Guarantees may be amended or supplemented with the consent of the holders of a majority in principal amount of the 2019 Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the 2019 Notes), and any existing default or compliance with any provision of the 2019 Notes Indenture, the 2019 Notes or the 2019 Notes Subsidiary Guarantees may be waived with the consent of the holders of a majority in principal amount of the 2019 Notes that are then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the 2019 Notes).

        Without the consent of each holder of the 2019 Notes, an amendment or waiver may not (with respect to the 2019 Notes held by a non-consenting holder):

  (1)
  reduce the principal amount of the 2019 Notes whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of the 2019 Notes or alter the provisions with respect to the redemption of the 2019 Notes (other than provisions relating to the covenant described above in the section entitled "—Change of Control" and provisions relating to the number of days of notice to be given in the event of a redemption);

  (3)
  reduce the rate of or change the time for payment of interest on the 2019 Note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium on the 2019 Notes (except a rescission of acceleration of the 2019 Notes by the holders of a majority in aggregate principal amount of the 2019 Notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any such 2019 Note payable in currency other than that stated in the 2019 Notes;

  (6)
  make any change in the provisions of the 2019 Notes Indenture relating to waivers of past Defaults or the rights of holders of the 2019 Notes to receive payments of principal of, or interest or premium on the 2019 Notes;

  (7)
  waive a redemption payment with respect to any 2019 Note (other than a payment required by the covenant described above in the section entitled "—Change of Control"); or

  (8)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of the 2019 Notes, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the 2019 Notes Indenture, the 2019 Notes and the 2019 Notes Subsidiary Guarantees:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for the uncertificated 2019 Notes in addition to or in place of the certificated 2019 Notes;

  (3)
  to provide for the assumption of the Company's or a Subsidiary Guarantor's obligations to holders of the 2019 Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Subsidiary Guarantor's assets;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of the 2019 Notes or that does not adversely affect the legal rights under the 2019 Notes Indenture of any such holder;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the 2019 Notes Indenture under the Trust Indenture Act;

  (6)
  to conform the text of the 2019 Notes Indenture or the 2019 Notes to any provision of the "Description of the Notes" section of the confidential offering memorandum of Dynegy, dated October 10, 2014, relating to the initial offering of the 2019 Old Notes to the extent that such provision in that "Description of the Notes" was intended to be a verbatim or substantially verbatim recitation of a provision of the 2019 Notes Indenture, the 2019 Notes or the 2019 Notes Subsidiary Guarantees;

  (7)
  to evidence and provide for the acceptance and appointment under the 2019 Notes Indenture of a successor trustee pursuant to the requirements thereof;

  (8)
  to provide for the issuance of additional 2019 Notes in accordance with the limitations set forth in the 2019 Notes Indenture; or

  (9)
  to allow any Subsidiary Guarantor to execute a supplemental indenture and/or a 2019 Notes Subsidiary Guarantee with respect to the 2019 Notes.

Satisfaction and Discharge

        The 2019 Notes Indenture will be discharged and will cease to be of further effect as to the 2019 Notes issued thereunder, when:

  (1)
  either:

  (a)
  all 2019 Notes that have been authenticated, except lost, stolen or destroyed 2019 Notes that have been replaced or paid and 2019 Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

  (b)
  all 2019 Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of 2019 Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the 2019 Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

  (2)
  no Default or Event of Default under the 2019 Notes Indenture has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

  (3)
  the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under the 2019 Notes Indenture; and

  (4)
  the Company has delivered irrevocable written instructions to the Trustee under the 2019 Notes Indenture to apply the deposited money toward the payment of the 2019 Notes at maturity or the redemption date, as the case may be.

        In addition, the Company must deliver an Officer's Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the Trustee becomes a creditor of the Company or any Subsidiary Guarantor, the 2019 Notes Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if the 2019 Notes Indenture has been qualified under the Trust Indenture Act) or resign.

        The holders of a majority in principal amount of the 2019 Notes that are outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The 2019 Notes Indenture provides that, in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the 2019 Notes Indenture at the request of any holder of 2019 Notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

        "2019 Exchange Notes" means the exchange notes to be issued pursuant to the Registration Rights Agreement.

        "2019 Notes Subsidiary Guarantee" means the guarantee by each Subsidiary Guarantor of the Company's obligations under the 2019 Notes Indenture and the 2019 Notes, executed pursuant to the provisions of the 2019 Notes Indenture.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that Beneficial Ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Applicable Law" means, as to any Person, any ordinance, law, treaty, rule or regulation or any determination, ruling or other directive by and from an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property is subject.

        "Applicable 2019 Notes Premium" means, with respect to any 2019 Note on any redemption date, the greater of:

  (1)
  1.0% of the principal amount of such 2019 Note; or

  (2)
  the excess of:

  (a)
  the present value at such redemption date of (i) the redemption price of such 2019 Note at May 1, 2017 (such redemption price being set forth in the table appearing above with respect to the 2019 Notes in the section entitled "—Optional Redemption") plus (ii) all required interest payments due on such 2019 Note through May 1, 2017 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

  (b)
  the principal amount of the 2019 Note.

        "Authorized Officer" means, with respect to (i) delivering an Officer's Certificates pursuant to the 2019 Notes Indenture, the chief executive officer, the president, the chief financial officer, the treasurer, the assistant treasurer, the principal accounting officer or any other person of the Company having substantially the same responsibilities as the aforementioned officers, and (ii) any other matter in connection with the 2019 Notes Indenture, the chief executive officer, chief financial officer, treasurer, the assistant treasurer, general counsel or a responsible financial or accounting officer of the Company.

        "Bankruptcy Law" means Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended from time to time, or any similar federal or state or other law for the relief of debtors.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

  (2)
  with respect to a partnership, the Board of Directors of the general partner of the partnership;

  (3)
  with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Dynegy and its Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of Dynegy or any of its Subsidiaries, any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan and one or more Permitted Holders);

  (2)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than one or more Permitted Holders or a corporation owned directly or indirectly by the stockholders of Dynegy in substantially the same proportion as their ownership of stock of Dynegy prior to such transaction, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Dynegy, measured by voting power rather than number of shares; or

  (3)
  the first day on which a majority of the members of the Board of Directors of Dynegy are not Continuing Directors; or

  (4)
  prior to the Duke Midwest Escrow Release Date (as defined in the 2019 Notes Indenture) or the EquiPower Escrow Release Date (as defined in the 2019 Notes Indenture), as applicable, Dynegy does not directly or indirectly beneficially own 100% of the Capital Stock of Finance I (as defined herein) or Finance II (as defined herein), as applicable.

        "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who:

  (1)
  was a member of such Board of Directors on the Issue Date; or

  (2)
  was nominated for election or elected to such Board of Directors with the approval of (x) one or more Permitted Holders or (y) a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

        "Credit Agreement" means the Credit Agreement, dated as of April 23, 2013, among Dynegy, various lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Default" means any event, act or condition which with notice or lapse of time, or both, would (without cure or waiver hereunder) constitute an Event of Default.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the 2019 Notes mature.

        "Domestic Subsidiary" means any Subsidiary of Dynegy that was incorporated or organized in the United States or any state thereof or the District of Columbia.

        "Duke Midwest Assets Acquisition" means the acquisition contemplated by the Duke Midwest Purchase Agreement.

        "Duke Midwest Assets Acquisition Deadline" means August 24, 2015.

        "Duke Midwest Purchase Agreement" means the Purchase and Sale Agreement, dated as of August 21, 2014, by and among Dynegy Resource I, LLC, Duke Energy SAM, LLC and Duke Energy Commercial Enterprises, Inc.

        "Dynegy" means Dynegy Inc., a Delaware corporation, and any and all successors thereto.

        "Eligible Escrow Investments" means:

  (1)
  investments in money market funds registered under the Federal Investment Company Act of 1940, whose shares are registered under the Securities Act, and rated "AAAm" or "AAAm-G" or better by S&P and "Aaa," "Aa1" or "Aa2" by Moody's, including any such money market fund for which the Escrow Agent or any of its Affiliates serves as investment manager, administrator, shareholder servicing agent and/or custodian; and

  (2)
  deposits in a noninterest-bearing account with the Escrow Agent; provided that such account has full FDIC coverage at least through the Duke Midwest Assets Acquisition Deadlines or EquiPower Acquisition Deadline, as applicable.

        "Environmental CapEx Debt" means indebtedness of the Company or its Subsidiaries incurred for the purpose of financing Environmental Capital Expenditures.

        "Environmental Capital Expenditures" means capital expenditures deemed necessary by the Company or its Subsidiaries to comply with Environmental Laws.

        "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including without limitation any binding judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety (as such relates to exposure to Hazardous Materials) or Hazardous Materials.

        "EquiPower Acquisition" means the acquisition contemplated by the EquiPower Purchase Agreement.

        "EquiPower Acquisition Deadline" means May 11, 2015.

        "EquiPower Purchase Agreement" means each of (i) the Stock Purchase Agreement, dated as of August 21, 2014, among Dynegy Resource II, LLC, Energy Capital Partners II, LP, ("ECP II"), Energy Capital Partners II-A, LP, ("ECP II-A"), Energy Capital Partners II-B, LP, ("ECP II-B"), Energy Capital Partners II-C (Direct IP), LP, ("ECP II-C"), Energy Capital Partners II-D, LP ("ECP II-D"), Energy Capital Partners II (EquiPower Co-Invest), LP, EquiPower Resources Corp. and, solely for certain limited purposes set forth therein, each of Energy Capital Partners II-C, LP ("ECP II-C Fund"), Dynegy and the other parties party thereto and (ii) the Stock Purchase Agreement and Agreement and Plan of Merger, dated as of August 21, 2014, among Dynegy Resource III, LLC, Dynegy Resource III-A, LLC, Brayton Point Holdings, LLC, Energy Capital Partners GP II, LP, ECP II, ECP II-A, ECP II-B, ECP II-D, Energy Capital Partners II-C (Cayman), L.P. and, solely for certain limited purposes set forth therein, ECP II-C Fund, Dynegy and there other parties party thereto.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale of (1) Capital Stock of Dynegy (other than Disqualified Stock and other than to a Subsidiary of Dynegy) or (2) Capital Stock of a direct or indirect parent entity of Dynegy (other than to Dynegy or a Subsidiary of Dynegy) to the extent that the net cash proceeds therefrom are contributed to the common equity capital of Dynegy.

        "Finance I" means Dynegy Finance I, Inc., a Delaware corporation.

        "Finance II" means Dynegy Finance II, Inc., a Delaware corporation.

        "Foreign Subsidiary" of any Person means any Subsidiary of such Person that is not a Domestic Subsidiary.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided, however, that if any operating lease would be recharacterized as a capital lease due to changes in the accounting treatment of such operating leases under GAAP since the Issue Date, then solely with respect to the accounting treatment of any such lease, GAAP shall be interpreted as it was in effect on the Issue Date.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

        "Governmental Authority" means any nation or government, or any state, province, territory or other political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, or any governmental or non-governmental authority regulating the generation and/or transmission of energy, including Electric Reliability Council of Texas.

        "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants" or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

        "Issue Date" means October 27, 2014.

        "Necessary Capital Expenditures" means capital expenditures that are required by Applicable Law (other than Environmental Laws) or undertaken for health and safety reasons or to prevent catastrophic failure of a unit. The term "Necessary Capital Expenditures" does not include any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.

        "Officer's Certificate" means a certificate signed on behalf of the Company by an Authorized Officer of the Company that meets the requirements set forth in the 2019 Notes Indenture.

        "Permitted Holders" means Franklin Advisers, Inc. and one or more of its Affiliates.

        "Permitted Liens" means:

  (1)
  liens securing indebtedness in an aggregate principal amount not to exceed the greater of (a) $1.7 billion and (b) 30.0% of Total Assets (determined at the time of incurrence of such indebtedness and without giving effect to subsequent changes);

  (2)
  liens in favor of the Company or any of the Subsidiary Guarantors;

  (3)
  liens created for the benefit of (or to secure) the 2019 Notes (or the 2019 Notes Subsidiary Guarantees);

  (4)
  liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such liens were in existence (or were required to extend to such assets, including by way of an after-acquired property provision) prior to, and not incurred in contemplation of, or to finance, such acquisition;

  (5)
  liens to secure indebtedness or other obligations incurred to finance Necessary Capital Expenditures that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such indebtedness; and

  (6)
  liens to secure Environmental CapEx Debt that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Environmental CapEx Debt.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Principal Property" means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for manufacturing, processing, research, warehousing or distribution owned by the Company or any of its Subsidiaries, in each case, located within the United States, that has a book value on the date of which the determination is being made, without deduction of any depreciation reserves, exceeding 2% of Total Assets, other than any such facility that the Company reasonably determines is not material to the business of the Company and its Subsidiaries taken as a whole.

        "Registration Rights Agreement" means the registration rights agreement, dated as of October 27, 2014, among Dynegy (as successor in interest to each of Dynegy Finance I, Inc. and Dynegy

Finance II, Inc.), the Subsidiary Guarantors, and Morgan Stanley & Co. LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC and UBS Securities LLC, as representatives of certain initial purchasers.

        "Qualifying Equity Interests" means Equity Interests of Dynegy other than Disqualified Stock.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of indebtedness, the date on which the payment of interest or principal is scheduled to be paid in the documentation governing such indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Subsidiary Guarantor" means any of the Company's current and future Wholly-Owned Domestic Subsidiaries that guarantees the 2019 Notes pursuant to the provisions of the 2019 Notes Indenture, in each case, until the 2019 Notes Subsidiary Guarantee of such Person has been released in accordance with the provisions of the 2019 Notes Indenture.

        "Total Assets" means, as of any date of determination, the total consolidated assets of the Company and its Subsidiaries, determined in accordance with GAAP, as shown on the most recent publicly available balance sheet of the Company, and after giving pro forma effect to any acquisition or disposal of any property or assets consummated after the date of the applicable balance sheet and on or prior to the date of determination.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 1, 2017; provided that if the period from the redemption date to May 1, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Wholly-Owned Domestic Subsidiary" means, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

        "Wholly-Owned Subsidiary" means, as to any Person, (i) any corporation 100% of whose Capital Stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of a Foreign Subsidiary of Dynegy with respect to the preceding clauses (i) and (ii), director's qualifying shares and/or other nominal amount of shares required to be held by Persons other than the Company and its Subsidiaries under applicable law).

DESCRIPTION OF THE 2022 EXCHANGE NOTES

        We issued the 2022 Old Notes and will issue the 2022 Exchange Notes (collectively, the "2022 Notes") under an Indenture, dated as of October 27, 2014 (as amended, supplemented or modified from time to time, the "2022 Notes Indenture"), among Dynegy, as successor in interest to Dynegy Finance II, Inc., the Subsidiary Guarantors (as defined herein) and Wilmington Trust, National Association, as trustee (the "Trustee"), in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the 2022 Old Notes include those expressly set forth in the 2022 Notes Indenture and those made part of the 2022 Notes Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following description is a summary of the material provisions of the 2022 Notes Indenture. This summary does not restate the 2022 Notes Indenture in its entirety and is subject to and is qualified by reference to all of the provisions of the 2022 Notes Indenture, including the definitions of certain terms used therein. We urge you to read the 2022 Notes Indenture because it, and not this description, defines your rights as a holder of the 2022 Notes.

        Certain terms used in this description are defined in the section entitled "—Certain Definitions." Defined terms used in this description but not defined under "—Certain Definitions" have the meanings assigned to them in the 2022 Notes Indenture. In this description, the words "Dynegy," "the Company," "we" and "our" refer only to Dynegy and not to any of its subsidiaries.

        The registered holder of a 2022 Note will be treated as the owner of it for all purposes. Only registered holders of 2022 Notes will have rights under the 2022 Notes Indenture. In exchange for the 2022 Old Notes, we will issue the 2022 Exchange Notes under the 2022 Notes Indenture pursuant to this prospectus.

        All references to the 2022 Notes below refer to the 2022 Old Notes and the 2022 Exchange Notes, unless the context otherwise requires.

The 2022 Exchange Notes

        The 2022 Exchange Notes will:

  •
  be general unsecured obligations of Dynegy;

  •
  rank pari passu in right of payment with all of Dynegy's existing and future senior indebtedness;

  •
  be effectively subordinated to Dynegy's secured indebtedness, including indebtedness incurred under the Credit Agreement, to the extent of the value of the collateral securing such indebtedness;

  •
  be senior in right of payment to any of Dynegy's subordinated indebtedness; and

  •
  be unconditionally guaranteed on a joint and several basis by the Subsidiary Guarantors.

        In the exchange offer for the 2022 Notes, Dynegy will issue up to $1,750,000,000 in aggregate principal amount of 7.375% Senior Notes due 2022. The 2022 Exchange Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Additional 2022 Notes may be issued under the 2022 Notes Indenture from time to time without the consent of the existing holders of the 2022 Notes. Any additional 2022 Notes issued will have the same terms as the 2022 Notes, except for the issue date, issue price and initial interest payment date. The 2022 Notes and any additional 2022 Notes subsequently issued under the 2022 Notes Indenture will be treated as a single class for all purposes under the 2022 Notes Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of this description, references to "2022 Notes" include any additional 2022 Notes issued.

Maturity and Interest

        The 2022 Notes will mature on November 1, 2022. Interest on the 2022 Notes will accrue at the rate of 7.375% per annum and will be payable semiannually in arrears on May 1 and November 1 of each year, to the holders of record of 2022 Notes at the close of business on April 15 and October 15, respectively, immediately preceding such interest payment date.

        Interest on the 2022 Notes will accrue from the applicable date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. All references to "interest" in this description will be deemed to include any Special Interest payable pursuant to the Registration Rights Agreement.

The 2022 Notes Subsidiary Guarantees

        The 2022 Notes will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of Dynegy's current and future Wholly-Owned Domestic Subsidiaries that from time to time is a borrower or guarantor under the Credit Agreement. The obligations of each Subsidiary Guarantor under its 2022 Notes Subsidiary Guarantee will be limited as necessary to prevent such 2022 Notes Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Risks Related to the Notes—A court could cancel the guarantees of the Notes by our subsidiaries under fraudulent transfer law."

        Each Subsidiary Guarantor's guarantee of the 2022 Exchange Notes will:

  •
  be a general unsecured obligation of such Subsidiary Guarantor;

  •
  rank pari passu in right of payment with all of such Subsidiary Guarantor's existing and future senior indebtedness;

  •
  be effectively subordinated to such Subsidiary Guarantor's secured indebtedness, including such Subsidiary Guarantor's guarantee of Dynegy's obligations under the Credit Agreement, to the extent of the value of the collateral securing such indebtedness; and

  •
  be senior in right of payment to any of such Subsidiary Guarantor's subordinated indebtedness.

        A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than Dynegy or another Subsidiary Guarantor, unless immediately after giving effect to that transaction, no Default or Event of Default exists.

        The 2022 Notes Subsidiary Guarantee of a Subsidiary Guarantor will be released automatically:

  (1)
  upon the release, discharge or termination of such Subsidiary Guarantor's obligations as a borrower under the Credit Agreement or such Subsidiary Guarantor's guarantee of the Credit Agreement; or

  (2)
  upon defeasance or satisfaction and discharge of the 2022 Notes as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge."

        As of March 31, 2015, Dynegy and the Subsidiary Guarantors had an aggregate of approximately $7,211 million of indebtedness, of which $786 million was secured. Additionally, Dynegy has approximately $347 million available, net of letters of credit outstanding, for future borrowings under its revolving credit facility.

        Not all of Dynegy's subsidiaries will guarantee the 2022 Exchange Notes. The 2022 Exchange Notes will be effectively subordinated in right of payment to all liabilities of any of Dynegy's subsidiaries that does not guarantee the 2022 Exchange Notes, except to the extent that Dynegy is itself recognized as a creditor of the subsidiary, in which case its claims would still be effectively subordinated to the extent of any collateral securing such liabilities and would still be subordinated in right of payment to any indebtedness of the subsidiary senior to that held by Dynegy. As of March 31, 2015, the Subsidiary Guarantors held 34% of Dynegy's consolidated total assets. In addition, as of March 31, 2015, total operating revenues of the Subsidiary Guarantors were approximately 66% and 65% of Dynegy's consolidated operating revenues for the year ended December 31, 2014 and the three months ended March 31, 2015. See "Risk Factors—Risks Related to the Notes—Your right to receive payments on the Exchange Notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize."

Methods of Receiving Payments on the 2022 Exchange Notes

        If a holder of 2022 Exchange Notes has given wire transfer instructions to the Company, the Company will pay or cause to be paid all principal, interest and premium on that holder's 2022 Exchange Notes in accordance with those instructions. All other payments on 2022 Exchange Notes will be made at the office or agency of the paying agent and registrar unless the Company elects to make interest payments by check mailed to the Noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the 2022 Exchange Notes

        The Trustee will initially act as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the holders of the 2022 Exchange Notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange 2022 Exchange Notes in accordance with the provisions of the 2022 Notes Indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of 2022 Exchange Notes. Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any 2022 Exchange Note selected for redemption. Also, the Company is not required to transfer or exchange any 2022 Exchange Note for a period of 15 days before a selection of 2022 Exchange Notes to be redeemed.

Optional Redemption

        At any time prior to November 1, 2017, Dynegy may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2022 Notes, upon not less than 30 nor more than 60 days' notice, at a redemption price of 107.375% of the principal amount of the 2022 Notes redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the rights of holders of 2022 Notes on the relevant record date to receive interest due on the relevant interest payment date), with the proceeds of one or more Equity Offerings; provided that:

  (1)
  at least 65% of the aggregate principal amount of the 2022 Notes issued on the Issue Date (excluding 2022 Notes held by Dynegy and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

  (2)
  the redemption occurs within 90 days of the date of the closing of such Equity Offering.

        At any time prior to November 1, 2018, Dynegy may on any one or more occasions redeem all or a part of the 2022 Notes, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount of 2022 Notes redeemed, plus the Applicable 2022 Notes Premium as of, and accrued and unpaid interest, if any, to but excluding the redemption date, subject to the rights of holders of 2022 Notes on the relevant record date to receive interest due on the relevant interest payment date.

        Except pursuant to the preceding two paragraphs, the 2022 Notes will not be redeemable at Dynegy's option prior to November 1, 2018. Dynegy is not prohibited, however, from acquiring the 2022 Notes in market transactions by means other than a redemption, whether pursuant to a tender offer or otherwise.

        On or after November 1, 2018, Dynegy may on any one or more occasions redeem all or a part of the 2022 Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2022 Notes redeemed, to but excluding the applicable redemption date, if redeemed during the 12-month period beginning on May 1 of the years indicated below (subject to the rights of noteholders on the relevant record date to receive interest on the relevant interest payment date):

Year	Percentage
2018	103.688%
2019	101.844%
2020 and thereafter	100.000%

Mandatory Redemption

        The Company is not required to make mandatory redemption or sinking fund payments with respect to the 2022 Notes.

Selection and Notice

        If less than all of the 2022 Exchange Notes are to be redeemed at any time, the Trustee (or registrar if other than the Trustee) will select the 2022 Exchange Notes for redemption on a pro rata basis to the extent practicable or by lot or such other similar method in accordance with the procedures of DTC, unless otherwise required by law or applicable stock exchange requirements.

        No 2022 Exchange Notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail or delivered electronically at least 30 but not more than 60 days before the redemption date to each holder of 2022 Exchange Notes to be redeemed at its registered address, except that redemption notices may be mailed or delivered electronically more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the 2022 Notes or a satisfaction and discharge of the 2022 Notes Indenture. Any redemption notice may, in the Company's discretion, be subject to the satisfaction of one or more conditions precedent. If such redemption is subject to the satisfaction of one of more conditions precedent, such notice shall state that, in the Company's discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), such redemption may not occur and such notice may be rescinded in the event that any or all of such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed.

        If any 2022 Exchange Note is to be redeemed in part only, the notice of redemption that relates to that 2022 Exchange Note will state the portion of the principal amount of that 2022 Exchange Note that is to be redeemed. A new 2022 Exchange Note in principal amount equal to the unredeemed portion of the original 2022 Exchange Note will be issued in the name of the holder of 2022 Exchange Notes upon cancellation of the original 2022 Exchange Note. 2022 Exchange Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on 2022 Exchange Notes or portions of them called for redemption.

Change of Control

        If a Change of Control occurs, each holder of 2022 Exchange Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's 2022 Exchange Notes pursuant to a change of control offer (the "Change of Control Offer") on the terms set forth in the 2022 Notes Indenture. In the Change of Control Offer, the Company will offer a payment (the "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of the 2022 Notes repurchased, plus accrued and unpaid interest, if any, on the 2022 Notes to but excluding the date of purchase, subject to the rights of Noteholders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will mail (or deliver electronically) a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase 2022 Exchange Notes on the date for payment specified in the notice (the "Change of Control Payment Date"), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered, pursuant to the procedures required by the 2022 Notes Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2022 Exchange Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the 2022 Notes Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the 2022 Notes Indenture by virtue of such compliance.

        On the Change of Control Payment Date, the Company will, to the extent lawful:

  (1)
  accept for payment all 2022 Exchange Notes or portions of 2022 Exchange Notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 2022 Exchange Notes or portions of 2022 Exchange Notes properly tendered; and

  (3)
  deliver or cause to be delivered to the Trustee the 2022 Exchange Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of 2022 Exchange Notes or portions of 2022 Exchange Notes being purchased by the Company.

        The paying agent will promptly mail to each holder of 2022 Exchange Notes properly tendered the Change of Control Payment for such 2022 Exchange Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new 2022 Exchange Note equal in principal amount to any unpurchased portion of the 2022 Exchange Notes surrendered, if any; provided that each new 2022 Exchange Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the 2022 Notes Indenture are applicable. Except as described above with respect to a Change of Control, the 2022 Notes Indenture does not contain provisions that permit the holders of the 2022 Exchange Notes to require that the Company repurchase or redeem the 2022 Exchange Notes in the event of a takeover, recapitalization or similar transaction.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the 2022 Notes Indenture applicable to a Change of Control Offer made by the Company and purchases all 2022 Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the 2022 Notes Indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price. A Change in Control Offer may be made in advance of a Change of Control, with the obligation to pay and the timing of payment conditioned upon the occurrence of a Change of Control, if a definitive agreement to effect a Change of Control is in place at the time the Change of Control Offer is made.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Subsidiaries taken as a whole. There is a limited body of case law interpreting the phrase "substantially all," and there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of 2022 Exchange Notes to require the Company to repurchase its 2022 Exchange Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Certain Covenants

Liens

        The Company will not and will not permit any Subsidiary Guarantor to, create, incur, assume or suffer to exist or become effective any mortgage, pledge or other lien (other than Permitted Liens) upon any Principal Property to secure indebtedness for borrowed money represented by notes, bonds, debentures or other evidences of indebtedness, unless all payments due under the 2022 Notes Indenture and the 2022 Notes issued thereunder are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a lien.

Merger, Consolidation or Sale of Assets

        The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

  (1)
  either (a) the Company is the surviving corporation or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if the Person is a partnership or limited liability company, then a corporation wholly-owned by such Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia that does not and will not have any material assets or operations shall become a co-issuer of the 2022 Notes pursuant to supplemental indentures duly executed by the Trustee;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the 2022 Notes Indenture, the 2022 Notes and the Registration Rights Agreement pursuant to documents in such form as are reasonably satisfactory to the Trustee; and

  (3)
  immediately after such transaction, no Default or Event of Default exists.

        In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to:

  (1)
  a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or forming a direct holding company of the Company; and

  (2)
  any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries, including by way of merger or consolidation.

Additional 2022 Notes Subsidiary Guarantees

        After the consummation of the Duke Midwest Assets Acquisition (as defined in the 2022 Notes Indenture) or the EquiPower Acquisition (as defined in the 2022 Notes Indenture), as applicable, if any Wholly-Owned Domestic Subsidiary of Dynegy other than a Subsidiary Guarantor becomes a borrower under the Credit Agreement or guarantees any indebtedness under the Credit Agreement, within 30 days thereof Dynegy shall cause such Wholly-Owned Domestic Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the 2022 Notes on the same terms and conditions as those applicable to the Subsidiary Guarantors under the 2022 Notes Indenture and will deliver to the trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered and constitute a legally valid and enforceable obligation (subject to customary qualifications and exceptions). Thereafter, such Wholly-Owned Domestic Subsidiary will be a Subsidiary Guarantor with respect to the 2022 Notes until such Wholly-Owned Domestic Subsidiary's 2022 Notes Subsidiary Guarantee with respect to the 2022 Notes is released in accordance with the 2022 Notes Indenture.

Reports

        Whether or not required by the SEC's rules and regulations, so long as any 2022 Notes are outstanding, the Company will furnish to the Trustee, within the time periods (including any extensions thereof) specified in the SEC's rules and regulations:

  (1)
  all quarterly and annual reports of Dynegy that would be required to be filed with the SEC on Forms 10-Q and 10-K if Dynegy were required to file such reports; and

  (2)
  all current reports of Dynegy that would be required to be filed with the SEC on Form 8-K if Dynegy were required to file such reports.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Dynegy's consolidated financial statements by Dynegy's independent registered public accounting firm. In addition, after the consummation of the Duke Midwest Assets Acquisition or the EquiPower Acquisition, as applicable, the Company will file (or will cause to be filed) a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing). To the extent such filings are made with the SEC, the reports will be deemed to have been furnished to the Trustee and holders of 2022 Notes. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings.

        If, notwithstanding the foregoing, the SEC will not accept Dynegy's filings for any reason, the Company will (i) post (or cause to be posted) the reports referred to in the first paragraph of this covenant on Dynegy's website with no password protection within the time periods that would apply if Dynegy were required to file those reports with the SEC, (ii) not later than ten business days after the time Dynegy posts its quarterly and annual reports on its website, hold (or cause to be held) a quarterly conference call to discuss the information contained in such reports and (iii) no fewer than two business days prior to the date of the conference call required to be held in accordance with clause (ii) above, issue (or cause to be issued) a press release to appropriate U.S. wire services announcing the time and date of such conference call and either including all information necessary to access the call or directing the holders or beneficial owners of, and prospective investors in, the 2022 Notes and securities analysts and market makers to contact an individual at Dynegy (for whom contact information shall be provided in such press release) to obtain the information on how to access such conference call.

        In addition, the Company agrees that, for so long as any 2022 Notes remain outstanding, at any time it is not required to file the reports required by the preceding paragraphs with the SEC, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

        Each of the following is an "Event of Default":

  (1)
  default for 30 days in the payment when due of interest on the 2022 Notes;

  (2)
  default in payment when due of the principal of, or premium, if any, on the 2022 Notes;

  (3)
  failure by the Company or a Subsidiary Guarantor to comply with any covenant in the 2022 Notes Indenture (other than a default specified in clause (1) or (2) above) for 60 days after written notice by the Trustee or holders of at least 25% in principal amount of the 2022 Notes;

  (4)
  default under any document evidencing any indebtedness for borrowed money by the Company (or Dynegy prior to the consummation of the Duke Midwest Assets Acquisition or the EquiPower Acquisition, as applicable) or any Subsidiary Guarantor, whether such indebtedness now exists or is created after the Issue Date, if that default:

  (a)
  is caused by a failure to pay principal when due at final (and not any interim) maturity on or prior to the expiration of any grace period provided in such indebtedness (a "Payment Default"); or

  (b)
  results in the acceleration of such indebtedness prior to its express maturity (without such acceleration having been rescinded, annulled or otherwise cured),

    and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (without such acceleration having been rescinded, annulled or otherwise cured), aggregates $100.0 million or more; provided that this clause (4) shall not apply to (i) secured indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such indebtedness and (ii) any indebtedness that is required to be converted into Qualifying Equity Interests upon the occurrence of certain designated events so long as no payments in cash or otherwise are required to be made in accordance with such conversion);

  (5)
  except as permitted by the 2022 Notes Indenture, any 2022 Notes Subsidiary Guarantees of any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary shall be held in any final and non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with its terms) to be in full force and effect or any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary, or any Person acting on behalf of any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary, shall deny or disaffirm in writing its or their obligations under its or their 2022 Notes Subsidiary Guarantees; and

  (6)
  (a) a court of competent jurisdiction (i) enters an order or decree under any Bankruptcy Law that is for relief against the Company (or Dynegy prior to the consummation of the Duke Midwest Assets Acquisition or the EquiPower Acquisition, as applicable), any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary in an involuntary case; (ii) appoints a custodian for all or substantially all of the property of the Company (or Dynegy prior to the consummation of the Duke Midwest Assets Acquisition or the EquiPower Acquisition, as applicable), any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary; or (iii) orders the liquidation of the Company (or Dynegy prior to the consummation of the Duke Midwest Assets Acquisition or the EquiPower Acquisition, as applicable), any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary and, in each of clauses (i), (ii) or (iii), the order, appointment or decree remains unstayed and in effect for at least 60 consecutive days; or (b) the Company (or Dynegy prior to the consummation of the Duke Midwest Assets Acquisition or the EquiPower Acquisition, as applicable), any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors.

        In the case of an Event of Default pursuant to clause (6) of the previous paragraph, the 2022 Notes that are outstanding will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the 2022 Notes that are outstanding may declare all the 2022 Notes to be due and payable immediately.

        Subject to certain limitations, holders of a majority in principal amount of the 2022 Notes that are then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the 2022 Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

        In case an Event of Default occurs and is continuing under the 2022 Notes Indenture, the Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any holders of the 2022 Notes unless such holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a 2022 Note may pursue any remedy with respect to the 2022 Notes Indenture unless:

  (1)
  such holder has previously given the Trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in aggregate principal amount of the 2022 Notes that are then outstanding have requested the Trustee to pursue the remedy;

  (3)
  such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

  (5)
  holders of a majority in aggregate principal amount of the 2022 Notes that are then outstanding have not given the Trustee a direction inconsistent with such request within such 60-day period.

        The holders of a majority in aggregate principal amount of the 2022 Notes then outstanding by notice to the Trustee may, on behalf of the holders of the 2022 Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the 2022 Notes Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the 2022 Notes.

        The Company is required to deliver to the Trustee annually a statement regarding compliance with the 2022 Notes Indenture. Upon becoming aware of any Default or Event of Default, Dynegy is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the 2022 Notes, the 2022 Notes Indenture or the 2022 Notes Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of 2022 Notes by accepting a 2022 Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2022 Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the 2022 Notes that are outstanding and all obligations of the Subsidiary Guarantors of such 2022 Notes discharged with respect to their 2022 Notes Subsidiary Guarantees ("Legal Defeasance") except for:

  (1)
  the rights of holders of the 2022 Notes that are then outstanding to receive payments in respect of the principal of, or interest or premium on such 2022 Notes when such payments are due from the trust referred to below;

  (2)
  the Company's obligations with respect to the 2022 Notes concerning issuing temporary 2022 Notes, registration of 2022 Notes, mutilated, destroyed, lost or stolen 2022 Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the Trustee, and the Company's and the Subsidiary Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the 2022 Notes Indenture.

        In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Subsidiary Guarantors released with respect to certain covenants (including the Company's obligation to make Change of Control Offers) that are described in the 2022 Notes Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the 2022 Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described in the section entitled "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the 2022 Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the 2022 Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium on the 2022 Notes that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether such 2022 Notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Company has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the 2022 Notes that are then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Company has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the 2022 Notes that are then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default with respect to the 2022 Notes has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the 2022 Notes Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

  (6)
  the Company must deliver to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the 2022 Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

  (7)
  the Company must deliver to the Trustee an Officer's Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the 2022 Notes Indenture, the 2022 Notes and the 2022 Notes Subsidiary Guarantees may be amended or supplemented with the consent of the holders of a majority in principal amount of the 2022 Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the 2022 Notes), and any existing default or compliance with any provision of the 2022 Notes Indenture, the 2022 Notes or the 2022 Notes Subsidiary Guarantees may be waived with the consent of the holders of a majority in principal amount of the 2022 Notes that are then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the 2022 Notes).

        Without the consent of each holder of the 2022 Notes, an amendment or waiver may not (with respect to the 2022 Notes held by a non-consenting holder):

  (1)
  reduce the principal amount of the 2022 Notes whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of the 2022 Notes or alter the provisions with respect to the redemption of the 2022 Notes (other than provisions relating to the covenant described above in the section entitled "—Change of Control" and provisions relating to the number of days of notice to be given in the event of a redemption);

  (3)
  reduce the rate of or change the time for payment of interest on the 2022 Note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium on the 2022 Notes (except a rescission of acceleration of the 2022 Notes by the holders of a majority in aggregate principal amount of the 2022 Notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any such 2022 Note payable in currency other than that stated in the 2022 Notes;

  (6)
  make any change in the provisions of the 2022 Notes Indenture relating to waivers of past Defaults or the rights of holders of the 2022 Notes to receive payments of principal of, or interest or premium on the 2022 Notes;

  (7)
  waive a redemption payment with respect to any 2022 Note (other than a payment required by the covenant described above in the section entitled "—Change of Control"); or

  (8)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of the 2022 Notes, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the 2022 Notes Indenture, the 2022 Notes and the 2022 Notes Subsidiary Guarantees:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for the uncertificated 2022 Notes in addition to or in place of the certificated 2022 Notes;

  (3)
  to provide for the assumption of the Company's or a Subsidiary Guarantor's obligations to holders of the 2022 Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Subsidiary Guarantor's assets;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of the 2022 Notes or that does not adversely affect the legal rights under the 2022 Notes Indenture of any such holder;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the 2022 Notes Indenture under the Trust Indenture Act;

  (6)
  to conform the text of the 2022 Notes Indenture or the 2022 Notes to any provision of the "Description of the Notes" section of the confidential offering memorandum of Dynegy, dated October 10, 2014, relating to the initial offering of the 2022 Old Notes to the extent that such provision in that "Description of the Notes" was intended to be a verbatim or substantially verbatim recitation of a provision of the 2022 Notes Indenture, the 2022 Notes or the 2022 Notes Subsidiary Guarantees;

  (7)
  to evidence and provide for the acceptance and appointment under the 2022 Notes Indenture of a successor trustee pursuant to the requirements thereof;

  (8)
  to provide for the issuance of additional 2022 Notes in accordance with the limitations set forth in the 2022 Notes Indenture; or

  (9)
  to allow any Subsidiary Guarantor to execute a supplemental indenture and/or a 2022 Notes Subsidiary Guarantee with respect to the 2022 Notes.

Satisfaction and Discharge

        The 2022 Notes Indenture will be discharged and will cease to be of further effect as to the 2022 Notes issued thereunder, when:

  (1)
  either:

  (a)
  all 2022 Notes that have been authenticated, except lost, stolen or destroyed 2022 Notes that have been replaced or paid and 2022 Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

  (b)
  all 2022 Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of 2022 Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the 2022 Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

  (2)
  no Default or Event of Default under the 2022 Notes Indenture has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

  (3)
  the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under the 2022 Notes Indenture; and

  (4)
  the Company has delivered irrevocable written instructions to the Trustee under the 2022 Notes Indenture to apply the deposited money toward the payment of the 2022 Notes at maturity or the redemption date, as the case may be.

        In addition, the Company must deliver an Officer's Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the Trustee becomes a creditor of the Company or any Subsidiary Guarantor, the 2022 Notes Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if the 2022 Notes Indenture has been qualified under the Trust Indenture Act) or resign.

        The holders of a majority in principal amount of the 2022 Notes that are outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The 2022 Notes Indenture provides that, in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the 2022 Notes Indenture at the request of any holder of 2022 Notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

        "2022 Exchange Notes" means the exchange notes to be issued pursuant to the Registration Rights Agreement.

        "2022 Notes Subsidiary Guarantee" means the guarantee by each Subsidiary Guarantor of the Company's obligations under the 2022 Notes Indenture and the 2022 Notes, executed pursuant to the provisions of the 2022 Notes Indenture.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that Beneficial Ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Applicable Law" means, as to any Person, any ordinance, law, treaty, rule or regulation or any determination, ruling or other directive by and from an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property is subject.

        "Applicable 2022 Notes Premium" means, with respect to any 2022 Note on any redemption date, the greater of:

  (1)
  1.0% of the principal amount of such 2022 Note; or

  (2)
  the excess of:

  (a)
  the present value at such redemption date of (i) the redemption price of such 2022 Note at November 1, 2018 (such redemption price being set forth in the table appearing above with respect to the 2022 Notes in the section entitled "—Optional Redemption") plus (ii) all required interest payments due on such 2022 Note through November 1, 2018 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

  (b)
  the principal amount of the 2022 Note.

        "Authorized Officer" means, with respect to (i) delivering an Officer's Certificates pursuant to the 2022 Notes Indenture, the chief executive officer, the president, the chief financial officer, the treasurer, the assistant treasurer, the principal accounting officer or any other person of the Company having substantially the same responsibilities as the aforementioned officers, and (ii) any other matter in connection with the 2022 Notes Indenture, the chief executive officer, chief financial officer, treasurer, the assistant treasurer, general counsel or a responsible financial or accounting officer of the Company.

        "Bankruptcy Law" means Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended from time to time, or any similar federal or state or other law for the relief of debtors.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

  (2)
  with respect to a partnership, the Board of Directors of the general partner of the partnership;

  (3)
  with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Dynegy and its Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of Dynegy or any of its Subsidiaries, any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan and one or more Permitted Holders);

  (2)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than one or more Permitted Holders or a corporation owned directly or indirectly by the stockholders of Dynegy in substantially the same proportion as their ownership of stock of Dynegy prior to such transaction, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Dynegy, measured by voting power rather than number of shares; or

  (3)
  the first day on which a majority of the members of the Board of Directors of Dynegy are not Continuing Directors; or

  (4)
  prior to the Duke Midwest Escrow Release Date (as defined in the 2022 Notes Indenture) or the EquiPower Escrow Release Date (as defined in the 2022 Notes Indenture), as applicable, Dynegy does not directly or indirectly beneficially own 100% of the Capital Stock of Finance I (as defined herein) or Finance II (as defined herein), as applicable.

        "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who:

  (1)
  was a member of such Board of Directors on the Issue Date; or

  (2)
  was nominated for election or elected to such Board of Directors with the approval of (x) one or more Permitted Holders or (y) a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

        "Credit Agreement" means the Credit Agreement, dated as of April 23, 2013, among Dynegy, various lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Default" means any event, act or condition which with notice or lapse of time, or both, would (without cure or waiver hereunder) constitute an Event of Default.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the 2022 Notes mature.

        "Domestic Subsidiary" means any Subsidiary of Dynegy that was incorporated or organized in the United States or any state thereof or the District of Columbia.

        "Duke Midwest Assets Acquisition" means the acquisition contemplated by the Duke Midwest Purchase Agreement.

        "Duke Midwest Assets Acquisition Deadline" means August 24, 2015.

        "Duke Midwest Purchase Agreement" means the Purchase and Sale Agreement, dated as of August 21, 2014, by and among Dynegy Resource I, LLC, Duke Energy SAM, LLC and Duke Energy Commercial Enterprises, Inc.

        "Dynegy" means Dynegy Inc., a Delaware corporation, and any and all successors thereto.

        "Eligible Escrow Investments" means:

  (1)
  investments in money market funds registered under the Federal Investment Company Act of 1940, whose shares are registered under the Securities Act, and rated "AAAm" or "AAAm-G" or better by S&P and "Aaa," "Aa1" or "Aa2" by Moody's, including any such money market fund for which the Escrow Agent or any of its Affiliates serves as investment manager, administrator, shareholder servicing agent and/or custodian; and

  (2)
  deposits in a noninterest-bearing account with the Escrow Agent; provided that such account has full FDIC coverage at least through the Duke Midwest Assets Acquisition Deadlines or EquiPower Acquisition Deadline, as applicable.

        "Environmental CapEx Debt" means indebtedness of the Company or its Subsidiaries incurred for the purpose of financing Environmental Capital Expenditures.

        "Environmental Capital Expenditures" means capital expenditures deemed necessary by the Company or its Subsidiaries to comply with Environmental Laws.

        "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including without limitation any binding judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety (as such relates to exposure to Hazardous Materials) or Hazardous Materials.

        "EquiPower Acquisition" means the acquisition contemplated by the EquiPower Purchase Agreement.

        "EquiPower Acquisition Deadline" means May 11, 2015.

        "EquiPower Purchase Agreement" means each of (i) the Stock Purchase Agreement, dated as of August 21, 2014, among Dynegy Resource II, LLC, Energy Capital Partners II, LP, ("ECP II"), Energy Capital Partners II-A, LP, ("ECP II-A"), Energy Capital Partners II-B, LP, ("ECP II-B"), Energy Capital Partners II-C (Direct IP), LP, ("ECP II-C"), Energy Capital Partners II-D, LP ("ECP II-D"), Energy Capital Partners II (EquiPower Co-Invest), LP, EquiPower Resources Corp. and, solely for certain limited purposes set forth therein, each of Energy Capital Partners II-C, LP ("ECP II-C Fund"), Dynegy and the other parties party thereto and (ii) the Stock Purchase Agreement and Agreement and Plan of Merger, dated as of August 21, 2014, among Dynegy Resource III, LLC, Dynegy Resource III-A, LLC, Brayton Point Holdings, LLC, Energy Capital Partners GP II, LP, ECP II, ECP II-A, ECP II-B, ECP II-D, Energy Capital Partners II-C (Cayman), L.P. and, solely for certain limited purposes set forth therein, ECP II-C Fund, Dynegy and there other parties party thereto.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale of (1) Capital Stock of Dynegy (other than Disqualified Stock and other than to a Subsidiary of Dynegy) or (2) Capital Stock of a direct or indirect parent entity of Dynegy (other than to Dynegy or a Subsidiary of Dynegy) to the extent that the net cash proceeds therefrom are contributed to the common equity capital of Dynegy.

        "Finance I" means Dynegy Finance I, Inc., a Delaware corporation.

        "Finance II" means Dynegy Finance II, Inc., a Delaware corporation.

        "Foreign Subsidiary" of any Person means any Subsidiary of such Person that is not a Domestic Subsidiary.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided, however, that if any operating lease would be recharacterized as a capital lease due to changes in the accounting treatment of such operating leases under GAAP since the Issue Date, then solely with respect to the accounting treatment of any such lease, GAAP shall be interpreted as it was in effect on the Issue Date.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

        "Governmental Authority" means any nation or government, or any state, province, territory or other political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, or any governmental or non-governmental authority regulating the generation and/or transmission of energy, including Electric Reliability Council of Texas.

        "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants" or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

        "Issue Date" means October 27, 2014.

        "Necessary Capital Expenditures" means capital expenditures that are required by Applicable Law (other than Environmental Laws) or undertaken for health and safety reasons or to prevent catastrophic failure of a unit. The term "Necessary Capital Expenditures" does not include any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.

        "Officer's Certificate" means a certificate signed on behalf of the Company by an Authorized Officer of the Company that meets the requirements set forth in the 2022 Notes Indenture.

        "Permitted Holders" means Franklin Advisers, Inc. and one or more of its Affiliates.

        "Permitted Liens" means:

  (1)
  liens securing indebtedness in an aggregate principal amount not to exceed the greater of (a) $1.7 billion and (b) 30.0% of Total Assets (determined at the time of incurrence of such indebtedness and without giving effect to subsequent changes);

  (2)
  liens in favor of the Company or any of the Subsidiary Guarantors;

  (3)
  liens created for the benefit of (or to secure) the 2022 Notes (or the 2022 Notes Subsidiary Guarantees);

  (4)
  liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such liens were in existence (or were required to extend to such assets, including by way of an after-acquired property provision) prior to, and not incurred in contemplation of, or to finance, such acquisition;

  (5)
  liens to secure indebtedness or other obligations incurred to finance Necessary Capital Expenditures that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such indebtedness; and

  (6)
  liens to secure Environmental CapEx Debt that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Environmental CapEx Debt.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Principal Property" means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for manufacturing, processing, research, warehousing or distribution owned by the Company or any of its Subsidiaries, in each case, located within the United States, that has a book value on the date of which the determination is being made, without deduction of any depreciation reserves, exceeding 2% of Total Assets, other than any such facility that the Company reasonably determines is not material to the business of the Company and its Subsidiaries taken as a whole.

        "Registration Rights Agreement" means the registration rights agreement, dated as of October 27, 2014, among Dynegy (as successor in interest to each of Dynegy Finance I, Inc. and Dynegy

Finance II, Inc.), the Subsidiary Guarantors, and Morgan Stanley & Co. LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC and UBS Securities LLC, as representatives of certain initial purchasers.

        "Qualifying Equity Interests" means Equity Interests of Dynegy other than Disqualified Stock.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of indebtedness, the date on which the payment of interest or principal is scheduled to be paid in the documentation governing such indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Subsidiary Guarantor" means any of the Company's current and future Wholly-Owned Domestic Subsidiaries that guarantees the 2022 Notes pursuant to the provisions of the 2022 Notes Indenture, in each case, until the 2022 Notes Subsidiary Guarantee of such Person has been released in accordance with the provisions of the 2022 Notes Indenture.

        "Total Assets" means, as of any date of determination, the total consolidated assets of the Company and its Subsidiaries, determined in accordance with GAAP, as shown on the most recent publicly available balance sheet of the Company, and after giving pro forma effect to any acquisition or disposal of any property or assets consummated after the date of the applicable balance sheet and on or prior to the date of determination.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 1, 2018; provided that if the period from the redemption date to November 1, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Wholly-Owned Domestic Subsidiary" means, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

        "Wholly-Owned Subsidiary" means, as to any Person, (i) any corporation 100% of whose Capital Stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of a Foreign Subsidiary of Dynegy with respect to the preceding clauses (i) and (ii), director's qualifying shares and/or other nominal amount of shares required to be held by Persons other than the Company and its Subsidiaries under applicable law).

DESCRIPTION OF THE 2024 EXCHANGE NOTES

        We issued the 2024 Old Notes and will issue the 2024 Exchange Notes (collectively, the "2024 Notes") under an Indenture, dated as of October 27, 2014 (as amended, supplemented or modified from time to time, the "2024 Notes Indenture"), among Dynegy, as successor in interest to Dynegy Finance II, Inc., the Subsidiary Guarantors (as defined herein) and Wilmington Trust, National Association, as trustee (the "Trustee"), in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the 2024 Old Notes include those expressly set forth in the 2024 Notes Indenture and those made part of the 2024 Notes Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following description is a summary of the material provisions of the 2024 Notes Indenture. This summary does not restate the 2024 Notes Indenture in its entirety and is subject to and is qualified by reference to all of the provisions of the 2024 Notes Indenture, including the definitions of certain terms used therein. We urge you to read the 2024 Notes Indenture because it, and not this description, defines your rights as a holder of the 2024 Notes.

        Certain terms used in this description are defined in the section entitled "—Certain Definitions." Defined terms used in this description but not defined under "—Certain Definitions" have the meanings assigned to them in the 2024 Notes Indenture. In this description, the words "Dynegy," "the Company," "we" and "our" refer only to Dynegy and not to any of its subsidiaries.

        The registered holder of a 2024 Note will be treated as the owner of it for all purposes. Only registered holders of 2024 Notes will have rights under the 2024 Notes Indenture. In exchange for the 2024 Old Notes, we will issue the 2024 Exchange Notes under the 2024 Notes Indenture pursuant to this prospectus.

        All references to the 2024 Notes below refer to the 2024 Old Notes and the 2024 Exchange Notes, unless the context otherwise requires.

The 2024 Exchange Notes

        The 2024 Exchange Notes will:

  •
  be general unsecured obligations of Dynegy;

  •
  rank pari passu in right of payment with all of Dynegy's existing and future senior indebtedness;

  •
  be effectively subordinated to Dynegy's secured indebtedness, including indebtedness incurred under the Credit Agreement, to the extent of the value of the collateral securing such indebtedness;

  •
  be senior in right of payment to any of Dynegy's subordinated indebtedness; and

  •
  be unconditionally guaranteed on a joint and several basis by the Subsidiary Guarantors.

        In the exchange offer for the 2024 Notes, Dynegy will issue up to $1,250,000,000 in aggregate principal amount of 7.625% Senior Notes due 2024. The 2024 Exchange Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Additional 2024 Notes may be issued under the 2024 Notes Indenture from time to time without the consent of the existing holders of the 2024 Notes. Any additional 2024 Notes issued will have the same terms as the 2024 Notes, except for the issue date, issue price and initial interest payment date. The 2024 Notes and any additional 2024 Notes subsequently issued under the 2024 Notes Indenture will be treated as a single class for all purposes under the 2024 Notes Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of this description, references to "2024 Notes" include any additional 2024 Notes issued.

Maturity and Interest

        The 2024 Notes will mature on November 1, 2024. Interest on the 2024 Notes will accrue at the rate of 7.625% per annum and will be payable semiannually in arrears on May 1 and November 1 of each year, to the holders of record of 2024 Notes at the close of business on April 15 and October 15, respectively, immediately preceding such interest payment date.

        Interest on the 2024 Notes will accrue from the applicable date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. All references to "interest" in this description will be deemed to include any Special Interest payable pursuant to the Registration Rights Agreement.

The 2024 Notes Subsidiary Guarantees

        The 2024 Notes will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of Dynegy's current and future Wholly-Owned Domestic Subsidiaries that from time to time is a borrower or guarantor under the Credit Agreement. The obligations of each Subsidiary Guarantor under its 2024 Notes Subsidiary Guarantee will be limited as necessary to prevent such 2024 Notes Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Risks Related to the Notes—A court could cancel the guarantees of the Notes by our subsidiaries under fraudulent transfer law."

        Each Subsidiary Guarantor's guarantee of the 2024 Exchange Notes will:

  •
  be a general unsecured obligation of such Subsidiary Guarantor;

  •
  rank pari passu in right of payment with all of such Subsidiary Guarantor's existing and future senior indebtedness;

  •
  be effectively subordinated to such Subsidiary Guarantor's secured indebtedness, including such Subsidiary Guarantor's guarantee of Dynegy's obligations under the Credit Agreement, to the extent of the value of the collateral securing such indebtedness; and

  •
  be senior in right of payment to any of such Subsidiary Guarantor's subordinated indebtedness.

        A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than Dynegy or another Subsidiary Guarantor, unless immediately after giving effect to that transaction, no Default or Event of Default exists.

        The 2024 Notes Subsidiary Guarantee of a Subsidiary Guarantor will be released automatically:

  (1)
  upon the release, discharge or termination of such Subsidiary Guarantor's obligations as a borrower under the Credit Agreement or such Subsidiary Guarantor's guarantee of the Credit Agreement; or

  (2)
  upon defeasance or satisfaction and discharge of the 2024 Notes as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge."

        As of March 31, 2015, Dynegy and the Subsidiary Guarantors had an aggregate of approximately $7,211 million of indebtedness, of which $786 million was secured. Additionally, Dynegy has approximately $347 million available, net of letters of credit outstanding, for future borrowings under its revolving credit facility.

        Not all of Dynegy's subsidiaries will guarantee the 2024 Exchange Notes. The 2024 Exchange Notes will be effectively subordinated in right of payment to all liabilities of any of Dynegy's subsidiaries that does not guarantee the 2024 Exchange Notes, except to the extent that Dynegy is itself recognized as a creditor of the subsidiary, in which case its claims would still be effectively subordinated to the extent of any collateral securing such liabilities and would still be subordinated in right of payment to any indebtedness of the subsidiary senior to that held by Dynegy. As of March 31, 2015, the Subsidiary Guarantors held 34% of Dynegy's consolidated total assets. In addition, as of March 31, 2015, total operating revenues of the Subsidiary Guarantors were approximately 66% and 65% of Dynegy's consolidated operating revenues for the year ended December 31, 2014 and the three months ended March 31, 2015. See "Risk Factors—Risks Related to the Notes—Your right to receive payments on the Exchange Notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize."

Methods of Receiving Payments on the 2024 Exchange Notes

        If a holder of 2024 Exchange Notes has given wire transfer instructions to the Company, the Company will pay or cause to be paid all principal, interest and premium on that holder's 2024 Exchange Notes in accordance with those instructions. All other payments on 2024 Exchange Notes will be made at the office or agency of the paying agent and registrar unless the Company elects to make interest payments by check mailed to the Noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the 2024 Exchange Notes

        The Trustee will initially act as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the holders of the 2024 Exchange Notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange 2024 Exchange Notes in accordance with the provisions of the 2024 Notes Indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of 2024 Exchange Notes. Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any 2024 Exchange Note selected for redemption. Also, the Company is not required to transfer or exchange any 2024 Exchange Note for a period of 15 days before a selection of 2024 Exchange Notes to be redeemed.

Optional Redemption

        At any time prior to November 1, 2017, Dynegy may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2024 Notes, upon not less than 30 nor more than 60 days' notice, at a redemption price of 107.625% of the principal amount of the 2024 Notes redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the rights of holders of 2024 Notes on the relevant record date to receive interest due on the relevant interest payment date), with the proceeds of one or more Equity Offerings; provided that:

  (1)
  at least 65% of the aggregate principal amount of the 2024 Notes issued on the Issue Date (excluding 2024 Notes held by Dynegy and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

  (2)
  the redemption occurs within 90 days of the date of the closing of such Equity Offering.

        At any time prior to November 1, 2019, Dynegy may on any one or more occasions redeem all or a part of the 2024 Notes, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount of 2024 Notes redeemed, plus the Applicable 2024 Notes Premium as of, and accrued and unpaid interest, if any, to but excluding the redemption date, subject to the rights of holders of 2024 Notes on the relevant record date to receive interest due on the relevant interest payment date.

        Except pursuant to the preceding two paragraphs, the 2024 Notes will not be redeemable at Dynegy's option prior to November 1, 2019. Dynegy is not prohibited, however, from acquiring the 2024 Notes in market transactions by means other than a redemption, whether pursuant to a tender offer or otherwise.

        On or after November 1, 2019, Dynegy may on any one or more occasions redeem all or a part of the 2024 Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2024 Notes redeemed, to but excluding the applicable redemption date, if redeemed during the 12-month period beginning on May 1 of the years indicated below (subject to the rights of noteholders on the relevant record date to receive interest on the relevant interest payment date):

Year	Percentage
2019	103.813%
2020	102.542
2021	101.271%
2024 and thereafter	100.000%

Mandatory Redemption

        The Company is not required to make mandatory redemption or sinking fund payments with respect to the 2024 Notes.

Selection and Notice

        If less than all of the 2024 Exchange Notes are to be redeemed at any time, the Trustee (or registrar if other than the Trustee) will select the 2024 Exchange Notes for redemption on a pro rata basis to the extent practicable or by lot or such other similar method in accordance with the procedures of DTC, unless otherwise required by law or applicable stock exchange requirements.

        No 2024 Exchange Notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail or delivered electronically at least 30 but not more than 60 days before the redemption date to each holder of 2024 Exchange Notes to be redeemed at its registered address, except that redemption notices may be mailed or delivered electronically more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the 2024 Notes or a satisfaction and discharge of the 2024 Notes Indenture. Any redemption notice may, in the Company's discretion, be subject to the satisfaction of one or more conditions precedent. If such redemption is subject to the satisfaction of one of more conditions precedent, such notice shall state that, in the Company's discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), such redemption may not occur and such notice may be rescinded in the event that any or all of such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed.

        If any 2024 Exchange Note is to be redeemed in part only, the notice of redemption that relates to that 2024 Exchange Note will state the portion of the principal amount of that 2024 Exchange Note that is to be redeemed. A new 2024 Exchange Note in principal amount equal to the unredeemed portion of the original 2024 Exchange Note will be issued in the name of the holder of 2024 Exchange Notes upon cancellation of the original 2024 Exchange Note. 2024 Exchange Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on 2024 Exchange Notes or portions of them called for redemption.

Change of Control

        If a Change of Control occurs, each holder of 2024 Exchange Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's 2024 Exchange Notes pursuant to a change of control offer (the "Change of Control Offer") on the terms set forth in the 2024 Notes Indenture. In the Change of Control Offer, the Company will offer a payment (the "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of the 2024 Notes repurchased, plus accrued and unpaid interest, if any, on the 2024 Notes to but excluding the date of purchase, subject to the rights of Noteholders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will mail (or deliver electronically) a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase 2024 Exchange Notes on the date for payment specified in the notice (the "Change of Control Payment Date"), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered, pursuant to the procedures required by the 2024 Notes Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2024 Exchange Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the 2024 Notes Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the 2024 Notes Indenture by virtue of such compliance.

        On the Change of Control Payment Date, the Company will, to the extent lawful:

  (1)
  accept for payment all 2024 Exchange Notes or portions of 2024 Exchange Notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 2024 Exchange Notes or portions of 2024 Exchange Notes properly tendered; and

  (3)
  deliver or cause to be delivered to the Trustee the 2024 Exchange Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of 2024 Exchange Notes or portions of 2024 Exchange Notes being purchased by the Company.

        The paying agent will promptly mail to each holder of 2024 Exchange Notes properly tendered the Change of Control Payment for such 2024 Exchange Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new 2024 Exchange Note equal in principal amount to any unpurchased portion of the 2024 Exchange Notes surrendered, if any; provided that each new 2024 Exchange Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the 2024 Notes Indenture are applicable. Except as described above with respect to a Change of Control, the 2024 Notes Indenture does not contain provisions that permit the holders of the 2024 Exchange Notes to require that the Company repurchase or redeem the 2024 Exchange Notes in the event of a takeover, recapitalization or similar transaction.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the 2024 Notes Indenture applicable to a Change of Control Offer made by the Company and purchases all 2024 Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the 2024 Notes Indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price. A Change in Control Offer may be made in advance of a Change of Control, with the obligation to pay and the timing of payment conditioned upon the occurrence of a Change of Control, if a definitive agreement to effect a Change of Control is in place at the time the Change of Control Offer is made.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Subsidiaries taken as a whole. There is a limited body of case law interpreting the phrase "substantially all," and there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of 2024 Exchange Notes to require the Company to repurchase its 2024 Exchange Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Certain Covenants

Liens

        The Company will not and will not permit any Subsidiary Guarantor to, create, incur, assume or suffer to exist or become effective any mortgage, pledge or other lien (other than Permitted Liens) upon any Principal Property to secure indebtedness for borrowed money represented by notes, bonds, debentures or other evidences of indebtedness, unless all payments due under the 2024 Notes Indenture and the 2024 Notes issued thereunder are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a lien.

Merger, Consolidation or Sale of Assets

        The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

  (1)
  either (a) the Company is the surviving corporation or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if the Person is a partnership or limited liability company, then a corporation wholly-owned by such Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia that does not and will not have any material assets or operations shall become a co-issuer of the 2024 Notes pursuant to supplemental indentures duly executed by the Trustee;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the 2024 Notes Indenture, the 2024 Notes and the Registration Rights Agreement pursuant to documents in such form as are reasonably satisfactory to the Trustee; and

  (3)
  immediately after such transaction, no Default or Event of Default exists.

        In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to:

  (1)
  a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or forming a direct holding company of the Company; and

  (2)
  any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries, including by way of merger or consolidation.

Additional 2024 Notes Subsidiary Guarantees

        After the consummation of the Duke Midwest Assets Acquisition (as defined in the 2024 Notes Indenture) or the EquiPower Acquisition (as defined in the 2024 Notes Indenture), as applicable, if any Wholly-Owned Domestic Subsidiary of Dynegy other than a Subsidiary Guarantor becomes a borrower under the Credit Agreement or guarantees any indebtedness under the Credit Agreement, within 30 days thereof Dynegy shall cause such Wholly-Owned Domestic Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the 2024 Notes on the same terms and conditions as those applicable to the Subsidiary Guarantors under the 2024 Notes Indenture and will deliver to the trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered and constitute a legally valid and enforceable obligation (subject to customary qualifications and exceptions). Thereafter, such Wholly-Owned Domestic Subsidiary will be a Subsidiary Guarantor with respect to the 2024 Notes until such Wholly-Owned Domestic Subsidiary's 2024 Notes Subsidiary Guarantee with respect to the 2024 Notes is released in accordance with the 2024 Notes Indenture.

Reports

        Whether or not required by the SEC's rules and regulations, so long as any 2024 Notes are outstanding, the Company will furnish to the Trustee, within the time periods (including any extensions thereof) specified in the SEC's rules and regulations:

  (1)
  all quarterly and annual reports of Dynegy that would be required to be filed with the SEC on Forms 10-Q and 10-K if Dynegy were required to file such reports; and

  (2)
  all current reports of Dynegy that would be required to be filed with the SEC on Form 8-K if Dynegy were required to file such reports.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Dynegy's consolidated financial statements by Dynegy's independent registered public accounting firm. In addition, after the consummation of the Duke Midwest Assets Acquisition or the EquiPower Acquisition, as applicable, the Company will file (or will cause to be filed) a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing). To the extent such filings are made with the SEC, the reports will be deemed to have been furnished to the Trustee and holders of 2024 Notes. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings.

        If, notwithstanding the foregoing, the SEC will not accept Dynegy's filings for any reason, the Company will (i) post (or cause to be posted) the reports referred to in the first paragraph of this covenant on Dynegy's website with no password protection within the time periods that would apply if Dynegy were required to file those reports with the SEC, (ii) not later than ten business days after the time Dynegy posts its quarterly and annual reports on its website, hold (or cause to be held) a quarterly conference call to discuss the information contained in such reports and (iii) no fewer than two business days prior to the date of the conference call required to be held in accordance with clause (ii) above, issue (or cause to be issued) a press release to appropriate U.S. wire services announcing the time and date of such conference call and either including all information necessary to access the call or directing the holders or beneficial owners of, and prospective investors in, the 2024 Notes and securities analysts and market makers to contact an individual at Dynegy (for whom contact information shall be provided in such press release) to obtain the information on how to access such conference call.

        In addition, the Company agrees that, for so long as any 2024 Notes remain outstanding, at any time it is not required to file the reports required by the preceding paragraphs with the SEC, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

        Each of the following is an "Event of Default":

  (1)
  default for 30 days in the payment when due of interest on the 2024 Notes;

  (2)
  default in payment when due of the principal of, or premium, if any, on the 2024 Notes;

  (3)
  failure by the Company or a Subsidiary Guarantor to comply with any covenant in the 2024 Notes Indenture (other than a default specified in clause (1) or (2) above) for 60 days after written notice by the Trustee or holders of at least 25% in principal amount of the 2024 Notes;

  (4)
  default under any document evidencing any indebtedness for borrowed money by the Company (or Dynegy prior to the consummation of the Duke Midwest Assets Acquisition or the EquiPower Acquisition, as applicable) or any Subsidiary Guarantor, whether such indebtedness now exists or is created after the Issue Date, if that default:

  (a)
  is caused by a failure to pay principal when due at final (and not any interim) maturity on or prior to the expiration of any grace period provided in such indebtedness (a "Payment Default"); or

  (b)
  results in the acceleration of such indebtedness prior to its express maturity (without such acceleration having been rescinded, annulled or otherwise cured),

    and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (without such acceleration having been rescinded, annulled or otherwise cured), aggregates $100.0 million or more; provided that this clause (4) shall not apply to (i) secured indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such indebtedness and (ii) any indebtedness that is required to be converted into Qualifying Equity Interests upon the occurrence of certain designated events so long as no payments in cash or otherwise are required to be made in accordance with such conversion);

  (5)
  except as permitted by the 2024 Notes Indenture, any 2024 Notes Subsidiary Guarantees of any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary shall be held in any final and non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with its terms) to be in full force and effect or any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary, or any Person acting on behalf of any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary, shall deny or disaffirm in writing its or their obligations under its or their 2024 Notes Subsidiary Guarantees; and

  (6)
  (a) a court of competent jurisdiction (i) enters an order or decree under any Bankruptcy Law that is for relief against the Company (or Dynegy prior to the consummation of the Duke Midwest Assets Acquisition or the EquiPower Acquisition, as applicable), any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary in an involuntary case; (ii) appoints a custodian for all or substantially all of the property of the Company (or Dynegy prior to the consummation of the Duke Midwest Assets Acquisition or the EquiPower Acquisition, as applicable), any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary; or (iii) orders the liquidation of the Company (or Dynegy prior to the consummation of the Duke Midwest Assets Acquisition or the EquiPower Acquisition, as applicable), any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary and, in each of clauses (i), (ii) or (iii), the order, appointment or decree remains unstayed and in effect for at least 60 consecutive days; or (b) the Company (or Dynegy prior to the consummation of the Duke Midwest Assets Acquisition or the EquiPower Acquisition, as applicable), any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors.

        In the case of an Event of Default pursuant to clause (6) of the previous paragraph, the 2024 Notes that are outstanding will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the 2024 Notes that are outstanding may declare all the 2024 Notes to be due and payable immediately.

        Subject to certain limitations, holders of a majority in principal amount of the 2024 Notes that are then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the 2024 Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

        In case an Event of Default occurs and is continuing under the 2024 Notes Indenture, the Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any holders of the 2024 Notes unless such holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a 2024 Note may pursue any remedy with respect to the 2024 Notes Indenture unless:

  (1)
  such holder has previously given the Trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in aggregate principal amount of the 2024 Notes that are then outstanding have requested the Trustee to pursue the remedy;

  (3)
  such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

  (5)
  holders of a majority in aggregate principal amount of the 2024 Notes that are then outstanding have not given the Trustee a direction inconsistent with such request within such 60-day period.

        The holders of a majority in aggregate principal amount of the 2024 Notes then outstanding by notice to the Trustee may, on behalf of the holders of the 2024 Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the 2024 Notes Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the 2024 Notes.

        The Company is required to deliver to the Trustee annually a statement regarding compliance with the 2024 Notes Indenture. Upon becoming aware of any Default or Event of Default, Dynegy is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the 2024 Notes, the 2024 Notes Indenture or the 2024 Notes Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of 2024 Notes by accepting a 2024 Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2024 Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the 2024 Notes that are outstanding and all obligations of the Subsidiary Guarantors of such 2024 Notes discharged with respect to their 2024 Notes Subsidiary Guarantees ("Legal Defeasance") except for:

  (1)
  the rights of holders of the 2024 Notes that are then outstanding to receive payments in respect of the principal of, or interest or premium on such 2024 Notes when such payments are due from the trust referred to below;

  (2)
  the Company's obligations with respect to the 2024 Notes concerning issuing temporary 2024 Notes, registration of 2024 Notes, mutilated, destroyed, lost or stolen 2024 Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the Trustee, and the Company's and the Subsidiary Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the 2024 Notes Indenture.

        In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Subsidiary Guarantors released with respect to certain covenants (including the Company's obligation to make Change of Control Offers) that are described in the 2024 Notes Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the 2024 Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described in the section entitled "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the 2024 Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the 2024 Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium on the 2024 Notes that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether such 2024 Notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Company has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the 2024 Notes that are then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Company has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the 2024 Notes that are then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default with respect to the 2024 Notes has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the 2024 Notes Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

  (6)
  the Company must deliver to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the 2024 Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

  (7)
  the Company must deliver to the Trustee an Officer's Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the 2024 Notes Indenture, the 2024 Notes and the 2024 Notes Subsidiary Guarantees may be amended or supplemented with the consent of the holders of a majority in principal amount of the 2024 Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the 2024 Notes), and any existing default or compliance with any provision of the 2024 Notes Indenture, the 2024 Notes or the 2024 Notes Subsidiary Guarantees may be waived with the consent of the holders of a majority in principal amount of the 2024 Notes that are then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the 2024 Notes).

        Without the consent of each holder of the 2024 Notes, an amendment or waiver may not (with respect to the 2024 Notes held by a non-consenting holder):

  (1)
  reduce the principal amount of the 2024 Notes whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of the 2024 Notes or alter the provisions with respect to the redemption of the 2024 Notes (other than provisions relating to the covenant described above in the section entitled "—Change of Control" and provisions relating to the number of days of notice to be given in the event of a redemption);

  (3)
  reduce the rate of or change the time for payment of interest on the 2024 Note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium on the 2024 Notes (except a rescission of acceleration of the 2024 Notes by the holders of a majority in aggregate principal amount of the 2024 Notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any such 2024 Note payable in currency other than that stated in the 2024 Notes;

  (6)
  make any change in the provisions of the 2024 Notes Indenture relating to waivers of past Defaults or the rights of holders of the 2024 Notes to receive payments of principal of, or interest or premium on the 2024 Notes;

  (7)
  waive a redemption payment with respect to any 2024 Note (other than a payment required by the covenant described above in the section entitled "—Change of Control"); or

  (8)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of the 2024 Notes, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the 2024 Notes Indenture, the 2024 Notes and the 2024 Notes Subsidiary Guarantees:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for the uncertificated 2024 Notes in addition to or in place of the certificated 2024 Notes;

  (3)
  to provide for the assumption of the Company's or a Subsidiary Guarantor's obligations to holders of the 2024 Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Subsidiary Guarantor's assets;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of the 2024 Notes or that does not adversely affect the legal rights under the 2024 Notes Indenture of any such holder;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the 2024 Notes Indenture under the Trust Indenture Act;

  (6)
  to conform the text of the 2024 Notes Indenture or the 2024 Notes to any provision of the "Description of the Notes" section of the confidential offering memorandum of Dynegy, dated October 10, 2014, relating to the initial offering of the 2024 Old Notes to the extent that such provision in that "Description of the Notes" was intended to be a verbatim or substantially verbatim recitation of a provision of the 2024 Notes Indenture, the 2024 Notes or the 2024 Notes Subsidiary Guarantees;

  (7)
  to evidence and provide for the acceptance and appointment under the 2024 Notes Indenture of a successor trustee pursuant to the requirements thereof;

  (8)
  to provide for the issuance of additional 2024 Notes in accordance with the limitations set forth in the 2024 Notes Indenture; or

  (9)
  to allow any Subsidiary Guarantor to execute a supplemental indenture and/or a 2024 Notes Subsidiary Guarantee with respect to the 2024 Notes.

Satisfaction and Discharge

        The 2024 Notes Indenture will be discharged and will cease to be of further effect as to the 2024 Notes issued thereunder, when:

  (1)
  either:

  (a)
  all 2024 Notes that have been authenticated, except lost, stolen or destroyed 2024 Notes that have been replaced or paid and 2024 Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

  (b)
  all 2024 Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of 2024 Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the 2024 Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

  (2)
  no Default or Event of Default under the 2024 Notes Indenture has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

  (3)
  the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under the 2024 Notes Indenture; and

  (4)
  the Company has delivered irrevocable written instructions to the Trustee under the 2024 Notes Indenture to apply the deposited money toward the payment of the 2024 Notes at maturity or the redemption date, as the case may be.

        In addition, the Company must deliver an Officer's Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the Trustee becomes a creditor of the Company or any Subsidiary Guarantor, the 2024 Notes Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if the 2024 Notes Indenture has been qualified under the Trust Indenture Act) or resign.

        The holders of a majority in principal amount of the 2024 Notes that are outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The 2024 Notes Indenture provides that, in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the 2024 Notes Indenture at the request of any holder of 2024 Notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

        "2024 Exchange Notes" means the exchange notes to be issued pursuant to the Registration Rights Agreement.

        "2024 Notes Subsidiary Guarantee" means the guarantee by each Subsidiary Guarantor of the Company's obligations under the 2024 Notes Indenture and the 2024 Notes, executed pursuant to the provisions of the 2024 Notes Indenture.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that Beneficial Ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Applicable Law" means, as to any Person, any ordinance, law, treaty, rule or regulation or any determination, ruling or other directive by and from an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property is subject.

        "Applicable 2024 Notes Premium" means, with respect to any 2024 Note on any redemption date, the greater of:

  (1)
  1.0% of the principal amount of such 2024 Note; or

  (2)
  the excess of:

  (a)
  the present value at such redemption date of (i) the redemption price of such 2024 Note at November 1, 2019 (such redemption price being set forth in the table appearing above with respect to the 2024 Notes in the section entitled "—Optional Redemption") plus (ii) all required interest payments due on such 2024 Note through November 1, 2019 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

  (b)
  the principal amount of the 2024 Note.

        "Authorized Officer" means, with respect to (i) delivering an Officer's Certificates pursuant to the 2024 Notes Indenture, the chief executive officer, the president, the chief financial officer, the treasurer, the assistant treasurer, the principal accounting officer or any other person of the Company having substantially the same responsibilities as the aforementioned officers, and (ii) any other matter in connection with the 2024 Notes Indenture, the chief executive officer, chief financial officer, treasurer, the assistant treasurer, general counsel or a responsible financial or accounting officer of the Company.

        "Bankruptcy Law" means Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended from time to time, or any similar federal or state or other law for the relief of debtors.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

  (2)
  with respect to a partnership, the Board of Directors of the general partner of the partnership;

  (3)
  with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Dynegy and its Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of Dynegy or any of its Subsidiaries, any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan and one or more Permitted Holders);

  (2)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than one or more Permitted Holders or a corporation owned directly or indirectly by the stockholders of Dynegy in substantially the same proportion as their ownership of stock of Dynegy prior to such transaction, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Dynegy, measured by voting power rather than number of shares; or

  (3)
  the first day on which a majority of the members of the Board of Directors of Dynegy are not Continuing Directors; or

  (4)
  prior to the Duke Midwest Escrow Release Date (as defined in the 2024 Notes Indenture) or the EquiPower Escrow Release Date (as defined in the 2024 Notes Indenture), as applicable, Dynegy does not directly or indirectly beneficially own 100% of the Capital Stock of Finance I (as defined herein) or Finance II (as defined herein), as applicable.

        "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who:

  (1)
  was a member of such Board of Directors on the Issue Date; or

  (2)
  was nominated for election or elected to such Board of Directors with the approval of (x) one or more Permitted Holders or (y) a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

        "Credit Agreement" means the Credit Agreement, dated as of April 23, 2013, among Dynegy, various lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Default" means any event, act or condition which with notice or lapse of time, or both, would (without cure or waiver hereunder) constitute an Event of Default.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the 2024 Notes mature.

        "Domestic Subsidiary" means any Subsidiary of Dynegy that was incorporated or organized in the United States or any state thereof or the District of Columbia.

        "Duke Midwest Assets Acquisition" means the acquisition contemplated by the Duke Midwest Purchase Agreement.

        "Duke Midwest Assets Acquisition Deadline" means August 24, 2015.

        "Duke Midwest Purchase Agreement" means the Purchase and Sale Agreement, dated as of August 21, 2014, by and among Dynegy Resource I, LLC, Duke Energy SAM, LLC and Duke Energy Commercial Enterprises, Inc.

        "Dynegy" means Dynegy Inc., a Delaware corporation, and any and all successors thereto.

        "Eligible Escrow Investments" means:

  (1)
  investments in money market funds registered under the Federal Investment Company Act of 1940, whose shares are registered under the Securities Act, and rated "AAAm" or "AAAm-G" or better by S&P and "Aaa," "Aa1" or "Aa2" by Moody's, including any such money market fund for which the Escrow Agent or any of its Affiliates serves as investment manager, administrator, shareholder servicing agent and/or custodian; and

  (2)
  deposits in a noninterest-bearing account with the Escrow Agent; provided that such account has full FDIC coverage at least through the Duke Midwest Assets Acquisition Deadlines or EquiPower Acquisition Deadline, as applicable.

        "Environmental CapEx Debt" means indebtedness of the Company or its Subsidiaries incurred for the purpose of financing Environmental Capital Expenditures.

        "Environmental Capital Expenditures" means capital expenditures deemed necessary by the Company or its Subsidiaries to comply with Environmental Laws.

        "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including without limitation any binding judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety (as such relates to exposure to Hazardous Materials) or Hazardous Materials.

        "EquiPower Acquisition" means the acquisition contemplated by the EquiPower Purchase Agreement.

        "EquiPower Acquisition Deadline" means May 11, 2015.

        "EquiPower Purchase Agreement" means each of (i) the Stock Purchase Agreement, dated as of August 21, 2014, among Dynegy Resource II, LLC, Energy Capital Partners II, LP, ("ECP II"), Energy Capital Partners II-A, LP, ("ECP II-A"), Energy Capital Partners II-B, LP, ("ECP II-B"), Energy Capital Partners II-C (Direct IP), LP, ("ECP II-C"), Energy Capital Partners II-D, LP ("ECP II-D"), Energy Capital Partners II (EquiPower Co-Invest), LP, EquiPower Resources Corp. and, solely for certain limited purposes set forth therein, each of Energy Capital Partners II-C, LP ("ECP II-C Fund"), Dynegy and the other parties party thereto and (ii) the Stock Purchase Agreement and Agreement and Plan of Merger, dated as of August 21, 2014, among Dynegy Resource III, LLC, Dynegy Resource III-A, LLC, Brayton Point Holdings, LLC, Energy Capital Partners GP II, LP, ECP II, ECP II-A, ECP II-B, ECP II-D, Energy Capital Partners II-C (Cayman), L.P. and, solely for certain limited purposes set forth therein, ECP II-C Fund, Dynegy and there other parties party thereto.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale of (1) Capital Stock of Dynegy (other than Disqualified Stock and other than to a Subsidiary of Dynegy) or (2) Capital Stock of a direct or indirect parent entity of Dynegy (other than to Dynegy or a Subsidiary of Dynegy) to the extent that the net cash proceeds therefrom are contributed to the common equity capital of Dynegy.

        "Finance I" means Dynegy Finance I, Inc., a Delaware corporation.

        "Finance II" means Dynegy Finance II, Inc., a Delaware corporation.

        "Foreign Subsidiary" of any Person means any Subsidiary of such Person that is not a Domestic Subsidiary.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided, however, that if any operating lease would be recharacterized as a capital lease due to changes in the accounting treatment of such operating leases under GAAP since the Issue Date, then solely with respect to the accounting treatment of any such lease, GAAP shall be interpreted as it was in effect on the Issue Date.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

        "Governmental Authority" means any nation or government, or any state, province, territory or other political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, or any governmental or non-governmental authority regulating the generation and/or transmission of energy, including Electric Reliability Council of Texas.

        "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants" or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

        "Issue Date" means October 27, 2014.

        "Necessary Capital Expenditures" means capital expenditures that are required by Applicable Law (other than Environmental Laws) or undertaken for health and safety reasons or to prevent catastrophic failure of a unit. The term "Necessary Capital Expenditures" does not include any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.

        "Officer's Certificate" means a certificate signed on behalf of the Company by an Authorized Officer of the Company that meets the requirements set forth in the 2024 Notes Indenture.

        "Permitted Holders" means Franklin Advisers, Inc. and one or more of its Affiliates.

        "Permitted Liens" means:

  (1)
  liens securing indebtedness in an aggregate principal amount not to exceed the greater of (a) $1.7 billion and (b) 30.0% of Total Assets (determined at the time of incurrence of such indebtedness and without giving effect to subsequent changes);

  (2)
  liens in favor of the Company or any of the Subsidiary Guarantors;

  (3)
  liens created for the benefit of (or to secure) the 2024 Notes (or the 2024 Notes Subsidiary Guarantees);

  (4)
  liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such liens were in existence (or were required to extend to such assets, including by way of an after-acquired property provision) prior to, and not incurred in contemplation of, or to finance, such acquisition;

  (5)
  liens to secure indebtedness or other obligations incurred to finance Necessary Capital Expenditures that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such indebtedness; and

  (6)
  liens to secure Environmental CapEx Debt that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Environmental CapEx Debt.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Principal Property" means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for manufacturing, processing, research, warehousing or distribution owned by the Company or any of its Subsidiaries, in each case, located within the United States, that has a book value on the date of which the determination is being made, without deduction of any depreciation reserves, exceeding 2% of Total Assets, other than any such facility that the Company reasonably determines is not material to the business of the Company and its Subsidiaries taken as a whole.

        "Registration Rights Agreement" means the registration rights agreement, dated as of October 27, 2014, among Dynegy (as successor in interest to each of Dynegy Finance I, Inc. and Dynegy

Finance II, Inc.), the Subsidiary Guarantors, and Morgan Stanley & Co. LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC and UBS Securities LLC, as representatives of certain initial purchasers.

        "Qualifying Equity Interests" means Equity Interests of Dynegy other than Disqualified Stock.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of indebtedness, the date on which the payment of interest or principal is scheduled to be paid in the documentation governing such indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Subsidiary Guarantor" means any of the Company's current and future Wholly-Owned Domestic Subsidiaries that guarantees the 2024 Notes pursuant to the provisions of the 2024 Notes Indenture, in each case, until the 2024 Notes Subsidiary Guarantee of such Person has been released in accordance with the provisions of the 2024 Notes Indenture.

        "Total Assets" means, as of any date of determination, the total consolidated assets of the Company and its Subsidiaries, determined in accordance with GAAP, as shown on the most recent publicly available balance sheet of the Company, and after giving pro forma effect to any acquisition or disposal of any property or assets consummated after the date of the applicable balance sheet and on or prior to the date of determination.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 1, 2019; provided that if the period from the redemption date to November 1, 2019 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Wholly-Owned Domestic Subsidiary" means, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

        "Wholly-Owned Subsidiary" means, as to any Person, (i) any corporation 100% of whose Capital Stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of a Foreign Subsidiary of Dynegy with respect to the preceding clauses (i) and (ii), director's qualifying shares and/or other nominal amount of shares required to be held by Persons other than the Company and its Subsidiaries under applicable law).

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        The exchange of Old Notes for Exchange Notes in the Exchange Offers will not result in a taxable event for U.S. federal income tax purposes. Accordingly, you will not recognize any income, gain or loss as a result of exchanging your Old Notes for Exchange Notes in the Exchange Offers. Your holding period for an Exchange Note will include the holding period of the Old Note exchanged therefor, and your tax basis in the Exchange Note will be the same as your tax basis in the Old Note immediately before the exchange.

        Persons considering the exchange of Old Notes for Exchange Notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) is declared effective and (ii) the date on which broker-dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until October 14, 2015, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of Exchange Notes by brokers-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which broker-dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities, we will promptly send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the Exchange Offers (including the reasonable and documented expenses of one counsel for the holder of the Old Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The validity of the Exchange Notes and the related guarantees was passed upon for us by White & Case LLP, New York, New York, as to New York law. The validity of the Exchange Notes and the related guarantees was passed upon for us by Locke Lord, LLP, Houston, Texas, as to certain matters of Texas law, Locke Lord, LLP, Chicago, Illinois, as to certain matters of Illinois law and Locke Lord, LLP, Boston Massachusetts, as to certain matters of Massachusetts law. The validity of the Exchange Notes and the related guarantees was passed upon for us by Richards, Layton & Finger, P.A., Wilmington, Delaware, as to certain matters of Delaware law. The validity of the Exchange Notes and the related guarantees was passed upon for us by McDonald Hopkins, LLC, Columbus, Ohio, as to certain matters of Ohio law. The validity of the Exchange Notes and the related guarantees was passed upon for us by Hunton & Williams LLP, Richmond, Virginia, as to certain matters of Virginia law.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        The audited historical financial statements of AER included in "Annex A: Financial Statements Related to AER" of Dynegy Inc.'s registration statement on Form S-3ASR dated October 2, 2013, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The combined financial statements of the Midwest Generation Business of Duke Energy Corporation as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, incorporated by reference in this prospectus and appearing as Exhibit 99.1 in our Current Report on Form 8-K, dated April 9, 2015, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an emphasis-of-matter paragraph relating to certain income and expense allocations), which is incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The combined financial statements of EquiPower Resources Corp. and Subsidiaries and Brayton Point Holdings, LLC and Subsidiary as of and for the years ended December 31, 2014, 2013 and 2012, incorporated by reference in this prospectus and appearing as Exhibit 99.2 in our Current Report on Form 8-K, dated April 9, 2015, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is also incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We and the Subsidiary Guarantors have filed a registration statement on Form S-4 under the Securities Act with the SEC with respect to the Exchange Notes. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto. For further information about us and the Exchange Notes, reference is made to the registration statement and the exhibits and any schedules filed therewith and the documents incorporated by reference herein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

        We file annual, quarterly and current reports, proxy and registration statements and other information with the SEC. You may read and copy any reports, statements or other information that we file, including the registration statement, of which this prospectus forms a part, the exhibits and schedules filed with it, and the information incorporated by reference herein, without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC on the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

        If for any reason we are not required to comply with the rules and regulations of the SEC we are still required under the Indentures to furnish the holders of the Notes with the information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act to the extent provided in the Indentures. See "Description of the 2019 Exchange Notes—Certain Covenants—Reports," "Description of the 2022 Exchange Notes—Certain Covenants—Reports" and "Description of the 2024 Exchange Notes—Certain Covenants—Reports." In addition, we have agreed that, for so long as any Notes remain outstanding, we will furnish to the holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered by Rule 144A(d)(4) under the Securities Act.

Offer to Exchange
$2,100,000,000
6.75% Senior Notes due 2019
and
Offer to Exchange
$1,750,000,000
7.375% Senior Notes due 2022
and
Offer to Exchange
$1,250,000,000
7.625% Senior Notes due 2024

Dynegy Inc.

PROSPECTUS

July 17, 2015